Investment Company Act File No. 811-23158

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM N-2

(CHECK APPROPRIATE BOX OR BOXES)

[  ] REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
[x] Amendment No. 1

MANDATORY EXCHANGEABLE TRUST

(Exact name of Registrant as specified in Charter)
Donald J. Puglisi, Managing Trustee
850 Library Avenue, Suite 204
Newark, DE 19711

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code:  (302) 738-6680

_________________________

Donald J. Puglisi, Managing Trustee
c/o Puglisi & Associates
850 Library Avenue, Suite 204

Newark, DE 19711
(Name and address of agent for service)

Copy To:
Wendell M. Faria, Esq.
Paul Hastings LLP
875 15th Street, N.W.
 Washington, D.C. 20005

It is proposed that this filing will become effective (check the appropriate box):

[x] Immediately upon filing pursuant to Rule 486(b) under the Securities Act

LEGAL_US_E #123946067.3

EXPLANATORY NOTE

This Amendment No. 1 to the registration statement of Mandatory Exchangeable Trust (the “Registrant” or the “Trust”) has been filed by Registrant pursuant to Rule 486(b) of Regulation C under the Securities Act of 1933, as amended (the “Securities Act”). None of the Securities issued by the Registrant (“Securities”), the American depositary shares (“ADSs”) with respect to the ordinary shares, par value $0.000025 per share, in the share capital of Alibaba Group Holdings Limited (“Ordinary Shares”) issuable upon exchange therefor, or the Ordinary Shares represented thereby have been registered under the Securities Act, and they have been offered and sold only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. The Securities may not be offered, sold, pledged or otherwise transferred except (A)(i) to a person whom the investor reasonably believes is a qualified institutional buyer acquiring for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) to an institutional investor that is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act, in a transaction exempt from the registration requirements of the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, and (B) in accordance with all applicable securities laws of the states of the United States and other jurisdictions. This Amendment No. 1 of the Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any Security in the Registrant.

LEGAL_US_E #123946067.3

CONTENTS OF REGISTRATION STATEMENT

This Registration Statement contains the following documents:

Facing Sheet
Explanatory Note
Contents of Registration Statement
Part A
Part B
Part C
Signature Page
Exhibits
 Annex A

PART A

Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to paragraph 3 of Instruction G of the General Instructions to Form N-2.

Terms used in Part A but not defined herein are included in the Glossary.  See Glossary.

ITEM 3.          FEE TABLE AND SYNOPSIS.

Investor Transaction Expenses
Maximum Initial Purchaser Compensation (as a percentage of Initial Offering Price)(a)	1.25%
Dividend Reinvestment and Cash Purchase Plan Fees	N/A
Annual Expenses (as a percentage of the Trust’s net assets)
Dividend Reinvestment and Cash Purchase Plan Fees	N/A
Management Fees(b)	0%
Other Expenses(c)	0%
Total Annual Expenses(c)	0%

(a)          The Trust paid Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as representatives of the initial purchasers listed on Schedule 1 of the Purchase Agreement (the “Initial Purchasers”), dated June 1, 2016, among the Trust, West Raptor Holdings, LLC, a Delaware limited liability company (the “Shareholder”), Softbank Group Corp., a Japanese stock company and parent of the Shareholder (“Shareholder Parent” or “Shareholder Ultimate Parent”), and Deutsche Bank Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the Initial Purchasers, $1.25 for each Security sold in the offering.  This amount was effectively borne by the Shareholder because the amount paid to the Shareholder under the Contract was reduced by the aggregate discount.

(b)          The Trust is internally managed by its Trustees; consequently, there are no separate investment advisory fees paid by the Trust.  U.S. Bank National Association serves as the administrator of the Trust.

LEGAL_US_E #123946067.3

(c)          The Shareholder paid the organizational costs of the Trust in the amount of $25,000, compensation and expenses payable to the Trust’s administrator, custodian, collateral agent and paying agent in the amount of $465,000 and approximately $300,000 in costs in connection with the offering of the Securities, for a total of $790,000 (an estimated $263,333 of which would be allocated to each year of the Trust’s existence).  The Shareholder also pays ongoing expenses of the Trust, estimated to be approximately $440,000 (or approximately $146,667 on an annualized basis) over the term of the Trust, as well as any unanticipated operating expenses of the Trust.  Absent these arrangements, the Trust’s ‘Total Annual Expenses” would be approximately 0.00270% of the Trust’s net assets.

The following example, which shows the expenses on a $10,000 investment which would be paid by an investor in the Trust, assuming a 5% annual return, is for illustrative purposes only.  The assumption of a 5% annual return does not accurately reflect the terms of participating as an investor in the Trust, and the Trust does not permit holders of its Securities to reinvest the distributions on the Securities:

	1 Year	3 Years
You would bear the following expenses on a $10,000 investment, assuming (1) no annual expenses and (2) a 5% annual return throughout the period	$125	$125

ITEM 8.          GENERAL DESCRIPTION OF THE REGISTRANT.

The Trust is a recently organized New York trust that is registered as a closed-end, non-diversified investment company under the Investment Company Act.  It was formed on May 20, 2016 under a trust agreement, which was amended and restated on June 1, 2016 in connection with the offering of Securities.  The Trust has a finite term and exists only to offer and sell the Securities and to invest in U.S. Treasury securities and the Contract described herein.

The Trust’s Securities are not registered under the Securities Act, and they are offered and sold only to qualified institutional buyers in reliance on Rule 144A under the Securities Act (“holders”).  The Securities are not transferable except (A)(i) to a person who the investor reasonably believes is a qualified institutional buyer acquiring for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) to an institutional investor that is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act, in a transaction exempt from the registration requirements of the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, and (B) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

The Trust’s Investment Objective, Policies and Restrictions; Fundamental Policies

The Trust’s investment objective is to give the holder of each Security a quarterly cash distribution of $1.4375 (or $1.2938 on September 1, 2016) and, on the Exchange Date, a number of ADSs between the Minimum Exchange Rate and the Maximum Exchange Rate or, subject to certain conditions, cash in U.S. dollars in an amount equal to the value of such number of ADSs (or a combination thereof).  The number and amount of ADSs, other Exchange Property and/or cash that a holder will receive in exchange for a single Security will vary, depending on the Daily VWAP of the ADSs (or the Then-Current Value of other Exchange Property, as applicable) over the 20 Trading Day period beginning on, and including, the 24th Scheduled Trading Day immediately preceding June 1, 2019 (the “Observation Period”).  The value of the ADSs, other Exchange Property and/or cash that will be received by a holder under the Securities may be more or less than the amount the holder paid for the Securities.

LEGAL_US_E #123946067.3

To achieve its investment objective, the Trust has used the net proceeds of the Securities to buy and hold:

•	a portfolio of stripped U.S. Treasury securities that will mature during each quarter through June 1, 2019; and

•	the Contract.

The Trust has adopted the following fundamental policies:

•	the Trust will invest at least 70% of its total assets in the Contract (as measured at the pricing date of the Securities offered hereby);

•	the Contract may not be disposed of during the term of the Trust;

•	the stripped U.S. Treasury securities held by the Trust may not be disposed of before the earliest of their respective maturities, the occurrence of one or more Special Accelerations or Optional Accelerations as described below under “—Special Acceleration” and “—Optional Acceleration,” respectively, the occurrence of a Collateral Event Acceleration, the occurrence of a Special Collateral Event Acceleration and the termination of the Trust; and

•	the Trust may not: purchase or hold any securities or instruments other than the stripped U.S. Treasury securities, the Contract and the ADSs or other property received pursuant to the Contract and/or Collateral Agreement; issue any securities or instruments, including senior securities, except for the Securities and securities issued to the settlor; concentrate its investments in a particular industry or group of industries, except for its investment in the Contract; make short sales or purchases on margin; write put or call options; borrow money; underwrite securities; purchase or sell real estate, commodities or commodities contracts; make loans (other than the purchase of stripped U.S. Treasury securities as described in this registration statement); vary the investments held by the Trust; or take any action that would or could cause the Trust not to be a “grantor trust” for purposes of the U.S. federal income tax laws.

LEGAL_US_E #123946067.3

The foregoing investment objective and policies are fundamental policies of the Trust that may not be changed without the approval of holders of the lesser of (i) 67% of the total number of the Securities represented at a meeting at which more than 50% of the total outstanding Securities are represented, and (ii) more than 50% of the total outstanding Securities.

The Company and the ADS

Alibaba Group Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), primarily through its subsidiaries and variable interest entities, is principally engaged in online and mobile commerce through offering of products, services and technology that enable merchants, brands and other businesses to transform the way they market, sell and operate in the People’s Republic of China and internationally.  The Company’s ADSs are listed on the NYSE under the symbol “BABA.”

Holders of Securities are not entitled to any rights with respect to the ADSs or Ordinary Shares represented thereby (including voting rights and rights to receive dividends or other distributions on the ADSs or Ordinary Shares represented thereby) unless and until they actually receive ADSs (and/or Exchange Property, including such dividends or after distributions) in exchange for the Securities.

The Company is subject to the information reporting requirements of the Exchange Act and files annual reports on Form 20-F, reports on Form 6-K and other information with the SEC.  Annex A hereto (including the documents incorporated by reference therein) describes the Company, the ADSs and the Ordinary Shares.  The Company is not affiliated with the Trust and has not received any of the proceeds from the sales of the Securities.  Information furnished to or filed with the SEC by the Company under the Exchange Act may be located by reference to the Company’s SEC Central Index Key (CIK) number 0001577552, or the Company’s SEC file number 001-36614, through the website at www.sec.gov. Neither the Trust nor the Shareholder makes any representation that those publicly available documents or any other publicly available information regarding the Company is accurate or complete.  Annex A is not incorporated by reference herein or in any way made a part of this registration statement.

The Contract

The Trust has entered into a Contract with the Shareholder obligating the Shareholder to deliver to the Trust on the Business Day immediately preceding the Exchange Date the number of ADSs (and the amount of each other type of Exchange Property, if applicable) that is equal to the Exchange Amount determined in the manner described below for all Securities outstanding on the Exchange Date.  The Exchange Property will initially consist of ADSs, and the aggregate initial number of ADSs underlying the Contract will equal the product of (i) the total number of Securities sold in the offering (including any Securities sold upon any exercise by the Initial Purchasers of their option to purchase additional Securities) and (ii) the Maximum Exchange Rate.  The Shareholder’s delivery obligation may be accelerated under certain circumstances, in whole or in part, as described below under “—Special Acceleration,” “—Optional Acceleration” and “—Collateral Arrangements; Acceleration upon Default by the Shareholder.” As described below under “—Cash Settlement,” the Shareholder may also elect to deliver cash, in whole or part, instead of ADSs (or other Exchange Property, if applicable).

LEGAL_US_E #123946067.3

The aggregate purchase price that the Trust paid under the Contract at the initial closing of the offering was an amount equal to the net proceeds from the offering received on such date less the aggregate costs to purchase the stripped U.S. Treasury securities and certain other expenses of the Trust.  The aggregate purchase price that the Trust paid under the Contract with respect to the portion of the Contract related to the Securities sold under the Initial Purchaser’s option to purchase additional Securities was an amount equal to the net proceeds received on such date from the sale of those additional Securities less the aggregate costs to purchase additional stripped U.S. Treasury securities.

The Shareholder and any company of which the Shareholder is a direct or indirect wholly owned subsidiary or any direct or indirect wholly owned subsidiary of any such company (together, the “Shareholder Group”) may from time to time repurchase Securities in open market purchases or negotiated transactions without giving prior notice to holders.  Shareholder Ultimate Parent will issue a press release within one Business Day of any such purchase of any Security by any member of the Shareholder Group, announcing the purchase.  The Shareholder has agreed that any Security so purchased by it, and Shareholder Ultimate Parent has agreed that any Security so purchased by any member of the Shareholder Group (other than the Shareholder), will be delivered to the Trust for cancellation no later than two Trading Days following the date on which the press release announcing the purchase is issued by Shareholder Ultimate Parent.  Any such cancellation will take place on the third Trading Day following such press release.  The Trust will be required, promptly after any such delivery of repurchased Securities, to provide or cause to be provided written notice of such delivery to the holders of the Securities.  The Contract provides that if any member of the Shareholder Group delivers Securities to the Trust on or before the Business Day immediately preceding the Exchange Date, the Shareholder’s obligation to deliver ADSs (or other Exchange Property, as applicable) will be proportionately reduced (and the Trust will distribute to the Shareholder the stripped U.S. Treasury securities (or proceeds thereof) (pro rata among the respective series) and any other property held by the Trust and associated with those Securities and release the collateral associated with those Securities).  The delivery of Securities in partial or complete satisfaction of the Shareholder’s obligations will not, however, affect the number or amount of each type of Exchange Property that will be received in respect of each Security that remains outstanding on the Exchange Date.

The Contract provides that, concurrently with the delivery of any notice to the Trust in respect of a Cash Settlement election, Optional Acceleration election, adjustment or election in respect of a Dilution Event or Reorganization Event or substitution of collateral, Shareholder Ultimate Parent, on the Shareholder’s behalf, will issue a press release announcing the delivery of such notice and the relevant election or adjustment notified therein.

The Administrator or Custodian is responsible for all matters relating to the administration of the Contract.  The Trust will retain a nationally recognized independent investment banking firm to make all the calculations and determinations required to be made by the Trust under the terms of the Contract.  The Administrator will consult with the Shareholder on the selection and retention of any such investment bank.

LEGAL_US_E #123946067.3

The Shareholder has agreed for itself, and Shareholder Ultimate Parent has agreed with respect to itself and any other member of the Shareholder Group (other than the Shareholder), not to, on any day from, and including, the first Scheduled Trading Day during the Valuation Period to, and including, the last Trading Day of the Valuation Period, (i) offer, pledge, sell, contract to sell, sell any call option or other right or warrant to purchase, purchase any put option, lend, or otherwise transfer or dispose of, directly or indirectly, any securities of the same class as any Exchange Securities or any securities convertible into or exercisable or exchangeable for, or representing or represented by, any securities of the same class as any Exchange Securities, or (ii) enter into any swap or other arrangement that transfers to another, directly or indirectly, in whole or in part, any of the economic consequences of ownership of any securities of the same class as any of the Exchange Securities, whether any such transaction described in clauses (i) and/or (ii) is to be settled by delivery of Exchange Securities or such other securities, in cash or otherwise; provided that the foregoing shall not prohibit Shareholder, Shareholder Ultimate Parent or any member of the Shareholder Group from (xx) selling, transferring or otherwise disposing of any such securities to (or entering into any other transaction described in clauses (i) and/or (ii) with) the Shareholder and/or one or more members of the Shareholder Group (other than the Shareholder) or (yy) pledging any such securities, which pledge is reasonably expected to not directly or indirectly result in sales of any such securities during the Valuation Period.

Notwithstanding anything to the contrary herein, if the number of Ordinary Shares represented by the ADSs (or other Exchange Securities) deliverable to the Trust on any date would exceed 9.9% of the then outstanding Ordinary Shares (or 9.9% of the then outstanding voting securities of the applicable issuer), such excess portion will be delivered on the next Business Day or, if such excess represents 9.9% or more of the then outstanding Ordinary Shares (or 9.9% or more of the then outstanding voting securities of the applicable issuer), on successive Business Days (with no delivery on any Business Day of a number of ADSs (or other Exchange Securities) representing 9.9% or more of the then outstanding Ordinary Shares (or 9.9% or more of the then outstanding voting securities of the applicable issuer), in each case, until the Shareholder has satisfied all of its delivery requirements under the Contract.

The Exchange Amount

The “Exchange Amount” in respect of each outstanding Security will be determined as of the Exchange Date as follows:  the number of ADSs (and the amount of each other type of Exchange Property) deliverable on the Exchange Date will equal the sum of the following amounts determined for each of the 20 Trading Days during the Observation Period:

(i)	if the Daily VWAP of the ADSs (or the aggregate Then-Current Value of an Exchange Property Unit, if the Exchange Property Unit includes Exchange Property other than solely one ADS) for such Trading Day is equal to or greater than the Non-Accelerated Percentage then in effect multiplied by the Threshold Appreciation Price, then the Trust, and therefore the holder of each Security, will receive in respect of each Security a number of ADSs (or a number of Exchange Property Units, if applicable) for such Trading Day equal to 1/20th of the Minimum Exchange Rate;

LEGAL_US_E #123946067.3

(ii)	if the Daily VWAP of the ADSs (or the aggregate Then-Current Value of an Exchange Property Unit, if the Exchange Property Unit includes Exchange Property other than solely one ADS) for such Trading Day is equal to or greater than the Non-Accelerated Percentage then in effect multiplied by the Initial Price, but less than the Non-Accelerated Percentage then in effect multiplied by the Threshold Appreciation Price, then the Trust, and therefore the holder of each Security, will receive in respect of each Security that number of ADSs for such Trading Day that, if multiplied by the Daily VWAP of the ADSs for such Trading Day, would have a value equal to 1/20th of the Non-Accelerated Percentage then in effect multiplied by $100.00 (or, if applicable, that number of Exchange Property Units for such Trading Day that, if multiplied by the Then-Current Value (valued as of such Trading Day) of an Exchange Property Unit, would have a value equal to 1/20th of the Non-Accelerated Percentage then in effect multiplied by $100.00); and

(iii)	if the Daily VWAP of the ADSs (or the aggregate Then-Current Value of an Exchange Property Unit, if the Exchange Property Unit includes Exchange Property other than solely one ADS) for such Trading Day is less than the Non-Accelerated Percentage then in effect multiplied by the Initial Price, then the Trust, and therefore the holder of each Security, will receive in respect of each Security a number of ADSs (or a number of Exchange Property Units, if applicable) for such Trading Day equal to 1/20th of the Maximum Exchange Rate.

The “Non-Accelerated Percentage” means (i) commencing immediately following the first of any Special Acceleration or Optional Acceleration, as applicable, to occur, a percentage equal to 100% minus the Non- Marketable Securities Percentage for such Special Acceleration or 100% minus the Acceleration Percentage for such Optional Acceleration, as applicable, (ii) commencing immediately following any subsequent Special Acceleration or Optional Acceleration, as applicable, a percentage equal to (x) the Non-Accelerated Percentage in effect immediately prior to such Special Acceleration or Optional Acceleration, as applicable, multiplied by (y) 100% minus the Non-Marketable Securities Percentage for such Special Acceleration or 100% minus the Acceleration Percentage for such Optional Acceleration, as applicable, and (iii) in all other cases, 100%.

If the Shareholder delivers to the Trust, and the Trust delivers to holders of Securities, Exchange Property other than cash, the holders of the relevant Securities will bear any and all brokerage costs payable upon the resale of such Exchange Property.  If the Trust would otherwise be required to deliver any fractional ADSs (or other securities or items of property included in the Exchange Property Units) to any holder, the Trust will sell, in the principal market therefor, a number of ADSs (or other securities or items of property included in the Exchange Property Units) equal to the aggregate number of fractional ADSs (or such other securities or items) determined by the Trust.  The holders of the Securities will receive, instead of fractional units or interests in ADSs or such other type of Exchange Property, their pro rata share of the aggregate cash proceeds of such sale (net of any brokerage or related expenses), based on the fraction of an ADS or such other securities or items of property, if any, allocable to such holders.  For the avoidance of doubt, fractional ADSs (and/or fractional items of any other Exchange Property) shall be calculated based on aggregate holdings of Securities by any holder.  The Trust will only treat a registered holder of Securities as a holder for such purposes.

LEGAL_US_E #123946067.3

For illustrative purposes only, the following chart shows the number of ADSs that a holder would receive for each Security at various Daily VWAPs of the ADSs (assuming that each such Daily VWAP is the Daily VWAP for each Trading Day during the Observation Period and assuming that the Shareholder does not elect to make a Cash Settlement).  The chart assumes that there will be no changes, adjustments or reductions to the Exchange Property, or accelerations of the Contract or any portion thereof, so that on the Exchange Date the Exchange Property Unit will consist of one ADS.  There can be no assurance that the Daily VWAP of the ADSs on each Trading Day during the Observation Period will be within the range set forth below.  Given the Initial Price of $76.69 and the Threshold Appreciation Price of $90.11, a holder would receive in connection with the exchange of Securities on the Exchange Date the following number of ADSs per Security:

Daily VWAP	Number of ADSs per Security
$65.00	1.3040
$75.00	1.3040
$85.00	1.1765
$95.00	1.1097
$105.00	1.1097

Cash Settlement

Cash Settlement Election

The Shareholder may elect to deliver cash, in whole or in part, instead of ADSs (or other Exchange Property, if applicable) in connection with settlement of the Contract (“Cash Settlement”) (i) on the Exchange Date, (ii) upon Special Acceleration (as described under “—Special Acceleration” below), (iii) upon Optional Acceleration (as described under “—Optional Acceleration” below) or (iv) upon Special Collateral Event Acceleration (as described under “—Collateral Arrangements; Acceleration upon Default by the Shareholder— Special Collateral Event Acceleration” below) by delivery of a written notice to the Trust, the Collateral Agent and the Custodian (which notice shall specify the portion to be settled in cash as a fixed percentage between 0 and 100%, inclusive, of the Contract or the portion of the Contract (as applicable) being settled then, the “Cash Percentage”) during the applicable Cash Settlement Election Period.

LEGAL_US_E #123946067.3

The Trust will notify the holders of the Securities if the Shareholder elects Cash Settlement, in whole or in part, within one Scheduled Trading Day after receipt of the Shareholder’s notice of election, but not later than the Scheduled Trading Day prior to the commencement of the relevant Valuation Period (if any).  The Shareholder will issue a press release simultaneously with the delivery of its election notice.

Requirement to Pledge Cash

If the Shareholder elects Cash Settlement, either in whole or in part, the Shareholder shall pledge to the Collateral Agent for the benefit of the Trust (in addition to the amounts of Exchange Property required to be pledged as described under “—Collateral Arrangements; Acceleration upon Default by the Shareholder”), by 5:00 p.m.  New York City time on the applicable Initial Posting Date, (I) other than in the case of a Special Acceleration, an amount of cash in U.S. dollars per outstanding Security equal to 110% of the product of (i) the Daily VWAP of the ADSs on the third Scheduled Trading Day immediately preceding the Initial Posting Date (or if such Scheduled Trading Day is not a Trading Day, then the immediately preceding Trading Day) (or the aggregate Then-Current Value (valued as of such Trading Day) of one Exchange Property Unit (excluding for this purpose the Then-Current Value of any cash in U.S. dollars included in such Exchange Property Unit to the extent such cash is included in the collateral at such time and is not otherwise subject to release by the Collateral Agent at such time), if applicable), (ii) the Maximum Exchange Rate, (iii) the Cash Percentage and (iv) the Acceleration Percentage, if applicable (which shall be deemed to be 100% for the purpose hereof other than in the case of a Partial Acceleration), and (II) in the case of a Special Acceleration, an amount of cash in U.S. dollars per outstanding Security equal to the product of (i) the Cash Percentage and (ii) the aggregate Then- Current Value (valued as of the third Scheduled Trading Day immediately preceding the Initial Posting Date) of the Make-Whole Non-Marketable Securities Exchange Property (excluding for purposes of clause (ii) the aggregate Then-Current Value of any cash in U.S. dollars included in such Make-Whole Non-Marketable Securities Exchange Property to the extent such cash is included in the collateral at such time and is not otherwise subject to release by the Collateral Agent at such time).

In addition, except in the case of Cash Settlement upon any Special Acceleration, the Shareholder will be required to make up any shortfall in the required amount of cash collateral by pledging to the Trust, by 5:00 p.m., New York City time, on the third Scheduled Trading Day following any Trading Day during the relevant Valuation Period for which the aggregate amount of cash collateral pledged to the Trust pursuant to the provisions described in this “—Cash Settlement” section (including, for the avoidance of doubt, any existing cash in U.S. dollars included in the cash collateral that forms part of an Exchange Property Unit at such time (and that is not otherwise subject to release by the Collateral Agent at such time)) and then held in the collateral account is less than an amount of cash per outstanding Security equal to the sum of:

(A)	100% of the product of (x) the Cash Percentage and (y) the aggregate of the Daily Cash Amounts for each of the Trading Days, if any, that have occurred during the relevant Valuation Period up to, and including, such Trading Day (the number of such Trading Days, the “Elapsed Number of Trading Days”);

LEGAL_US_E #123946067.3

(B)	(a)	in the case of Cash Settlement on the Exchange Date, 100% of the product of (x) 100% minus the Cash Percentage and (y) the sum of the products, for each of the Elapsed Number of Trading Days, of the amount of cash in U.S. dollars, if any, included in one Exchange Property Unit for such Trading Day and the number of Exchange Property Units that would otherwise be deliverable on the Exchange Date in respect of such Trading Day pursuant to “—Exchange Amount” above;

(y)          in the case of an Optional Acceleration (other than a Tax Event Acceleration), the sum of (A) 100% of the product of (v) 100% minus the Cash Percentage, (w) the Acceleration Percentage (which will be deemed to be 100% except in the case of a Partial Acceleration), (x) the amount of cash in U.S. dollars, if any, included in one Exchange Property Unit for such Trading Day, (y) the Maximum Exchange Rate and (z) a ratio the numerator of which is the Elapsed Number of Trading Days and the denominator of which is the total number of Trading Days in the Valuation Period and (B) 100% of the product of (w) 100% minus the Acceleration Percentage (which will be deemed to be 100% except in the case of a Partial Acceleration), (x) the amount of cash in U.S. dollars, if any, included in one Exchange Property Unit for such Trading Day and (y) the Maximum Exchange Rate and (z) a ratio the numerator of which is the Elapsed Number of Trading Days and the denominator of which is the total number of Trading Days in the Valuation Period; or

(II)	in the case of a Tax Event Acceleration or a Special Collateral Event Acceleration, 100% of the product of (w) 100% minus the Cash Percentage, (x) the amount of cash in U.S. dollars, if any, included in one Exchange Property Unit for such Trading Day, (y) the applicable Make-Whole Exchange Property Rate and (z) a ratio the numerator of which is the Elapsed Number of Trading Days and the denominator of which is the total number of Trading Days in the Valuation Period;

(A)	110% of the product of (v) the Cash Percentage, (w) the Daily VWAP of the ADSs for such Trading Day (or the aggregate Then-Current Value (valued as of such Trading Day) of one Exchange Property Unit (excluding for this purpose the Then-Current Value of any cash in U.S. dollars included in such Exchange Property Unit to the extent such cash is included in the collateral at such time and is not otherwise subject to release by the Collateral Agent at such time), if applicable), (x) the Maximum Exchange Rate, (y) the Acceleration Percentage, if applicable (which shall be deemed to be 100% for the purpose hereof other than in the case of a Partial Acceleration), and (z) a ratio the numerator of which is the number of Trading Days remaining in the Valuation Period and the denominator of which is the total number of Trading Days in the Valuation Period;

(B)	100% of the product of (x) the amount of cash in U.S. dollars, if any, included in one Exchange Property Unit for such Trading Day, (y) the Maximum Exchange Rate and (z) a ratio the numerator of which is the number of Trading Days remaining in the Valuation Period and the denominator of which is the total number of Trading Days in the Valuation Period; and

LEGAL_US_E #123946067.3

(C)	100% of the product of (x) $0.05 and (y) (A) the product of the number of ADSs then included in one Exchange Property Unit and the Maximum Exchange Rate minus (B) the number of ADSs per Security then pledged to the Collateral Agent that satisfy the requirements set forth in clause (y) of the proviso under the definition of “Required Pledged Assets.”

The amount of cash required to be pledged pursuant to the foregoing provisions in respect of any Trading Day is referred to as the “Required Cash Amount.” The Trust will be required, promptly (and, in any event, within one Scheduled Trading Day) after any failure by the Shareholder to deliver cash collateral at the times and in the amounts required as described under the foregoing provisions of this sub-section “Requirement to Pledge Cash,” to provide or cause to be provided written notice of such failure to the holders of the Securities and to issue a press release to the same effect.

For the purposes hereof,

“Cash Settlement Election Period” means (i) in connection with the settlement of the Contract on the Exchange Date, a period commencing one year prior to, and ending on the fifth Scheduled Trading Day prior to, the scheduled commencement of the Observation Period, (ii) in connection with any Special Acceleration, a period commencing on the 60th Scheduled Trading Day prior to the Exchange Property Adjustment Date for such Special Acceleration and ending on the second Scheduled Trading Day prior to the Special Acceleration Date for such Special Acceleration, (iii) in connection with any Optional Acceleration, the date on which the Shareholder notifies the Trust of such Optional Acceleration, as described under “—Optional Acceleration” below, or (iv) in connection with any Special Collateral Event Acceleration, a period of six Scheduled Trading Days commencing on and including the Special Collateral Event Acceleration Notice Date.

“Daily Cash Amount” for any Trading Day during any Valuation Period, means the product of (i) the number of ADSs (or the number of Exchange Property Units, if applicable) that would otherwise be deliverable on the Exchange Date in respect of such Trading Day pursuant to “—Exchange Amount” above and (ii) the Daily VWAP of the ADSs (or the Then-Current Value of one Exchange Property Unit, if applicable) for such Trading Day; provided that in connection with any (I) Optional Acceleration (other than a Tax Event Acceleration), the Daily Cash Amount shall be (i) the product of (x) the Maximum Exchange Rate, (y) the Acceleration Percentage (which shall be deemed to be 100% for the purpose hereof other than in the case of a Partial Acceleration, if applicable) and (z) the Daily VWAP of the ADSs (or the Then-Current Value of one Exchange Property Unit, if applicable) for such Trading Day, divided by (ii) the number of Trading Days in the applicable Valuation Period, (II) Tax Event Acceleration, the Daily Cash Amount shall be (i) the product of (x) the applicable Make-Whole Exchange Property Rate and (y) the Daily VWAP of the ADSs (or the Then-Current Value of one Exchange Property Unit, if applicable) for such Trading Day, divided by (ii) the number of Trading Days in the applicable Valuation Period and (III) Special Collateral Event Acceleration, the Daily Cash Amount shall be (i) the product of (x) the applicable Make-Whole Exchange Property Rate and (y) the Daily VWAP of the ADSs (or the Then- Current Value of one Exchange Property Unit, if applicable) for such Trading Day, divided by (ii) the number of Trading Days in the applicable Valuation Period.

LEGAL_US_E #123946067.3

“Initial Posting Date” means (i) in connection with the settlement of the Contract on the Exchange Date, the second Scheduled Trading Day immediately preceding the scheduled first day of the Observation Period, (ii) in connection with any Special Acceleration, the second Scheduled Trading Day prior to the Special Acceleration Date for such Special Acceleration, (iii) in connection with any Optional Acceleration, the date on which the Shareholder delivers notice to the Trust of its election of such Optional Acceleration or (iv) in connection with a Special Collateral Event Acceleration, the fifth Scheduled Trading Day following the Special Collateral Event Acceleration Notice Date.

“Optional Acceleration Valuation Period” means, with respect to (a) any Tax Event Acceleration, a 20 Trading Day period beginning on, and including, the Trading Day following the date on which the Shareholder issues, or causes to be issued, a press release announcing the Make-Whole Exchange Property Rate for such Tax Event Acceleration and (b) any other Optional Acceleration, a 20 Trading Day period beginning on, and including, the Trading Day following the Optional Acceleration Notice Date.

“Special Collateral Event Acceleration Valuation Period” means a 20 Trading Day period, beginning on, and including, the Trading Day following the date on which the Shareholder issues, or causes to be issued, a press release announcing the Make-Whole Exchange Property Rate for such Special Collateral Event Acceleration.

“Valuation Period” means (i) in connection with the settlement of the Contract on the Exchange Date, the Observation Period, (ii) in connection with any Optional Acceleration, the Optional Acceleration Valuation Period for such Optional Acceleration, or (iii) in connection with any Special Collateral Event Acceleration, the Special Collateral Event Acceleration Valuation Period; provided that, with respect to any Optional Acceleration or Special Collateral Event Acceleration, there shall be no Valuation Period (and no restrictions in respect of a Valuation Period shall apply to the Shareholder Group) unless the Shareholder makes an election to deliver cash in whole or in part instead of ADSs (or other Exchange Property) in respect of such Optional Acceleration or Special Collateral Event Acceleration, respectively.

If the Shareholder elects to deliver cash instead of ADSs (or other Exchange Property, if applicable) but fails to pledge the Required Cash Amount in the time periods set forth under the foregoing provisions of this sub- section “Requirement to Pledge Cash,” a Collateral Event of Default will occur as described under “—Collateral Arrangements; Acceleration upon Default by the Shareholder.”

Release of Excess Collateral

In addition, the Collateral Agreement will provide that in the event that the Shareholder has elected cash settlement, except in the case of a Special Acceleration:

LEGAL_US_E #123946067.3

(a)	Excess cash pledged pursuant to the provisions described above will be released by the Collateral Agent to the extent, and solely to the extent, that:

(i)	as of any Trading Day during the relevant Valuation Period, the aggregate amount of cash collateral pledged to the Trust pursuant to the provisions described above in this “—Cash Settlement” section (including, for the avoidance of doubt, any existing cash in U.S. dollars included in the cash collateral that forms part of an Exchange Property Unit at such time (and that is not otherwise subject to release by the Collateral Agent at such time)) and then held in the collateral account is greater than the Required Cash Amount for such Trading Day;

(ii)	no Collateral Event of Default has occurred and is continuing or would result therefrom;

(iii)	the Shareholder is not then required to (and, after giving effect to the relevant release, would not be required to) pledge any additional securities, cash or other property or assets under the Collateral Agreement or Contract; and

(iv)	the Shareholder has requested the release of such excess cash collateral (it being understood that such request may be in respect of one or more Trading Days during the relevant Valuation Period) by written notice to the Collateral Agent and the Trust.

The Collateral Agent will give effect to any such release of cash within two Scheduled Trading Days following the Shareholder’s request therefor; provided that the conditions set forth in clauses (ii) and (iii) above continue to apply at such time.

(b)	The Ordinary Shares underlying the ADSs (or other property underlying the Exchange Property Units, if applicable) will be released by the Collateral Agent from the collateral in respect of each Security then outstanding to the extent, and solely to the extent, that:

(i)	as of any Trading Day during the relevant Valuation Period, (x) the number of Ordinary Shares underlying the ADSs (or the amount of other property underlying the Exchange Property Units, if applicable) per Security equal to the sum of the quotients, for each of the Elapsed Number of Trading Days, obtained by dividing the product of the Daily Cash Amount for such Trading Day and the applicable Cash Percentage by the Daily VWAP of the ADSs (or the Then-Current Value of one Exchange Property Unit, if applicable) for such Trading Day exceeds (y) the aggregate number of Ordinary Shares underlying the ADSs (or the aggregate amount of other property underlying the Exchange Property Units, if applicable) per Security previously released pursuant to this clause (b) in respect of such Elapsed Number of Trading Days;

LEGAL_US_E #123946067.3

(ii)	the Required Cash Amount as of such Trading Day remains pledged to the Trust on such Trading Day;

(iii)	no Collateral Event of Default has occurred and is continuing or would result therefrom;

(iv)	the Shareholder is not then required to (and, after giving effect to the relevant release, would not be required to) pledge any additional securities, cash or other property or assets under the Collateral Agreement or Contract; and

(v)	the Shareholder has requested the release of such excess number of Ordinary Shares (or other property underlying the Exchange Property Units, if applicable) from the collateral account (it being understood that such request may be in respect of one or more Trading Days during the relevant Valuation Period) by written notice to the Collateral Agent and the Trust.

The Collateral Agent will give effect to any such release of Exchange Property Units within two Scheduled Trading Days following the Shareholder’s request therefor; provided that the conditions set forth in clauses (ii) through (iv) above continue to apply at such time.

Delivery of Cash in Connection with Settlement on the Exchange Date

If the Shareholder validly elects Cash Settlement in connection with the settlement of the Contract on the Exchange Date, in whole or in part, then the Shareholder will deliver to the Trust under the Contract in respect of each then-outstanding Security:

(i)	an amount of cash in U.S. dollars equal to the product of (x) the Cash Percentage and (y) the sum of the Daily Cash Amounts for each of the 20 Trading Days during the Observation Period; and

(ii)	a number of ADSs (or the number of Exchange Property Units, if applicable) equal to the product of (x) 100% minus the Cash Percentage and (y) the aggregate number of ADSs (or the aggregate number of Exchange Property Units, if applicable) that would otherwise be deliverable on the Exchange Date in respect of each of the 20 Trading Days during the Observation Period pursuant to “—The Exchange Amount” above.

The calculation of the amount of cash and other Exchange Property, if any, due upon settlement of the Securities will be made by a nationally recognized independent investment banking firm retained by the Trust for this purpose.

For the avoidance of doubt, if the Shareholder elects Cash Settlement but fails to deliver cash collateral in the amounts and within the time periods described above, for purposes of determining the amounts due upon settlement of the Securities, the Cash Settlement election described in this section shall not apply in respect of any Trading Days during the relevant Valuation Period occurring after the first date on which holders of the Securities receive notice from the Trust of such failure, or on which a press release is issued by the Trust, by 5:00 p.m.  New York City time on such date and an Event of Default shall be deemed to have occurred and be continuing on such Trading Days

LEGAL_US_E #123946067.3

Exchange Property Adjustments

The amount and type of Exchange Property that the Trust is entitled to receive under the Contract, and therefore that holders of the Securities will receive on or shortly after the Exchange Date (and/or the Special Acceleration Date, the Optional Acceleration Date or the Special Collateral Event Acceleration Date, if any), is subject to change and adjustment under the anti-dilution provisions in the Contract, which are designed to protect the Trust and the holders of the Securities against certain dilutive or concentrative effects on any Exchange Security of the following corporate events (each such event, a “Dilution Event”) as well as of certain “Reorganization Events” described in the Glossary, if the record date for determining holders entitled to receive cash, securities or other property in such events occur on or prior to the Business Day immediately preceding the Exchange Date (or an earlier settlement date, if the Contract is accelerated in full).

In the event that a Dilution Event or Reorganization Event results in an adjustment to the Exchange Property during a Valuation Period or a calculation period for purposes of determining a Make-Whole Exchange Property Rate adjustment in connection with a Special Acceleration, a Tax Event Acceleration or a Special Collateral Event Acceleration, such adjustment, solely for purposes of making the applicable calculations, will be deemed to have taken effect on the first day of such valuation or calculation period.  In addition, for purposes of determining the Daily VWAP of the ADSs (or the Then-Current Value of the Exchange Property Units, if applicable) for any Trading Day that occurs on or after the ex-dividend date for a Dilution Event or Reorganization Event and prior to the related Exchange Property Adjustment Date for such Dilution Event or Reorganization Event, such Daily VWAP of the ADSs (or such Then-Current Value of an Exchange Property Unit, if applicable) will be increased by the Then-Current Value (as of such Trading Day) of the assets or property to be distributed with respect to one ADS (or one Exchange Property Unit, as applicable) in respect of such Dilution Event or Reorganization Event.

Dilution Events

Subdivisions and Splits.

If the “issuer” of any Exchange Security subdivides or splits the outstanding units of the Exchange Security into a greater number of units, combines the outstanding units of the Exchange Security into a smaller number of units or reclassifies the outstanding units of the Exchange Security into units of another of the issuer’s securities (or depositary shares representing such securities), then each Exchange Property Unit will be adjusted to include the number of units of the Exchange Security or other security of the issuer (or depositary shares representing such security) that a holder of the Exchange Security would have been entitled to receive as a result of the Dilution Event had the holder held, immediately prior to that Dilution Event, the number of units of the Exchange Security that were then part of one Exchange Property Unit.

LEGAL_US_E #123946067.3

Grant of certain options, rights or warrants.  If the “issuer” of any Exchange Security grants options, rights or warrants (other than non-transferable options, rights or warrants) to all holders of such Exchange Security (or depositary shares representing such securities) entitling them to subscribe for or purchase any of its securities (or depositary shares representing such securities) or other property for a period ending before the fifteenth calendar day following the Exchange Date (other than rights to purchase Exchange Security units pursuant to a plan for the reinvestment of dividends or interest), then each Exchange Property Unit will be adjusted to include cash as follows.

The amount of cash included in each Exchange Property Unit in respect of such options, rights or warrants will equal the sale proceeds (determined as described below in this subsection (ii)) for each such option, right or warrant multiplied by the product of (A) the number of such options, rights or warrants issued for each unit of the relevant Exchange Security and (B) the number of units of the relevant Exchange Security that are part of one Exchange Property Unit immediately before the Record Date, without any interest.

To determine the amount of such sale proceeds, the Shareholder will be required to deliver to the Trust (and direct the Trust to instruct the Collateral Agent to sell on the Shareholder’s behalf), and the Trust will instruct the Collateral Agent to sell (on the Shareholder’s behalf), such options, rights or warrants to the recognized securities dealer in The City of New York that provides the highest net bid as of approximately 5:00 p.m. (New York City time) on the fifth Business Day after the date the holders of the relevant Exchange Security receive their options, rights or warrants (the “Receipt Date”), for settlement three Business Days later, from among the bids of three such dealers (or less than three if three such dealers are not providing bids) for the purchase by that dealer of the number (the “Aggregate Number”) of such options, rights or warrants that a holder of the relevant Exchange Security would have received if the holder held, on the record date for determination of holders entitled to receive the options, rights or warrants (the “Record Date”), a number of units of the Exchange Security equal to the product of (1) the number of units of the relevant Exchange Security that were part of one Exchange Property Unit on the Record Date, (2) the Maximum Exchange Rate and (3) the aggregate number of outstanding Securities as of the Record Date.  The sale proceeds for each such option, right or warrant will be equal to (x) the net sale proceeds corresponding to such highest net bid divided by (y) the Aggregate Number.  The Shareholder will be entitled to submit a bid for the Aggregate Number of such options, rights or warrants at the same time and in the same manner as a recognized securities dealer as described above (and such bid shall be considered a bid of a recognized securities dealer for such purpose).  Each adjustment of the type described in this subsection (ii) will become effective on the fifth Business Day after the Receipt Date (or, if later, the date that the Trust receives the proceeds from such sale).

If for any reason the Trust is unable to obtain the required bid (which, for the avoidance of doubt, may be a bid from the Shareholder) or sell such options, rights or warrants at such highest net bid on or prior to the fifth Business Day after the Receipt Date, the sale proceeds for that option, right or warrant will be determined promptly after the fifth Business Day after the Receipt Date by a nationally recognized independent investment banking firm retained by the Trust to identify a purchaser or purchasers for such options, rights or warrants, and the Shareholder will be required to deliver to the Trust (and direct the Trust to instruct the Collateral Agent to sell on the Shareholder’s behalf), and the Trust will instruct the Collateral Agent to sell (on the Shareholder’s behalf), such options, rights or warrants to the purchaser or purchasers identified by such investment banking firm (it being understood that, for the avoidance of doubt, the Shareholder may be deemed to be such a purchaser if the Shareholder delivers to the Trust an amount in cash equivalent to the applicable sale proceeds, in which case the Shareholder shall be entitled to continue to retain such options, rights or warrants).  For the avoidance of doubt, the Shareholder will be entitled to participate in such bidding process on the same terms as the other dealers but will not be entitled to the “last look” or the “right to match the best offer.” From, and including, the ex-dividend date in respect of the issuance of such options, rights or warrants until the fifth Business Day after the Receipt Date (or, if later, the date that the Trust receives the proceeds from such sale), (i) each Exchange Property Unit will include the number of those options, rights or warrants issued for each unit of the relevant Exchange Security (including, for the avoidance of doubt, for purposes of determining the Then-Current Value of the Exchange Property Unit, whether for purposes of any Cash Settlement or otherwise; provided that, for purposes of determining the Required Pledged Assets, the Exchange Property Unit will not include such number of options, rights or warrants prior to the date of issuance thereof) multiplied by the number of units of the relevant Exchange Security that are part of one Exchange Property Unit immediately before the issuance of those options, rights or warrants, and (ii) those options, rights or warrants constituting part of the Exchange Property Unit will be deemed for purposes of the adjustment set forth in clause (ii) of this “—Dilution Events” section to have a sale proceeds value of zero.

LEGAL_US_E #123946067.3

Certain Non-Transferable Options, Rights and Warrants.  If the “Issuer” of any Exchange Security grants non-transferable options, rights or warrants that require payment as a condition to their exercise to all holders of such Exchange Security (or depositary shares representing such securities) entitling them to subscribe for or purchase any of its securities (or depositary shares representing such securities) or other property for a period ending before the fifteenth calendar day following the Exchange Date (other than rights to purchase Exchange Security units pursuant to a plan for the reinvestment of dividends or interest), then each Exchange Property Unit will be adjusted to include cash as follows.  The amount of cash included in each Exchange Property Unit in respect of such options, rights or warrants will equal the fair market value of each such option, right or warrant (as determined on or prior to the fifth Business Day after the Receipt Date by a nationally recognized investment banking firm retained by the Shareholder for this purpose) multiplied by the product of (A) the number of such options, rights or warrants issued for each unit of the relevant Exchange Security and (B) the number of units of the relevant Exchange Security that are part of one Exchange Property Unit immediately before the Record Date, without any interest (the “Non- Transferable Option Value”).  By 5:00 p.m., New York City time, on the third Business Day following such determination of the fair market value of each such option, right or warrant the Shareholder shall pledge to the Collateral Agent for the benefit of the Trust an amount of cash in U.S. dollars (the “Aggregate Non-Transferable Option Value”) equal to the product of (1) the Non-Transferable Option Value, (2) the Maximum Exchange Rate and (3) the total number of Securities outstanding as of the Record Date.  From the date of issuance of such options, rights or warrants until the Shareholder’s payment of the Aggregate Non-Transferable Option Value as provided above, (i) each Exchange Property Unit will include the number of those options, rights or warrants issued for each unit of the relevant Exchange Security multiplied by the number of units of the relevant Exchange Security that are part of one Exchange Property Unit immediately before the issuance of those options, rights or warrants and (ii) those options, rights or warrants constituting part of the Exchange Property Unit will be deemed for all purposes to have a fair market value of zero.  From the time of the Shareholder’s pledge of the Aggregate Non-Transferable Option Value, (i) no Exchange Property Unit will include any such options, rights or warrants; and (ii) the Collateral Agent, upon request from the Shareholder, will, so long as no Default or Event of Default has occurred and is continuing, promptly release to the Shareholder such options, rights or warrants from the collateral.  If the Shareholder fails to pledge the required amount of cash in the time periods set forth in the preceding sentence, a Collateral Event of Default will occur as described under “—Collateral Arrangements; Acceleration upon Default by the Shareholder.”

LEGAL_US_E #123946067.3

If the “issuer” of any Exchange Security grants non-transferable options, rights or warrants that do not require any payment as a condition to their exercise to all holders of such Exchange Security (or depositary shares representing such securities) entitling them to subscribe for or purchase any of its securities (or depositary shares representing such securities) or other property for a period ending before the fifteenth calendar day following the Exchange Date (other than rights to purchase Exchange Security units pursuant to a plan for the reinvestment of dividends or interest) (such options, rights or warrants, the “Zero-Payment Options”), then the Shareholder shall be required to exercise those Zero-Payment Options in full (before the later of (x) the third Business Day after the receipt of such Zero-Payment Options and (y) tenth Business Day prior to the scheduled expiration of such Zero-Payment Options, in each case if then exercisable) and each Exchange Property Unit will be adjusted to include, as of the date when the securities of the issuer (or depositary shares representing such securities) or such other property receivable pursuant to such exercise are delivered to the Shareholder, the number of such securities of the issuer (or depositary shares representing such securities) or the amount of such other property equal to the product of (x) the number of those Zero-Payment Options issued for each unit of the relevant Exchange Security, (y) the number of units of the relevant Exchange Security that are part of one Exchange Property Unit as of the Record Date in respect of the issuance of those Zero-Payment Options and (z) the number of such securities of the issuer (or depositary shares representing such securities) or the amount of such other property that each such Zero Payment Option entitles the holder thereof to receive upon exercise thereof.

If the Shareholder fails to exercise the Zero-Payment Options as provided above in this clause (iii), a Collateral Event of Default will occur as described under “—Collateral Arrangements; Acceleration upon Default by Shareholder.”

Notwithstanding the foregoing, to the extent that any options, rights or warrants are issued in connection with the adoption or amendment of a rights plan, no adjustment to the Exchange Property will be made unless and until such options, rights or warrants have separated from the applicable Exchange Security, in which case an adjustment to the Exchange Property will be made under this subsection (iii) or, if such options, rights or warrants are at such time transferable, then an adjustment will be made under subsection (ii).

LEGAL_US_E #123946067.3

Dividends and Distributions.  If the “issuer” of any Exchange Security pays a dividend, makes a distribution to all holders of such Exchange Security (or depositary shares representing such securities) of cash, its securities or securities issued by any other entity (including depositary shares representing such securities), or other property, or issues options, rights or warrants to subscribe for or purchase any of its securities or securities issued by any other entity (including depositary shares representing such securities), or other property (each, a “Distributed Asset”), then the Exchange Property Unit will be adjusted to include the number and amount of each type of Distributed Asset distributed (regardless of any withholding taxes applied to such dividend or distribution, other than PRC withholding taxes) for each unit of the relevant Exchange Security multiplied by the number of units of such Exchange Security that are part of one Exchange Property Unit as of the Record Date in respect of that dividend, distribution or issuance.  However, (x) no adjustment of the type described in this subsection (iv) shall be made for any dividend, distribution or issuance referred to in subsection (i), (ii) or (iii) above (although it being understood that the same principles with respect to withholding taxes described in this subsection (iv) shall apply to any such dividends or distributions) and (y) amounts in respect of withholding taxes withheld on a dividend or distribution (other than PRC withholding taxes) shall not be considered Required Pledged Assets and the Shareholder shall not be obligated to pledge cash in respect thereof, in each case, until the third Business Day following receipt of the applicable Distributed Asset.  For the avoidance of doubt, to the extent any adjustment is required pursuant to this subsection (iv) and the amount of the Distributed Asset received by the Shareholder is reduced for withholding taxes imposed by the People’s Republic of China, any such adjustment shall be based on the gross amount of the Distributed Asset less the withholding taxes imposed by the People’s Republic of China.

Every adjustment of the type described in subsections (i) through (iv) above will be made successively.

For purposes of the immediately preceding subsections (i), (ii), (iii) and (iv) and for purposes of any Reorganization Event, to the extent any ADSs are included in the Exchange Property:

(a)	the relevant “Exchange Security” will be the Ordinary Shares and the “issuer” of such Exchange Security will be the Company;

(b)	notwithstanding the adjustment provisions described above, if the Company distributes to holders of the Ordinary Shares any cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs will represent, in addition to the Ordinary Shares, such cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property, then an Exchange Property adjustment described above shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such Exchange Property adjustment shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Ordinary Shares;

LEGAL_US_E #123946067.3

(c)	if any Dilution Event described above results in a change to the number of Ordinary Shares represented by the ADSs, then such a change shall be deemed to satisfy the obligation to effect the related Exchange Property adjustment on account of such Dilution Event to the extent such change to the number of Ordinary Shares represented by the ADSs reflects what a corresponding change to the Exchange Property Unit would have been on account of such Dilution Event; and

(d)	to the extent the number of Ordinary Shares represented by one ADS is changed (other than in connection with a Dilution Event, Reorganization Event, any event described in clauses (x) or (y) above, a pro rata change in the number of Ordinary Shares outstanding and/or any other event requiring an adjustment to the Exchange Property), corresponding adjustments shall be made to the number of ADSs included in the Exchange Property Unit so that the total number of Ordinary Shares represented by the ADSs included in each Exchange Property Unit immediately after such change shall remain the same as the total number of Ordinary Shares represented by the ADSs included in each Exchange Property Unit immediately before such change.

If the Ordinary Shares cease to be represented by American Depositary Receipts issued under a depositary receipt program sponsored by the Company, each Exchange Property Unit will include, in lieu of the relevant number of ADSs included in the Exchange Property Unit immediately prior to such cessation, the number of Ordinary Shares (and any other securities, cash or other assets or property) represented by such number of ADSs included in each Exchange Property Unit on the last day on which the ADSs represented the Ordinary Shares.

Reorganization Event

If any Reorganization Event with respect to an issuer of any Exchange Security occurs on or prior to the Business Day immediately preceding the Exchange Date (or an earlier settlement date, if the Contract is accelerated in full), then each Exchange Property Unit will be adjusted to include, in lieu of the number of units of each Exchange Security of such issuer that were part of one Exchange Property Unit immediately before the effective date of the Reorganization Event, the amount or number of any cash, securities and/or other property that a holder of such Exchange Security would have been entitled to receive as a result of the Reorganization Event (regardless of any withholding taxes applied to such property, other than PRC withholding taxes) had the holder held, immediately prior to that Reorganization Event, the number of units of such Exchange Security that were part of one Exchange Property Unit immediately before the effective date of the Reorganization Event; provided that amounts in respect of withholding taxes withheld in connection with the applicable Reorganization Event (other than PRC withholding taxes) shall not be considered Required Pledged Assets and the Shareholder shall not be obligated to pledge cash in respect thereof, in each case, until the third Business Day following receipt of the applicable cash, securities or property in such Reorganization Event.  Notwithstanding the foregoing, if, in connection with a Reorganization Event with respect to an issuer of any Exchange Security, after giving effect to the immediately following paragraph, less than all of such Exchange Securities of the issuer included in the Exchange Property Unit are subject to conversion or exchange for cash, securities and/or other property in such Reorganization Event, each Exchange Property Unit will be adjusted to include, in lieu of the number of units of such Exchange Security that were part of the Exchange Property Unit immediately before the effective date of such Reorganization Event, both the pro rata portion of such Exchange Security included in an Exchange Property Unit not subject to such conversion or exchange and the amount or number of any cash, securities and/or other property that a holder of the pro rata portion of such Exchange Security included in an Exchange Property Unit so subject to conversion or exchange would have been entitled to receive (regardless of any withholding taxes withheld from such property, other than PRC withholding taxes) as a result of the Reorganization Event in respect of such portion so subject to conversion or exchange.  For the avoidance of doubt, to the extent any adjustment is required in connection with a Reorganization Event and the amount of the cash, securities or other property received by the Shareholder is reduced for withholding Taxes imposed by the People’s Republic of China, any such adjustment shall be based on the gross amount distributed pursuant to the Reorganization Event less the withholding Taxes imposed by the People’s Republic of China.

LEGAL_US_E #123946067.3

Elections with Respect to Reorganization or Dilution Events

If a Reorganization Event or a Dilution Event permits holders of an Exchange Security to elect to own or receive either Marketable Securities or cash and/or other securities or property, or a combination of any or all of the foregoing, the Exchange Property adjustment will be based on the election actually made by the Shareholder with respect to the number of units of such Exchange Security included in the Exchange Property.  The Shareholder will use its reasonable best efforts to notify the Trust of any such election at least two Business Days prior to the date of expiration of its right to make such an election (or, if earlier, the date at least three Business Days prior to the commencement of any valuation period applicable to such Exchange Security, and/or such consideration with respect thereto, in such Reorganization Event or Dilution Event).  In any event, the Shareholder will notify the Trust of its election no later than one Scheduled Trading Day following the submission of its election.  The Shareholder will make any such election following its consultation with respect thereto with a nationally recognized investment banking firm retained by it for this purpose and will make such election that it believes in good faith would result in the greatest economic value of the consideration with respect to such Exchange Security in such Reorganization Event or Dilution Event; provided that, if such Reorganization Event or Dilution Event permits the Shareholder to elect to receive Marketable Securities in lieu of cash and/or other securities or property, the Shareholder will not be required to make such consultation or good faith belief determination to the extent the Shareholder elects to receive the maximum possible amount of Marketable Securities and the same election is made by Shareholder’s parent company with respect to all the other Ordinary Shares and/or ADSs that it owns (which number of Ordinary Shares, including Ordinary Shares represented by such number of ADSs, is at least equal to the product of the number of Securities outstanding, the Maximum Exchange Rate and the number of Ordinary Shares represented by the number of ADSs included in one Exchange Property Unit).  Following notice of such an election by the Shareholder, the Trust will be required, promptly (and, in any event, within one Business Day), to provide or cause to be provided written notice of such election to the holders of the Securities.

LEGAL_US_E #123946067.3

Exchange Property Adjustment Date

The date on which such adjustment will take effect is referred to as the “Exchange Property Adjustment Date” and will be the distribution date for the property distributed in such event; provided that (i) if such distribution date occurs on or after the Business Day immediately preceding the Exchange Date (or an earlier settlement date, if the Contract is accelerated in full), then the “Exchange Property Adjustment Date” shall be the Record Date for such distribution and the Trust shall not be required to deliver such distributed property to holders of the Securities, nor shall the Shareholder be required to deliver such distributed property to the Trust, prior to the date that is five Scheduled Trading Days following the first date that the property distributed in such event is received by the Shareholder in respect of which such property was distributed by the Shareholder or the Trust, as applicable, and (ii) if the Record Date for a Dilution Event or Reorganization Event occurs and, prior to the related Exchange Property Adjustment Date, a Record Date or Exchange Property Adjustment Date occurs for another Dilution Event or Reorganization Event then, in either case, the adjustments to the Exchange Property Unit in respect of such Dilution Events and/or Reorganization Events, as applicable, will take into account the property that a holder of one Exchange Property Unit would have been entitled to receive in the relevant transactions or events whether or not the relevant property had been distributed as of the relevant Record Date or Record Dates.  If the preceding clause (ii) applies, the Trust shall not be required to deliver such distributed property to holders of the Securities, nor shall the Shareholder be required to deliver such distributed property to the Trust, prior to the date that is five Scheduled Trading Days following the first date that the property distributed in such event is received by the Shareholder.  Within three Business Days after the Exchange Property Adjustment Date, the Trust will provide to holders of the Securities written notice of the event and a statement setting forth in reasonable detail the amount or number of each type of Exchange Property included in the Exchange Property Unit, after giving effect to that Exchange Property adjustment.

No Other Adjustments

There will be no adjustments of the Exchange Property Unit for events other than those defined as Dilution Events or Reorganization Events or other adjustment events described in this “—Exchange Property Adjustments” section, including any offerings by any issuer of Exchange Securities of its equity securities for cash or in connection with acquisitions, any self-tenders (other than self-tenders constituting a Reorganization Event) or repurchases by the issuer of its equity securities.  Likewise, there will be no adjustments of the Exchange Property Unit for any sales of ADSs or other Exchange Securities by the Shareholder or any other shareholder of the Company or any third party partial tender offers for the ADSs or other Exchange Securities (other than tender offers constituting a Reorganization Event).

LEGAL_US_E #123946067.3

Special Acceleration

Notwithstanding the foregoing, if, on any Exchange Property Adjustment Date (which will be deemed to include, for purposes of the provisions relating to Special Accelerations, any date on which an Exchange Security ceases to be a Marketable Security, if such cessation does not arise as a result of a Dilution Event or Reorganization Event) occurring prior to the sixth Business Day before the first Trading Day in the Observation Period, after giving effect to the Exchange Property adjustment required as of such date, if any, the percentage (“Non-Marketable Securities Percentage”) obtained by dividing (1) the aggregate Then-Current Value of the items of Exchange Property included in one Exchange Property Unit other than Marketable Securities (such items, the “Non-Marketable Securities Exchange Property”) by (2) the aggregate Then-Current Value of all the items of Exchange Property included in one Exchange Property Unit, each determined as of the Exchange Property Adjustment Date, equals or exceeds thirty percent (30%), then delivery of the Non-Marketable Securities Exchange Property by the Shareholder under the Contract will be accelerated as described below (such acceleration, a “Special Acceleration”).  For the purposes of the below description, “Make-Whole Non- Marketable Securities Exchange Property” for any Special Acceleration in respect of each Security means the amount of Non-Marketable Securities Exchange Property equal to the aggregate of the products, for each type of Non-Marketable Securities Exchange Property that is the subject of such Special Acceleration included in one Exchange Property Unit, of (x) the number of units or amount of each such item of Non-Marketable Securities Exchange Property (or, in the case of cash, the amount of such cash) included in one Exchange Property Unit and (y) the applicable Make-Whole Exchange Property Rate.

Upon any Special Acceleration, subject to the Shareholder’s ability to elect Cash Settlement as described under “—Cash Settlement” above, no later than the Business Day immediately preceding the Special Acceleration Date, the Shareholder will be required under the Contract to deliver to the Trust the Make-Whole Non-Marketable Securities Exchange Property in respect of all outstanding Securities for such Special Acceleration (subject to any adjustments for Dilution Events or Reorganization Events, if applicable, as described under “—Exchange Property Adjustments” above), and the Trust will promptly distribute such property pro rata to holders of the Securities then outstanding.  The “Special Acceleration Date” means the fifth Scheduled Trading Day following the Exchange Property Adjustment Date with respect to such Special Acceleration or, if later, on the fifth Scheduled Trading Day after the Shareholder receives Non-Marketable Securities Exchange Property that is the subject of such Special Acceleration.

Reduction of Exchange Property Following a Special Acceleration

Immediately upon the delivery by the Shareholder to the Trust of the Make-Whole Non-Marketable Securities Exchange Property in respect of all outstanding Securities for a Special Acceleration, the Exchange Property shall be reduced to exclude all Non-Marketable Securities Exchange Property that, on the Exchange Property Adjustment Date for such Special Acceleration, formed part of the Exchange Property (but, for the avoidance of doubt, without effect on the amount of Non-Marketable Securities Exchange Property deliverable, and/or the amount of cash payable (to the extent the Shareholder elects Cash Settlement), to holders of outstanding Securities with respect to such Special Acceleration itself) and such Non-Marketable Securities Exchange Property shall be released from the collateral.

LEGAL_US_E #123946067.3

Cash Settlement in the Event of a Special Acceleration

If the Shareholder makes a valid Cash Settlement election in respect of any Special Acceleration, it shall pay to the Trust in cash in U.S. dollars, no later than the Business Day immediately preceding the Special Acceleration Date for such Special Acceleration, an amount per Security equal to the product of (x) the Cash Percentage for such Special Acceleration, (y) the aggregate Then-Current Value of each of the items of the Non- Marketable Securities Exchange Property included in one Exchange Property Unit as of the fifth Scheduled Trading Day immediately preceding such Special Acceleration Date (or, if such date is not a Trading Day, the immediately preceding Trading Day) and (z) the Make-Whole Exchange Property Rate and (ii) deliver to the Trust, no later than the Business Day immediately preceding such Special Acceleration Date, the amount of Non- Marketable Securities Exchange Property for each Security then outstanding equal to the aggregate of the products, for each type of Non-Marketable Securities Exchange Property that is the subject of such Special Acceleration included in one Exchange Property Unit, of (x) 100% minus the Cash Percentage for such Special Acceleration, (y) the number of units or amount of each such item of Non-Marketable Securities Exchange Property (or, in the case of cash, the amount of such cash) included in one Exchange Property Unit and (z) the Make-Whole Exchange Property Rate.

Treatment of Stripped U.S. Treasury Securities Upon Special Acceleration

In addition, upon any Special Acceleration the Custodian will sell a portion of each series of stripped U.S. Treasury securities then held by the Trust equal to the Non-Marketable Securities Percentage multiplied by the aggregate quantity of such series of stripped U.S. Treasury securities then held by the Trust, and distribute the net proceeds of such sale pro rata to the holders of the Securities then outstanding.  Such pro rata sale and distribution will reduce pro rata the quarterly distributions payable on the Securities as described under “Description of Securities—Distributions—Amount and Timing” below.

Optional Acceleration

Except in the case of a Tax Event Acceleration, which may occur at any time, if on or after the date 365 days immediately following the last original issuance date of the Securities (including Securities issued upon exercise of the Initial Purchasers’ option to acquire additional Securities) and on or prior to the 30th Scheduled Trading Day immediately preceding June 1, 2019, the Shareholder delivers notice to the Trust that it has elected to effect an acceleration pursuant to this “Optional Acceleration” section (an “Optional Acceleration”), then delivery of the Exchange Property by the Shareholder under the Contract will be accelerated as described below; provided that certain conditions are met as described in the following paragraph.

Conditions to Optional Acceleration

The Shareholder’s notice of Optional Acceleration will only be effective if:

LEGAL_US_E #123946067.3

(i)	no Collateral Event of Default has occurred and is continuing;

(ii)	no Reorganization Event or Dilution Event has been announced for which the related Exchange Property Adjustment Date has not yet occurred (unless the Company or the issuer of the relevant Exchange Security, as applicable, has publicly announced that such Reorganization Event or Dilution Event will not occur);

(iii)	such notice contains the Shareholder’s election with respect to the cash settlement, if any, of such Optional Acceleration in accordance with the conditions and requirements described under “—Cash Settlement” above; and

(iv)	if such Optional Acceleration is an Optional Acceleration in respect of which the Shareholder has satisfied the applicable requirements described under “—Tax Event Acceleration Procedures” below (such Optional Acceleration, a “Tax Event Acceleration”), such notice states that such Optional Acceleration is a Tax Event Acceleration and includes the Officer’s Certificate and opinion of counsel (if required) described under “—Tax Event Acceleration Procedures” below.

Partial Optional Acceleration

Unless the Shareholder’s notice of Optional Acceleration specifies otherwise, the Shareholder will be deemed to have elected to optionally accelerate 100% of the Contract then outstanding (any Optional Acceleration at less than 100% of the Contract then outstanding being referred to as a “Partial Acceleration” and the percentage of the then-outstanding amount of the Contract being accelerated being referred to as the “Acceleration Percentage” for such acceleration).  In the event of a Tax Event Acceleration or a Special Collateral Event Acceleration, the Acceleration Percentage will be deemed to be 100%.  In addition, in the case of a Partial Acceleration, the Shareholder must accelerate a portion of the Contract corresponding to no less than 33.33%, and no greater than 66.66%, of the original amount of the Contract (including, for this purpose, the additional amount of the Contract in respect of all the Securities issued as a result of an exercise by the Initial Purchasers of their option to purchase additional Securities), as determined by a nationally recognized independent investment banking firm retained by the Trust for this purpose.

If the Shareholder delivers a notice of Optional Acceleration to the Trust, the Trust will promptly (and, in any event, within one Scheduled Trading Day) deliver notice of such election to the holders of the Securities together with, if the Shareholder has elected Cash Settlement with respect to such Optional Acceleration, notice of the Shareholder’s Cash Percentage and its pledge, or failure to pledge, the amount of cash required in connection with such election as described under “—Cash Settlement” above.  We refer to the first Business Day on which the Trust has delivered such notice, or on which a press release has been issued containing such notice, in each case by 5:00 p.m., New York City time, as the “Optional Acceleration Notice Date” (it being understood that such first Business Day will be deemed to be postponed to the immediately succeeding Business Day if such notice is received, or such press release is issued, after 5:00 p.m., New York City time).

LEGAL_US_E #123946067.3

Optional Acceleration Exchange Date

The settlement with respect to the accelerated portion for an Optional Acceleration (such date of settlement referred to as an “Optional Acceleration Date”) will be accelerated to (i) in the case of an Optional Acceleration that is not a Tax Event Acceleration and with respect to which the Shareholder has not made any Cash Settlement election, the fourth Business Day following the Optional Acceleration Notice Date, (ii) in the case of a Tax Event Acceleration with respect to which the Shareholder has not made any Cash Settlement election, the fourth Business Day following the fifth Trading Day immediately following the Optional Acceleration Notice Date or (iii) in any other case, the fourth Business Day following the last Trading Day of the Optional Acceleration Valuation Period.  In the event of an Optional Acceleration, the Shareholder shall deliver to the Trust, no later than the Business Day immediately prior to the Optional Acceleration Date, the Exchange Amount for each Security then outstanding as described below.

Exchange Amount in the Event of an Optional Acceleration

In the event of an Optional Acceleration, unless there has been a valid election with respect to Cash Settlement, the Exchange Amount per Security will be a number of Exchange Property Units equal to the product of the Acceleration Percentage (which will be deemed to be 100% except in the case of a Partial Acceleration) and the Maximum Exchange Rate (or, in the case of a Tax Event Acceleration, a number of Exchange Property Units per Security (such number of Exchange Property Units per Security, the “Tax Event Exchange Rate”) equal to the Make-Whole Exchange Property Rate applicable to such Optional Acceleration, as determined in accordance with “—Make-Whole Exchange Property Rate” below).

If the Shareholder has validly elected Cash Settlement with respect to such Optional Acceleration, the Exchange Amount per Security will consist of (i) an amount of cash in U.S. dollars equal to the product of (w) the Cash Percentage, (x) the Acceleration Percentage with respect to such Optional Acceleration, (y) the Maximum Exchange Rate (or, in the case of a Tax Event Acceleration, the Tax Event Exchange Rate) and (z) the average of the Daily VWAPs of the ADSs (or the average of the aggregate Then-Current Values of Exchange Property included in one Exchange Property Unit, if the Exchange Property Unit includes Exchange Property other than solely one ADS) over the Optional Acceleration Valuation Period and (ii) a number of ADSs (or a number of Exchange Property Units, if the Exchange Property Unit includes Exchange Property other than solely one ADS) equal to the product of (x) 100% minus the Cash Percentage, (y) the Acceleration Percentage with respect to such Optional Acceleration and (z) the Maximum Exchange Rate (or, in the case of a Tax Event Acceleration, the Tax Event Exchange Rate).

Reduction of Exchange Property Following a Partial Acceleration

On the Optional Acceleration Date for a Partial Acceleration (provided that Shareholder has satisfied in full its payment and/or delivery obligations in respect of such Partial Acceleration), (i) the Exchange Property shall be reduced so that each Exchange Property Unit excludes the applicable Acceleration Percentage of the number or amount of each type of securities, assets or other property included in one Exchange Property Unit immediately prior to giving effect to such Optional Acceleration Date (but, for the avoidance of doubt, without effect on the amount of Exchange Property deliverable, and/or the amount of cash payable (to the extent the Shareholder elects Cash Settlement), to holders of outstanding Securities with respect to such Optional Acceleration itself) and (ii) the collateral pledged in respect of such Acceleration Percentage (including any cash pledged in the event of a Cash Settlement election) shall be released promptly (but in any event within two Scheduled Trading Days) following delivery of such Exchange Property and/or cash in respect of such Optional Acceleration by the Shareholder to the Trust.

LEGAL_US_E #123946067.3

Treatment of Stripped U.S. Treasury Securities Upon Optional Acceleration

In addition, upon any Optional Acceleration the Custodian will sell a portion of each series of stripped U.S. Treasury securities then held by the Trust equal to the Acceleration Percentage multiplied by the aggregate quantity of such series of stripped U.S. Treasury securities then held by the Trust, and distribute the net proceeds of such sale pro rata to the holders of the Securities then outstanding.  Such pro rata sale and distribution will reduce pro rata the quarterly distributions payable on the Securities as described under “Description of Securities—Distributions—Amount and Timing” below.

Tax Event Acceleration Procedures

The Shareholder may effect a Tax Event Acceleration only upon the occurrence of a Tax Event.

A “Tax Event” will have occurred if the Shareholder reasonably determines that, as a result of:

(i)	any issuance of, change in, or amendment to, the law (or any regulations or rulings promulgated thereunder) affecting taxation;

(ii)	any issuance of, amendment to, or change in any application, pronouncement, administration or interpretation of such laws, regulations or rulings (including by reason of a holding, judgment or order by a court of competent jurisdiction or a change in published practice) and any publication of tax cases by any tax authority;

(iii)	any interpretation or pronouncement that provides for a position with respect to such laws, regulations or rulings that differs from the theretofore generally accepted position;

(iv)	any action taken by a tax authority, whether or not with respect to the Shareholder or the Trust or any of their affiliates; or

(v)	a tax jurisdiction becoming a Relevant Tax Jurisdiction;

LEGAL_US_E #123946067.3

There is more than an insubstantial risk that Shareholder Parent would be obligated to make a payment in respect of a Triggering Shareholder Reimbursement Obligation, and such obligation cannot be avoided by taking reasonable measures that are available to the Shareholder or any member of the Shareholder Group (provided such measures do not have an adverse effect on any party, including any member of the Shareholder Group).  Such Tax Event must become effective on or after the closing date for the offering of the Securities.

No notice of a Tax Event Acceleration will be given by the Shareholder earlier than the date 60 calendar days prior to the earliest date with respect to which there is more than an insubstantial risk that Shareholder Parent would be obligated to make any payments in respect of any Triggering Shareholder Reimbursement Obligation.  Concurrently with the delivery of the notice in respect of such Tax Event, the Shareholder will deliver to the Trust:  (i) an Officer’s Certificate stating that it is entitled to effect such Tax Event Acceleration because a Tax Event has occurred and setting forth a statement of facts showing that the conditions precedent to its right to elect such Tax Event Acceleration have been satisfied and that Shareholder Parent cannot avoid its obligation to pay amounts in respect of the Triggering Shareholder Reimbursement Obligations by taking reasonable measures available to the Shareholder or any member of the Shareholder Group (provided such measures do not have an adverse effect on any party, including any member of the Shareholder Group) and (ii) with respect to clause (iv) of the definition of “Triggering Shareholder Reimbursement Obligation,” an opinion of an independent tax counsel of recognized standing in the Relevant Tax Jurisdiction and reasonably satisfactory to the Trust to the effect that there is more than an insubstantial risk that the Shareholder has been or will become obligated to pay Additional Amounts.  The Trust will accept and shall be entitled to rely absolutely and without further inquiry on such Officer’s Certificate and opinion of counsel (if applicable) as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the holders of the Securities.

Make Whole Exchange Property Rate

The “Make-Whole Exchange Property Rate” will be determined by reference to the table below, based on the applicable Make-Whole Adjustment Date and the applicable “ADS Price” related to such Make-Whole Adjustment Date.  The Shareholder will provide to the Trust a written notice of a Make-Whole Exchange Property Rate applicable to any Special Acceleration, Tax Event Acceleration, or Special Collateral Event Acceleration, as the case may be, promptly after such Make-Whole Exchange Property Rate may be determined based on availability of the relevant Make-Whole Adjustment Date and the ADS Price, but not later than within two Business Days after both such relevant Make-Whole Adjustment Date and ADS Price become available and it shall issue, or cause to be issued, a press release prior to (or simultaneous therewith) announcing the same.

For purposes of any Special Acceleration, the Make-Whole Adjustment Date will be the Exchange Property Adjustment Date for such Special Acceleration, and the “ADS Price” related to such Make-Whole Adjustment Date will be the average of the Daily VWAPs of the ADSs (or the average of the aggregate Then-Current Values of Exchange Property included in one Exchange Property Unit, if the Exchange Property Unit includes Exchange Property other than solely one ADS) over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Exchange Property Adjustment Date.

LEGAL_US_E #123946067.3

For purposes of a Tax Event Acceleration, the Make-Whole Adjustment Date will be the Optional Acceleration Notice Date for such Tax Event Acceleration, and the “ADS Price” related to such Make-Whole Adjustment Date will be the average of the Daily VWAPs of the ADSs (or the average of the aggregate Then- Current Values of Exchange Property included in one Exchange Property Unit, if the Exchange Property Unit includes Exchange Property other than solely one ADS) over the five Trading Day period beginning on, and including, the first Trading Day immediately following the Optional Acceleration Notice Date.

For purposes of a Special Collateral Event Acceleration, the Make-Whole Adjustment Date will be the Special Collateral Event Acceleration Notice Date for such Special Collateral Event Acceleration, and the “ADS Price” related to such Make-Whole Adjustment Date will be the average of the Daily VWAPs of the ADSs (or the average of the aggregate Then-Current Values of Exchange Property included in one Exchange Property Unit, if the Exchange Property Unit includes Exchange Property other than solely one ADS) over the five Trading Day period beginning on the first Trading Day following the Special Collateral Event Acceleration Notice Date.

Immediately following each Special Acceleration or Optional Acceleration (but, for the avoidance of doubt, without effect on the Make-Whole Exchange Property Rate applicable to such Special Acceleration or Optional Acceleration (as relevant)), each of the ADS Prices set forth in the column headers of the table below will be adjusted to be equal to the product of (i) the respective ADS Prices set forth in the table below and (ii) the Non- Accelerated Percentage determined after giving effect to the adjustment thereto in respect of such Special Acceleration or Optional Acceleration.

The following table sets forth the Make-Whole Exchange Property Rate for each ADS Price and Make-Whole Adjustment Date set forth below:

	ADS Price
Make-Whole Adjustment Date	$10.00	$30.00	$50.00	$70.00	$76.69	$80.00	$85.00	$90.11	$95.00	$120.00	$150.00	$200.00	$250.00	$300.00
June 10, 2016	1.2841	1.2617	1.1978	1.1426	1.1297	1.1243	1.1173	1.1113	1.1097	1.1097	1.1097	1.1097	1.1097	1.1097
December 1, 2016	1.2874	1.2729	1.2139	1.1543	1.1397	1.1335	1.1255	1.1186	1.1133	1.1097	1.1097	1.1097	1.1097	1.1097
June 1, 2017	1.2907	1.2831	1.2324	1.1681	1.1513	1.1441	1.1346	1.1265	1.1202	1.1097	1.1097	1.1097	1.1097	1.1097
December 1, 2017	1.2939	1.2912	1.2524	1.1841	1.1643	1.1557	1.1443	1.1346	1.1270	1.1097	1.1097	1.1097	1.1097	1.1097
June 1, 2018	1.2971	1.2969	1.2749	1.2052	1.1809	1.1700	1.1555	1.1431	1.1334	1.1097	1.1097	1.1097	1.1097	1.1097
December 1, 2018	1.3004	1.3006	1.2956	1.2361	1.2043	1.1891	1.1681	1.1503	1.1370	1.1098	1.1097	1.1097	1.1097	1.1097
June 1, 2019	1.3040	1.3040	1.3040	1.3040	1.3040	1.2500	1.1765	1.1097	1.1097	1.1097	1.1097	1.1097	1.1097	1.1097

The exact ADS Prices and Make-Whole Adjustment Dates may not be set forth in the table above, in which case:

•	if the applicable ADS Price per ADS (or per one Exchange Property Unit, if applicable) is between two ADS Prices in the table or the Make-Whole Adjustment Date is between two Make-Whole Adjustment Dates in the table, the Make-Whole Exchange Property Rate will be determined by straight-line interpolation between the Make-Whole Exchange Property Rates set forth for the higher and lower ADS Prices and the two Make- Whole Adjustment Dates, as applicable, based on a 365-day year;

LEGAL_US_E #123946067.3

•	if the applicable ADS Price per ADS (or per one Exchange Property Unit, if applicable) is in excess of $300.00 (with such dollar amount being subject to the same adjustment for any Special Acceleration or Optional Acceleration as the ADS Prices set forth in the column headers of the table above), then the Make- Whole Exchange Property Rate will be 1.1097; or

•	if the applicable ADS Price per ADS (or per one Exchange Property Unit, if applicable) is less than $10.00 (with such dollar amount being subject to the same adjustment for any Special Acceleration or Optional Acceleration as the ADS Prices set forth in the column headers of the table above), then the Make-Whole Exchange Property Rate will be 1.3040.

Notwithstanding anything to the contrary herein, in no event will the Make-Whole Exchange Property Rate be an amount greater than the Maximum Exchange Rate.

Additional Amounts

If any present or future taxes, duties, assessments or governmental charges of whatever nature and any related interest, surcharges or penalties with respect thereto (“Taxes”) are imposed or levied by or on behalf of the Cayman Islands, the People’s Republic of China or any political subdivision thereof or therein (each, a “Relevant Tax Jurisdiction”) on the Trust or payments made by the Shareholder to the Trust under the Contract, including, but not limited to, deliveries of ADSs or other Exchange Property under the Contract, the Shareholder would reimburse the Trust for such additional amounts (the “Additional Amounts”) as would be necessary (including after the imposition or levy of Taxes on any such Additional Amounts by the Relevant Tax Jurisdiction) in order that the amount available to the Trust for distribution to holders and beneficial owners of the Securities is no less than the amount the Trust would have had available for distribution to holders and beneficial owners of the Securities in the absence of such imposition or levy of Taxes by the Relevant Tax Jurisdiction.  Any Additional Amounts paid by the Shareholder would be reimbursed by Shareholder Parent under the Parent Reimbursement Agreement, which would be further reimbursed by Shareholder Ultimate Parent under the Ultimate Parent Reimbursement Agreement.  However, neither the Contract nor any other agreement entered into in connection with the offering indemnifies anyone for any Taxes (other than certain Documentary Taxes discussed below) that are imposed on the subsequent distribution of ADSs or other Exchange Property by the Trust to holders or beneficial owners of the Securities or the subsequent disposition of such ADSs or other Exchange Property.

Under the Trust Agreement, the Trust would pay, and (where applicable) reimburse each applicable holder and beneficial owner of a Security, other than a holder or beneficial owner of a Security that is a PRC Tax Resident, for, any stamp, issue, registration, court, documentary, or similar taxes, including any related interest or penalties with respect thereto (such taxes collectively, “Documentary Taxes”) imposed by a Relevant Tax Jurisdiction on the distribution of ADSs or other Exchange Property to holders and beneficial owners of the Securities.  Under the Contract, the Shareholder would (i) pay, and (where applicable) reimburse the Trust for, any Documentary Taxes imposed by any tax jurisdiction on the receipt of ADSs or other Exchange Property by the Trust, and (ii) reimburse the Trust for any Documentary Taxes for which the Trust is obligated to reimburse a holder or beneficial owner of a Security.

LEGAL_US_E #123946067.3

Furthermore, under the Parent Reimbursement Agreement, Shareholder Parent would reimburse the Shareholder, and under the Ultimate Parent Reimbursement Agreement, Shareholder Ultimate Parent would reimburse Shareholder Parent, for any (i) Taxes imposed on the Shareholder on account of, or with respect to, the Contract or any amounts or property paid or delivered thereunder (for the avoidance of doubt this clause (i) is not applicable to withholding Taxes imposed in respect of dividends or distributions on the Ordinary Shares, ADSs or any other Exchange Property), (ii) amounts withheld in respect of Taxes imposed on distributions or dividends made in respect of the Exchange Property (other than withholding Taxes imposed by the People’s Republic of China in respect of the Exchange Property), (iii) amounts withheld in respect of Taxes imposed in connection with a Reorganization Event (other than withholding Taxes imposed by the People’s Republic of China), (iv) Additional Amounts paid or payable by the Shareholder, (v) Documentary Taxes paid or payable by the Shareholder (the reimbursement obligations referred to in clauses (i) through (v) to the extent they arise in connection with Taxes that exceed $100,000 in the aggregate, the “Triggering Shareholder Reimbursement Obligation”) and (vi) any other Taxes imposed on the Shareholder (other than withholding Taxes with respect to which the Shareholder does not have a reimbursement obligation to a third party).  Neither Shareholder Parent nor Shareholder Ultimate Parent would have any obligation to reimburse the Trust for any amounts.

The applicable party would remit the full amount of Taxes imposed or levied to the applicable tax jurisdiction in accordance with applicable law.  Such party would provide certified copies of tax receipts from such tax jurisdiction evidencing the payment of such Taxes, or if such tax receipts are not available, certified copies or other reasonable evidence of such payments as soon as reasonably practicable to the Shareholder or the Trust, as applicable.  Such copies would be made available to the holders and beneficial owners of Securities upon reasonable request and would be made available at the offices of the Paying Agent.

The foregoing obligations would survive any termination or discharge of the Contract or Securities, any transfer by a holder or beneficial owner of Securities, and, in addition to the Cayman Islands and the People’s Republic of China, would apply mutatis mutandis to any jurisdiction in which any successor to the Company is organized, engaged in business for tax purposes or otherwise resident for tax purposes, or any political subdivision or taxing authority or agency thereof or therein and any such jurisdiction thereafter would be included in the definition of “Relevant Tax Jurisdiction”; provided that in no event would Additional Amounts be payable in respect of Taxes, other than Documentary Taxes, imposed by the United States or any political subdivision or taxing authority or agency thereof or therein.

LEGAL_US_E #123946067.3

The Trust would not withhold, deduct or pay any amounts that would obligate Shareholder to reimburse the Trust with respect to Additional Amounts or Documentary Taxes and would result in a Triggering Shareholder Reimbursement Obligation unless (i) the Trust receives a notice from any governmental body that it intends to imminently commence, or has commenced, enforcement or collection proceedings against the Trust with respect to such amounts, including placing any lien on, or other financial impairment of, any property held by the Trust, (ii) the Trust receives an opinion of tax counsel of recognized standing in tax matters in the applicable tax jurisdiction and reasonably satisfactory to the Shareholder to the effect that such action should be required under applicable law, (iii) there is a “final determination” with respect to such withholding, deduction or payment, or (iv) the Shareholder consents to such withholding, deduction, or payment.

Except as otherwise described below, the Trust would not take any action with respect to, or in anticipation of, any Tax Contest (including taking any action or waiving any rights with respect to Tax matters under the Contract) without the prior consent of the Shareholder and the Shareholder would control all proceedings and make all decisions taken in connection with any Tax Contest (including selection of counsel) at its own expense.  Without limiting the generality of the foregoing and except as described below, the Trust agrees, without the prior written consent of the Shareholder, not to (i) consent to the terms of any compromise or settlement of any Tax Contest, (ii) pay any amounts with respect to any Tax Contest, (iii) accept or object to any preliminary decision of any governmental body or (iv) make any filing or submission with or to, or attend any meeting or conference with or otherwise communicate with (or take any other action with respect thereto), any governmental body in connection with any Tax Contest.  Notwithstanding the foregoing, the Trust would be permitted to take any of the actions described in (ii) or (iv) of the preceding sentence if (i) the Trust receives a notice from a governmental body to the effect that the failure to take such action would result in the imminent commencement of, or has resulted in the commencement of, enforcement, collection or similar consequence with respect to the applicable Taxes, including the placement of any lien on, or other financial impairment of, any property held by the Trust (ii) the Trust receives an opinion of a tax counsel of recognized standing in tax matters in the applicable tax jurisdiction and reasonably satisfactory to the Shareholder to the effect that such action should be required by applicable law, or (iii) a “final determination” is made by a taxing authority that any such action is required.  For purposes of this paragraph, a “Tax Contest” means any claim, potential claim, request for information, inquiry, audit or other action or proceeding, brought by any governmental body that relates to or could result in the payment of Additional Amounts or the payment or reimbursement by the Shareholder of Documentary Taxes, in each case, that could result in a Triggering Shareholder Reimbursement Obligation.

Collateral Arrangements; Acceleration upon Default by the Shareholder

Collateral Arrangements, ADS Procedures Agreement and Registered Office Undertaking

The Shareholder’s obligations under the Contract are secured initially by a security interest in (1) a number of Ordinary Shares equal to the product of (x) the Maximum Exchange Rate and (y) the total number of Securities outstanding and (2) cash in an amount equal to the product of $0.05 and such number of Ordinary Shares, all in accordance with the Collateral Agreement.  At all times following the first date of initial issuance of the Securities, but
LEGAL_US_E #123946067.3

subject to the time periods for delivering Collateral specified in the Contract and the Collateral Agreement, the Shareholder would be required to pledge (i) the maximum number or amount of each type of Exchange Property (other than ADSs) that the Shareholder may be required to deliver under the Contract and (ii) to the extent any ADSs are included in the Exchange Property, a number of ADSs equal to the product of (A) the number of ADSs included in one Exchange Property Unit, (B) the Maximum Exchange Rate and (C) the aggregate number of Securities outstanding; provided that, without prejudice to the Shareholder’s obligations under clause (i), the Shareholder may satisfy its obligation to pledge any one ADS pursuant to this clause (ii) by pledging either (x) (I) the maximum number or amount of each type of securities (including Ordinary Shares, if applicable, in respect of which the Registered Office Undertaking is in effect), property and/or assets that is required to be deposited with the ADS Depositary in order to obtain the delivery of one ADS, plus (II) cash in an amount of $0.05 per ADS forming part of the Exchange Property (the securities, property and/or assets described in this clause (x), collectively, the “Required ADS Deposit Property”) or (y) one ADS (I) that is held in book- entry format through DTC, (II) that, if it represents Ordinary Shares, represents Ordinary Shares that were not, when issued, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system (within the meaning of Rule 144A under the Securities Act), (III) with respect to which the Shareholder has a “holding period” (within the meaning of Rule 144 under the Securities Act) that commenced at least one year prior to the first original issuance date of the Securities, and (IV) that may be transferred without endorsing upon such ADS, or such ADS otherwise being subject to, any legend requiring compliance with the Securities Act or Rule 144 thereunder as a condition of the transfer thereof (other than as contemplated pursuant to the Deposit Agreement, as supplemented by the ADS Procedures Agreement) (the aggregate amount of securities, property and/or assets referred to in this sentence, the “Required Pledged Assets”).  If the Shareholder exercises any option to make Cash Settlement, the Shareholder would be required to pledge cash (in addition to such required amounts of Exchange Property, and subject to any release of Collateral permitted under the Collateral Agreement as described herein) in the amounts and at the times described above under “—Cash Settlement.” For the avoidance of doubt, securities, property or other assets would not form part of Required Pledged Assets until received by the Shareholder.

The Company, the Shareholder, the ADS Depositary, the Trust and the Collateral Agent have entered into the ADS Procedures Agreement in order to facilitate the conversion of Ordinary Shares included in the Required Pledged Assets into ADSs immediately prior to (i) the settlement of the Contract (unless the Contract is settled entirely in cash) and (ii) the foreclosure on the Collateral by the Collateral Agent.  Under the terms of the ADS Procedures Agreement, the ADS Depositary is agreeing, in connection with (1) any settlement of the Contract (other than Cash Settlement with a Cash Percentage of 100%) and (2) the foreclosure on the Collateral by the Collateral Agent, but subject, in each case, to the prior deposit of the Required ADS Deposit Property by the Shareholder or the Collateral Agent, respectively, in each case accompanied by certain customary certifications and legal opinions, to issue ADSs through the facilities of DTC without endorsing upon such ADSs, or such ADSs otherwise being subject to, any legend requiring compliance with the Securities Act or Rule 144 thereunder as a condition of the transfer thereof or any other legend to which the ADSs issued under the Deposit Agreement (other than Restricted ADSs) are not subject (other than in connection with any settlement of the Contract or foreclosure on the Collateral effected by the Collateral Agent during the first year following the last issuance date of the Securities (or such longer period as may be required by applicable law), in which case the ADS Depositary agrees to issue the Restricted ADSs through the facilities of DTC, subject to the transfer restrictions described under “Transfer Restrictions and Notice to Investors”).
LEGAL_US_E #123946067.3

The Company, Maples FS, in its capacity as the registrar of the Company’s register of members, the Shareholder and the Collateral Agent have entered into the Registered Office Undertaking pursuant to which Maples FS is agreeing to annotate the Company’s register of members to the effect that all the Ordinary Shares owned by the Shareholder are subject to a security interest in favor of the Collateral Agent granted under the Collateral Agreement.  Maples FS is also agreeing in the Registered Office Undertaking to comply with the Collateral Agent’s instructions with respect to such Ordinary Shares to transfer the legal ownership of such Ordinary Shares into the name of the ADS Depositary’s custodian upon (i) receipt of a notice from the Collateral Agent that an Event of Default has occurred or (ii) instruction from the Shareholder.

Under the Collateral Agreement, the Shareholder has granted a security interest over all proceeds of the Ordinary Shares required to be pledged under the Collateral Agreement (and proceeds of any Exchange Property or other securities, property or assets pledged under the Collateral Agreement).  The Company has agreed in the Registered Office Undertaking that future distributions on the Ordinary Shares are to be deposited with the Collateral Agent.  The Shareholder has the right to vote any pledged Ordinary Shares or Exchange Securities for so long as those securities are owned by it.

Under the Parent Reimbursement Agreement, Shareholder Parent has agreed to reimburse the Shareholder for any and all amounts payable in respect of Taxes by the Shareholder (including amounts payable as described under “Investment Objective and Policies—The Contract—Additional Amounts” but excluding withholding taxes with respect to which the Shareholder is not obligated to make additional payments in respect of the Exchange Property) and any and all amounts otherwise payable in connection with or relating to this offering, but excluding amounts payable under the Contract (other than amounts thereunder payable in respect of Taxes), and certain other obligations that are required to be funded or satisfied at the completion of the offering of the Securities.  In addition, under the Ultimate Parent Reimbursement Agreement, Shareholder Ultimate Parent has agreed to reimburse Shareholder Parent for any and all amounts payable (including any and all amounts payable in respect of Taxes) by Shareholder Parent under the Parent Reimbursement Agreement.  Shareholder Parent has pledged to the Shareholder its rights to receive reimbursement under the Ultimate Parent Reimbursement Agreement as security for its obligations under the Parent Reimbursement Agreement.  Pursuant to the Collateral Agreement, the Shareholder has re-pledged to the Collateral Agent the rights under the Ultimate Parent Reimbursement Agreement that have been pledged to it by Shareholder Parent under the Parent Reimbursement Agreement and has pledged to the Collateral Agent the reimbursement rights that it has under the Parent Reimbursement Agreement.

LEGAL_US_E #123946067.3

Substitution of Collateral

Unless a Default or Event of Default has occurred and is continuing, the Shareholder would be permitted to substitute for any of the pledged Ordinary Shares, an equivalent number of Ordinary Shares (including Ordinary Shares represented by ADSs) that (i) are subject to Transfer Restrictions (other than Existing Transfer Restrictions) only to the same extent as the pledged Ordinary Shares for which they are being substituted, (ii) were not, when issued, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system (within the meaning of Rule 144A under the Securities Act), (iii) with respect to which the Shareholder has a “holding period” (within the meaning of Rule 144 under the Securities Act) that commenced at least one year prior to the first original issuance date of the Securities and (iv) in the case of Ordinary Shares not represented by ADSs, in respect of which the Registered Office Undertaking is in effect.

In addition, unless the Shareholder has defaulted on certain of its obligations under the Contract or the Collateral Agreement, the Shareholder would be permitted to substitute for any of the pledged Ordinary Shares or other pledged collateral, cash in U.S. dollars or direct obligations of the U.S. Government issued by the U.S. Treasury Department (excluding principal-only Treasury strips) that have a maturity occurring no later than the date twenty years from the date of the pledge of such obligations (such cash and U.S. Government obligations, “Eligible Cash Equivalents”).  Any Eligible Cash Equivalents pledged as substitute collateral for any Exchange Property would be required to have an aggregate Then-Current Value, (x) at the time of delivery and (y) on each Business Day thereafter, of not less than 150% of the sum of the products, for each item of Exchange Property so substituted, of (a) the Then-Current Value of each such item of Exchange Property and (b) the total number of such item of Exchange Property for which such Eligible Cash Equivalents have been substituted; provided that the Shareholder shall at all times be entitled to direct the Collateral Agent to liquidate, or cause the liquidation of, any direct obligations of the U.S. Government forming part of the Eligible Cash Equivalents for cash in U.S. dollars.

Release of Collateral

In all cases, for the avoidance of doubt, any excess collateral (in excess of the then applicable Required Pledged Assets (if any)) corresponding to the Contract (or the portion of the Contract, as the case may be) being settled on the relevant Special Acceleration Date, the Exchange Date, the Special Collateral Event Acceleration Date or the Optional Acceleration Date, including any remaining excess cash pledged pursuant to the provisions described under “—Cash Settlement—Release of Excess Collateral,” would be released promptly (and in any event within two Business Days) following the required deliveries of cash and/or any other applicable Exchange Property by the Shareholder to the Trust in respect of the relevant Special Acceleration Date, the Exchange Date, the Special Collateral Event Acceleration Date or the Optional Acceleration Date, pursuant to the Contract and the Collateral Agreement; provided that such excess collateral would be released to the extent, and solely to the extent, that (i) the Required Pledged Assets (if any) remain pledged to the Trust on the date of such release; (ii) no Collateral Event of Default has occurred and is continuing or would result therefrom; and (iii) the Shareholder is not then required to (and, after giving effect to the relevant release, would not be required to) pledge any additional securities, cash or other property or assets under the Collateral Agreement or the Contract (or portion of the Contract, as the case may be).

LEGAL_US_E #123946067.3

Collateral Event of Default

A “Collateral Event of Default” under the Collateral Agreement means, at any time, any of the following:

(i)	the Collateral Agent fails to maintain in accordance with the Collateral Agreement a security interest (or, to the extent such security interest may be perfected by the filing of a UCC financing statement, physical possession or the entering into of account control agreements, a perfected security interest) in each case free of any other Liens, other than Permitted Liens, in an amount of Collateral that includes at least (x) the Required Pledged Assets (as adjusted as a result of any Dilution Event or Reorganization Event), other than any Exchange Property for which the Shareholder has validly substituted Eligible Cash Equivalents with a Then- Current Value that satisfies the requirements (and within the time periods) set forth in clause (iii) below, (y) if the Shareholder has elected to satisfy its obligations under the Contract (in whole or in part, as applicable) through cash settlement as provided under “—Cash Settlement” above, the Required Cash Amount then required to be pledged in respect of such election under the Contract, and (z) without double-counting any Exchange Property required to be pledged under clause (x) above, on any date of required delivery under the Contract, the number or amount of each type of Exchange Property required to be delivered on such date, except to the extent the Shareholder has satisfied such delivery obligation on or prior to such date using Exchange Property of such type that is not included in the Collateral;

(ii)	the Shareholder breaches (provided that such breach is not cured within three Business Days), repudiates or terminates the Registered Office Undertaking or the Securities Account Control Agreement without replacement (other than a termination of the Registered Office Undertaking in connection with the release of the Lien imposed by the Collateral Agreement on all of the Ordinary Shares in accordance with the terms hereof);

(iii)	on any Business Day on which Eligible Cash Equivalents are required to be pledged as substitute collateral for any Exchange Property, failure of the Eligible Cash Equivalents so pledged to have a Then- Current Value of not less than 150% of the sum of the products, for each item of Exchange Property so substituted, of (a) the Then-Current Value of each such item of Exchange Property and (b) the total number of such item of Exchange Property for which such Eligible Cash Equivalents have been substituted; provided that such failure shall not result in a Collateral Event of Default if the Shareholder, by 5:00 p.m., New York City time, on the third Business Day following any Business Day on which the aggregate Then- Current Value of such Eligible Cash Equivalents does not satisfy such requirements (an “Insufficient Substituted Value Date”), pledges additional Eligible Cash Equivalents in an amount sufficient to cause the requirements of the immediately preceding provision in this clause (iii) to be satisfied as of 5:00 p.m., New York City time, on such Insufficient Substituted Value Date;

LEGAL_US_E #123946067.3

(iv)	(A) either of the ADS Depositary or the Company repudiates, breaches or terminates the ADS Procedures Agreement (unless otherwise agreed or waived by the Collateral Agent) pursuant to the terms thereof or (B) either Maples FS or the Company repudiates, breaches or terminates the Registered Office Undertaking, in each case of (A) and (B), if such repudiation, termination or breach would adversely affect the ability of the Collateral Agent and/or holders of the Securities to obtain delivery of ADSs (if ADSs form part of the Exchange Property) through the facilities of DTC without endorsing upon such ADSs, or such ADSs otherwise being subject to, any legend requiring compliance with the Securities Act or Rule 144 thereunder as a condition of the transfer thereof or any other legend to which the ADSs issued under the Deposit Agreement (other than Restricted ADSs) are not subject (other than during the first year following the last issuance date of the Securities as contemplated by “Transfer Restrictions and Notice to Investors” (or such longer holding period, if any, applicable to such ADSs (or Ordinary Shares represented thereby) if then required by applicable law)); provided that such repudiation, termination or breach is not cured within 45 days, subject to an additional extension in the cure period upon a vote of 9 percent of the total number of Securities outstanding), subject to acceleration (to the extent such repudiation, breach or termination has not then been cured) upon a vote by a majority to the total number of Securities outstanding;

(v)	the Collateral Agent receives notice from the ADS Depositary or the Company pursuant to the ADS Procedures Agreement to the effect that an amendment or supplement to the terms of the Deposit Agreement is supposed to become effective, or such an amendment or supplement has become effective without such a notice, if and only if such an amendment or supplement would impair or materially delay the ability of the Collateral Agent and/or holders of the Securities to obtain delivery of ADSs (if ADSs form part of the Exchange Property) through the facilities of DTC without endorsing upon such ADSs, or such ADSs otherwise being subject to, any legend requiring compliance with the Securities Act or Rule 144 thereunder as a condition to the transfer thereof or any other legend to which the ADSs issued under the Deposit Agreement (other than Restricted ADSs) are not subject (other than during the first year following the last issuance date of the Securities as contemplated by “Transfer Restrictions and Notice to Investors” (or such longer holding period, if any, applicable to such ADSs (or Ordinary Shares represented thereby) if then required by applicable law)); provided that such adverse effect is not cured within 45 days, subject to an additional extension in the cure period upon a vote of 9 percent of the total number of Securities outstanding, subject to acceleration (to the extent such amendment or supplement has not then been cured) upon a vote by a majority of the total number of Securities outstanding;

LEGAL_US_E #123946067.3

(vi)	the Shareholder at any time fails to deliver the number of ADSs, other Exchange Property and/or cash that the Contract requires it to deliver at such time (including following a Special Collateral Event Acceleration);

(vii)	the Shareholder fails to pay or deliver to the Trust and/or the Collateral Agent any amounts it is required to pay or deliver under the Contract or the Collateral Agreement and in respect of which it is entitled to reimbursement pursuant to Article II of the Parent Reimbursement Agreement and such failure to pay or deliver continues for five Business Days after notice of such failure is provided to the Shareholder by the Trust or the Collateral Agent;

(viii)	(x) any of Shareholder Ultimate Parent, Shareholder Parent or the Shareholder repudiates or terminates the Parent Reimbursement Agreement or Ultimate Parent Reimbursement Agreement (unless the applicable agreement is reinstated without any defect by the next Business Day) or (y) Shareholder Parent fails to pay or deliver to the Shareholder or Shareholder Ultimate Parent fails to pay or deliver to Shareholder Parent any amounts required to be paid or delivered by it pursuant to Article II of the applicable agreement, and, in the case of this clause (y), such failure to pay or deliver continues for 30 days after notice of such failure is provided to the Shareholder by the Trust or the Collateral Agent;

(ix)	the Shareholder fails to pledge the Aggregate Non-Transferable Option Value by 5:00 p.m., New York City time, on the third Business Day following a determination of the fair market value of any non- transferable options, rights or warrants granted by the “issuer” of any Exchange Security that are required to be valued under the terms of the Contract; and

(x)	the Shareholder fails to exercise in full the Zero-Payment Options granted by the “issuer” of any Exchange Security, in accordance with the Contract, before the later of (x) the third Business Day after receipt of such Zero-Payment Options and (y) the tenth Business Day prior to the scheduled expiration of such options, rights or warrants, in each case if then exercisable.

If an Event of Default occurs (other than any event described in clause (iv) or (v) above), the Shareholder’s obligations under the Contract would automatically be accelerated (such acceleration, a “Collateral Event Acceleration”).  In that event, the Shareholder would become obligated to deliver the maximum number and amount of each type of Exchange Property then deliverable under the Contract; provided that (i) in the case of a Collateral Event of Default that occurs solely as a result of a failure to deliver the Required Cash Amount in the amounts and within the time periods described under “—Cash Settlement” above, such delivery of the maximum number and amount of each type of Exchange Property would only apply in respect of any Trading Days during the relevant Valuation Period occurring after the first date on which holders of the Securities receive notice of such failure from the Trust, or a press release is issued announcing such failure, in each case by 5:00 p.m., New York City time, on such date (it being understood that such first date would be deemed to be postponed to the immediately succeeding day if such notice is received, or such press release is issued, after 5:00 p.m., New York City time) and (ii) in the case of a Collateral Event of Default that results in a Special Collateral Event Acceleration, the provisions under “—Special Collateral Event Acceleration” described below would apply.

LEGAL_US_E #123946067.3

If the Contract is so accelerated, then (1) the Custodian would sell all of the stripped U.S. Treasury securities then held by the Trust, and distribute the net proceeds pro rata to the holders of the Securities then outstanding, and (2) subject to the second succeeding paragraph, the Collateral Agent would, to the extent permitted by applicable law, have the right to foreclose on the Collateral, including by exchanging for ADSs all the Ordinary Shares (and other securities, property or assets then represented by ADSs) that are then pledged to the Collateral Agent pursuant to the Collateral Agreement and to purchase the resulting ADSs at a private disposition by credit bidding some or all of the Shareholder’s obligations under the Contract in connection with any such private disposition, and to distribute the resulting ADSs, together with cash (if any) then pledged under the Collateral Agreement (and, for the avoidance of doubt, not required to be deposited with the ADS Depositary in order to obtain the ADSs referred to above in this clause (2)), to the Trust, for distribution to the holders of the Securities then outstanding (but not, in any case, in an amount in excess of the number or amount of ADSs or other Exchange Property (or the value thereof) deliverable under the Contract at such time, with the remainder released to the Shareholder); provided that if the Collateral Agent does not receive ADSs to deliver to the Trust or is not permitted by applicable law to distribute such ADSs, for whatever reason, following its commercially reasonable efforts to enforce its rights under the ADS Procedures Agreement, or to the extent that Collateral then comprises any Exchange Property that is not customarily sold on a recognized market, it would, to the extent permitted by applicable law, sell the Collateral (or such Exchange Property) pursuant to the Collateral Agreement and distribute the net proceeds thereof pro rata to the holders of the Securities then outstanding.

In addition, the Collateral Agent would be entitled, subject to the preceding paragraph and the next succeeding paragraph, to exercise on behalf of the Trust all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and under applicable Cayman Islands law, and, in particular, to the extent permitted by applicable law, in the case of a Collateral Event of Default pursuant to clause (vi) of the definition thereof, may, if the Required Pledged Assets include Required ADS Deposit Property and the Shareholder should have failed to make such deposit, deposit with the ADS Depositary the number or amount of Required ADS Deposit Property required to be deposited with the ADS Depositary in order to receive the number of ADSs that the Shareholder should have failed to deliver.

Notwithstanding the foregoing, the Collateral Agent would be permitted to exercise remedies in respect of the Parent Reimbursement Agreement and the Ultimate Parent Reimbursement Agreement only if a Collateral Event of Default pursuant to clause (vii) or (viii) of the definition thereof has occurred, and the sole remedy of the Collateral Agent in respect of the Parent Reimbursement Agreement and the Ultimate Parent Reimbursement Agreement would in all cases be to enforce the rights of the Shareholder or Shareholder Parent, as applicable, to reimbursement thereunder.

LEGAL_US_E #123946067.3

For the avoidance of doubt, the Collateral Agent may enforce the rights of the Shareholder and/or Shareholder Parent to such respective reimbursements immediately upon occurrence of a Collateral Event of Default pursuant to clause (vii), without regard to the cure period set forth in the Collateral Event of Default pursuant to clause (viii)(y).

Special Collateral Event Acceleration

If there occurs a Collateral Event of Default pursuant to clause (iv) or (v) of the definition thereof (a “Special Collateral Event Acceleration”), then delivery of the Exchange Property by the Shareholder under the Contract would be accelerated as described below.  We refer to the first Business Day on which the Trust has delivered notice of such a Collateral Event of Default, or a press release to the same effect has been issued, in each case by 5:00 p.m., New York City time, as the “Special Collateral Event Acceleration Notice Date” (it being understood that such first Business Day would be deemed to be postponed to the immediately succeeding Business Day if such notice is received, or such press release is issued, after 5:00 p.m., New York City time).

The settlement of the Contract for a Special Collateral Event Acceleration would be accelerated to the date (such date of settlement referred to as the “Special Collateral Event Acceleration Date”) that is (i) in the case of a Special Collateral Event Acceleration with respect to which the Shareholder has not made any Cash Settlement election, the fourth Business Day following the date on which the Shareholder issues a press release announcing the Make-Whole Exchange Property Rate or (ii) in any other case, the fourth Business Day following the last Trading Day of the Special Collateral Event Acceleration Valuation Period.  In the event of a Special Collateral Event Acceleration, the Shareholder would deliver to the Trust, no later than the Business Day immediately prior to the Special Collateral Event Acceleration Date, such Exchange Amount for each Security then outstanding.

In the case of a Special Collateral Event Acceleration with respect to which the Shareholder has not made any Cash Settlement election, the Exchange Amount per Security would be a number of Exchange Property Units equal to the Make-Whole Exchange Property Rate applicable to such Special Collateral Event Acceleration, as determined in accordance with “—Make-Whole Exchange Property Rate” above.  If the Shareholder has validly elected Cash Settlement with respect to such Special Collateral Event Acceleration, the Exchange Amount per Security would consist of (i) an amount of cash in U.S. dollars equal to the product of (x) the Cash Percentage, (y) the Make-Whole Exchange Property Rate applicable to such Special Collateral Event Acceleration and (z) the average of the Daily VWAPs of the ADSs (or the average of the aggregate Then-Current Values of Exchange Property included in one Exchange Property Unit, if the Exchange Property Unit includes Exchange Property other than solely one ADS) over the Special Collateral Event Acceleration Valuation Period and (ii) a number of ADSs (or a number of Exchange Property Units, if the Exchange Property Unit includes Exchange Property other than solely one ADS) equal to the product of (x) 100% minus the Cash Percentage and (y) the Make-Whole Exchange Property Rate applicable to such Special Collateral Event Acceleration.

LEGAL_US_E #123946067.3

In addition, upon any Special Collateral Event Acceleration the Custodian would sell all of the stripped U.S. Treasury securities then held by the Trust and distribute the proceeds pro rata to the holders of the Securities then outstanding.

Notwithstanding the foregoing, following any Special Collateral Event Acceleration, if the Collateral Agent is unable to effect the exchange of Required ADS Deposit Property for ADSs in accordance with the ADS Procedures Agreement and the Collateral Agreement, then the Collateral Agent may have to sell the Collateral for cash, which may have an adverse effect on the amounts receivable by the holders of Securities.  For more detail, please see “Risk Factors—If the Shareholder defaults in its obligations under the Contract, the Collateral Agent will seek to foreclose on the Collateral by converting Ordinary Shares comprising the Collateral into ADSs and purchasing the resulting ADSs on behalf of the Trust in a private sale using the Shareholder’s obligations under the Contract to credit bid for such ADSs and then effecting a delivery of the ADSs to the Trust; however, if that delivery of the ADSs cannot be effected for whatever reason, the Collateral Agent may be required to sell the Collateral for cash and the amounts available for distribution by the Trust to the holders of Securities would be adversely affected.”

The Shareholder

The Shareholder is a newly organized limited liability company established in Delaware for the purposes of entering into the Contract and is a wholly owned subsidiary of SoftBank Group International GK, which is a wholly owned subsidiary of SoftBank Group Corp.  The Shareholder is a separate legal entity from each other member of the Shareholder Group, and has separate and independent assets and liabilities.  The Shareholder is not the agent of, and does not otherwise have the power to bind, any other member of the Shareholder Group, and no other member of the Shareholder Group is a guarantor or surety with respect to, or is otherwise responsible for, the liabilities or obligations of the Shareholder.

Separateness

The limited liability company agreement of the Shareholder has been amended and restated in connection with the Securities offering, to include certain “separateness” provisions, which require the Shareholder to maintain its existence separate from Shareholder Parent, including by (i) maintaining its own separate books and records and bank accounts apart from those of any other members of the Shareholder Group or any other person, (ii) at all times conducting its activities in its own name and holding itself out to the public as a legal entity separate from Shareholder Parent and any other person, (iii) not holding out its credit or assets as being available to satisfy the obligations of others and (iv) not engaging in any activities other than those contemplated by the limited purpose provisions of the Shareholder’s limited liability company agreement, which permit the Shareholder to take all actions incidental and necessary or desirable to engage in activities relating to the Contract and the Collateral Agreement, and the performance of the Shareholder’s obligations thereunder.  For so long as the Shareholder has payment and delivery obligations under the Contract, the separateness provisions in the Shareholder’s limited liability company agreement may not be amended by Shareholder Parent without the unanimous consent of the Shareholder’s board of directors (including its independent directors).

LEGAL_US_E #123946067.3

In addition, each of the Initial Purchasers, Shareholder Parent, Shareholder Ultimate Parent and the Trust have acknowledged and agreed that the Shareholder is a separate legal entity from any other member of the Shareholder Group, and has separate and independent assets and liabilities, that neither the Shareholder nor any other member of the Shareholder Group is the agent of or otherwise has the power to bind the other and that neither the Shareholder nor any other member of the Shareholder Group is guarantor or surety with respect to, or is otherwise responsible for, the liabilities or obligations of the other.

Bankruptcy Remoteness Provisions; Non-Petition

The Shareholder is subject to certain provisions that are designed to limit (but which cannot eliminate) the risk that the Shareholder will become subject to obligations other than those related to the Contract and the related agreements or be the subject to a voluntary or involuntary bankruptcy petition.  As described under “—Separateness” above, the Shareholder is restricted from engaging in activities other than those contemplated by the limited purpose provisions of the Shareholder’s limited liability company agreement.  The limited liability company agreement of the Shareholder also provides that the Shareholder may not file a voluntary petition for relief under the U.S. Bankruptcy Code or any analogous state or foreign law without the prior unanimous written consent of its board of directors (including its independent directors).  In addition, each of the Initial Purchasers, Shareholder Parent, Shareholder Ultimate Parent, the Trust and the Collateral Agent have agreed that, until one year and one day after the satisfaction in full of all of the payment and delivery obligations of the Shareholder under the Contract (other than any indemnification, reimbursement or similar obligation that is contingent at the applicable time), it will not file any petition with respect to the Shareholder under the U.S. Bankruptcy Code or any analogous state or foreign law.

None of the obligations of the Shareholder under the Contract, the Collateral Agreement or any other agreement entered into by the Shareholder in connection therewith is enforceable against Shareholder Parent, Shareholder Ultimate Parent or any other member of the Shareholder Group (other than the Shareholder).

Reimbursement Agreements

Under the Parent Reimbursement Agreement, Shareholder Parent has agreed to reimburse the Shareholder for any and all amounts payable in respect of Taxes by the Shareholder (including amounts payable as described under “Investment Objective and Policies—The Contract—Additional Amounts” but excluding withholding taxes with respect to which the Shareholder is not obligated to make additional payments in respect of the Exchange Property) and any and all amounts otherwise payable in connection with or relating to this offering, but excluding amounts payable under the Contract (other than amounts thereunder payable in respect of Taxes), and certain other obligations that are required to be funded or satisfied at the completion of the offering of the Securities.  In addition, under the Ultimate Parent Reimbursement Agreement, Shareholder Ultimate Parent has agreed to reimburse Shareholder Parent for any and all amounts payable (including any and all amounts payable in respect of Taxes) by Shareholder Parent under the Parent Reimbursement Agreement.  Shareholder Parent will pledge to the Shareholder its rights to reimbursement under the Ultimate Parent Reimbursement Agreement as security for its obligations under the Parent Reimbursement Agreement.  Pursuant to the Collateral Agreement, the Shareholder will re-pledge to the Collateral Agent the rights under the Ultimate Parent Reimbursement Agreement that will be pledged to it by Shareholder Parent under the Parent Reimbursement Agreement and will pledge to the Collateral Agent the rights to reimbursement that it has under the Parent Reimbursement Agreement.

LEGAL_US_E #123946067.3

Indemnification

The Shareholder will indemnify each Trustee, the Administrator, the Custodian, the Collateral Agent and the Paying Agent against any liabilities or costs (including the reasonable costs of defending against any liability) that it may incur in acting in that capacity, except for willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or where applicable law prohibits that indemnification.

The Stripped U.S. Treasury Securities

The Trust has purchased and holds a series of zero-coupon, or stripped, U.S. Treasury securities with face amounts corresponding to the distributions payable with respect to the Securities and maturities no later than the applicable payment dates under the Securities.  See “Description of Securities—Distributions.” Up to 30% of the Trust’s total assets may be invested in these stripped U.S. Treasury securities (as measured at the pricing date of the Securities offered hereby).  If the Contract is accelerated in whole or in part, then those stripped U.S. Treasury securities then held in the Trust will be sold (in whole or in part, as applicable) by the Custodian and the net proceeds of that sale will be distributed pro rata to the holders of the Securities then outstanding, together with other amounts distributed upon acceleration.  See “—Collateral Arrangements; Acceleration upon Default by the Shareholder” and “The Trust—Trust Termination.”

Risk Factors

Set forth below are the risks involved in investing in the Securities, which involves a high degree of risk.  Certain risks with respect to the Company, the ADSs and the Ordinary Shares represented thereby are discussed below in this section, but a more detailed and comprehensive discussion of these and related risks are described in Annex A hereto under “Item 3.  Key Information—D.  Risk Factors,” as well as in other information included in this registration statement and Annex A.  Neither the Trust nor the Shareholder makes any representation that those publicly available documents or any other publicly available information regarding the Company are accurate or complete.  Annex A and any information incorporated by reference therein are not incorporated by reference herein or in any way made a part of this registration statement.

LEGAL_US_E #123946067.3

The Trust is internally managed by its Trustees and it will not dispose of the Contract or the stripped U.S. Treasury securities even if their price or value falls significantly.

The Trust is not managed like a typical closed-end investment company.  It is internally managed by its Trustees and does not have any separate investment adviser.

The Trust will not dispose of the Contract even if the price of the ADSs falls significantly or the financial condition of the Company suffers (or if, after a Reorganization Event or a Dilution Event that involves a distribution of Exchange Securities, comparable developments occur affecting any Exchange Securities or the issuer of those Exchange Securities).

Similarly, the Trust will not dispose of the stripped U.S. Treasury securities held by the Trust before they mature or the Trust terminates, whichever comes first, even if their value falls significantly (except upon an acceleration as described under “Investment Objective and Policies—The Contract—Special Acceleration,” “Investment Objective and Policies—The Contract—Optional Acceleration,” “Investment Objective and Policies—Collateral Arrangements; Acceleration Upon Default by the Shareholder—Collateral Event of Default” and “Investment Objective and Policies—Collateral Arrangements; Acceleration upon Default by the Shareholder—Special Collateral Event Acceleration” or in connection with a cancellation of Securities purchased by any member of the Shareholder Group).

The opportunity for equity appreciation provided by the Securities is less than that provided by a direct investment in the ADSs on the closing date for this offering at the last reported sale price of the ADSs on the NYSE on the pricing date for this offering, and holders of the Securities will bear all of any decrease in the value of the ADSs below the Initial Price.

Because the Contract allows the Shareholder to deliver a number of ADSs that is less than the Maximum Exchange Rate in respect of each outstanding Security if the Daily VWAP (as measured over the Observation Period in accordance with the Contract) is higher than the Initial Price, the Securities have more limited appreciation potential than the ADSs held in a direct investment.  If the price of the ADSs rises, a holder of a Security will not receive all of such increase in value.  Holders will not receive any of such increase if the Daily VWAP (as measured over the Observation Period in accordance with the Contract) is below the Threshold Appreciation Price.  Holders will receive only 85.1% of any increase in the value of the ADSs to the extent that the Daily VWAP (as measured over the Observation Period in accordance with the Contract) exceeds the Threshold Appreciation Price.  On the other hand, holders of Securities will bear all of any decrease in the value of the ADSs (as measured over the Observation Period in accordance with the Contract) below the Initial Price.  The value of the ADSs to be received by holders on the Exchange Date (and any cash received in lieu of those ADSs or other Exchange Property) may be less than the amount paid for the Securities.  Furthermore, the Securities may trade below the value of the ADSs if the ADSs appreciate in value.

Quarterly distributions on the Securities will be at a fixed amount.

The quarterly distributions on the Securities will be at a fixed amount for the entire term of the Trust.  Increases in, or certain other changes to, or absence of changes relative to expectations with respect to, market interest rates may cause the distributions on the Securities to be less attractive relative to other investments, resulting in a decline in the market value of the Securities.

LEGAL_US_E #123946067.3

Regulatory actions may adversely affect the trading price and liquidity of the Securities.

The Trust expects many investors in, and potential purchasers of, the Securities to employ, or seek to employ, a convertible arbitrage strategy with respect to the Securities.  Investors that employ a convertible arbitrage strategy with respect to equity-linked instruments typically implement that strategy by selling short the common equity interests underlying the equity-linked securities and dynamically adjusting their short position while they hold the equity-linked securities.  Investors may also implement this strategy by entering into swaps on such common equity interests in lieu of or in addition to selling short such common equity interests.  As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to ADSs could adversely affect the ability of investors in, or potential purchasers of, the Securities to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the Securities.  This could, in turn, adversely affect the trading price and liquidity of the Securities.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including the ADSs).  These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Act.  Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Securities to effect short sales of ADSs or enter into swaps on ADSs could adversely affect the trading price and the liquidity of the Securities.

In addition, if investors and potential purchasers seeking to employ a convertible arbitrage strategy are unable to borrow or enter into swaps on ADSs, in each case on commercially reasonable terms, the trading price and liquidity of the Securities may be adversely affected.

The number of ADSs to be received by the holders of the Securities may not be adjusted for certain events and may not adequately compensate you for the lost value of your Securities as a result of certain events.

The number of ADSs or amount of cash or type of property that holders are entitled to receive upon settlement from the Trust will be subject to certain adjustments.  See “Investment Objective and Policies—The Contract—Exchange Property Adjustments.” The number of ADSs to be received by holders may not be adjusted for other events, such as issuances of ADSs and/or Ordinary Shares of the Company for cash or in connection with an acquisition, that may adversely affect the price of the ADSs.  These other events may adversely affect the trading price of the Securities because of the relationship of the amount to be received pursuant to the Contract to the market price of the ADSs.  There can be no assurance that the Company will not take any of the foregoing actions, or that it will not issue ADSs and/or Ordinary Shares of the Company, or that major shareholders, including the Shareholder or any of its affiliates, will not sell any ADSs and/or Ordinary Shares of the Company, in the future, or as to the amount of any such offerings or sales.  In addition, similar circumstances or events may affect the value of any other securities or property included in the Exchange Property and, as a result, the trading price of the Securities.

LEGAL_US_E #123946067.3

In addition, the adjustments made in respect of certain distributions to holders of ADSs or other securities that holders are entitled to receive upon settlement from the Trust will be made based on the value of such distribution as determined in accordance with the procedures described under “Investment Objective and Policies—The Contract—Exchange Property Adjustment” below, including a sale of the distributed property in certain cases.  Such procedures may result in a determination that does not reflect the then-current fair market value of such distribution and/or the lost value of the Securities that may result from such distribution.

The Make-Whole Exchange Property Rate (together with the pro rata distribution from the sale of stripped U.S. Treasury securities) may not adequately compensate you for the lost value of your Securities upon a Special Acceleration, Tax Event Acceleration or Special Collateral Event Acceleration.

If a Special Acceleration, Tax Event Acceleration or Special Collateral Event Acceleration occurs, the Trust will be entitled to receive under the Contract, and you will be entitled to receive from the Trust, an amount of Exchange Property determined as described under “Investment Objective and Policies—The Contract—Special Acceleration,” “Investment Objective and Policies—The Contract—Optional Acceleration,” “Investment Objective and Policies—The Contract—Make-Whole Exchange Property Rate” and “Investment Objective and Policies—The Contract—Collateral Arrangements; Acceleration upon Default by the Shareholder—Special Collateral Event Acceleration” below.  In addition, upon any Special Acceleration, Tax Event Acceleration or Special Collateral Event Acceleration, the Custodian will sell a quantity of each series of stripped U.S. Treasury securities then held by the Trust equal to all of such stripped U.S. Treasury securities (in the case of a Tax Event Acceleration or a Special Collateral Event Acceleration) or, in the case of a Special Acceleration, the product of (x) the Non-Marketable Securities Percentage for such Special Acceleration and (y) the aggregate quantity of such series of stripped U.S. Treasury securities then held by the Trust, in each case, as described under the corresponding provisions governing such acceleration referred to above, and distribute the net proceeds of such sale pro rata to the holders of the Securities.  Although the Make-Whole Exchange Property Rate calculation is designed to compensate you for the lost value of your Securities as a result of the early settlement of the Securities, this feature (together with the pro rata distribution from the sale of stripped U.S. Treasury securities upon the related Special Acceleration, Tax Event Acceleration or Special Collateral Event Acceleration, as applicable) may not adequately compensate you for such loss (and may, in certain cases, result in a reduction of the Exchange Amounts that you would have otherwise been entitled to receive upon such Special Acceleration, Tax Event Acceleration or Special Collateral Event Acceleration if such Exchange Amounts had been calculated over the Observation Period as described under “Investment Objective and Policies—The Contract—The Exchange Amount” below).

LEGAL_US_E #123946067.3

The Trust is a non-diversified investment company and therefore is not limited in the proportion of its assets that may be invested in the obligations of a single issuer.

The Trust is considered non-diversified under the Investment Company Act, which means that the Trust is not limited in the proportion of its assets that may be invested in the obligations of a single issuer.  The only assets held by the Trust are the stripped U.S. Treasury securities, the Contract and ADSs and other securities or property received pursuant to the Contract and/or the Collateral Agreement.  As a result, an investment in the Trust is riskier than an investment in an investment company with diversified investments.

The trading price of the Securities will be affected by the market price of the ADSs and other factors.

The Trust is newly organized and has no previous operating history and has registered as a closed-end investment company.  The Securities are complex instruments that reflect the nature of the Trust and the economic characteristics of the Contract and the stripped U.S. Treasury securities held by the Trust.  It is not possible to predict how the Securities will trade in the secondary market.

The trading prices of the Securities in the secondary market are directly affected by the market price of the ADSs.  The market price of the ADSs may fluctuate, due to changes in the Company’s financial condition, results of operations or prospects, or because of complex and interrelated political, economic, financial and other factors that can affect the capital markets generally, the stock exchanges or quotation systems on which the ADSs are traded and the market segment of which the Company is a part.  For a description of the risks related to the Company, the ADSs and the Ordinary Shares represented thereby, see Annex A hereto under “Item 3.  Key Information—D.  Risk Factors.” The trading price of the Securities may also fluctuate due to, among other things, fluctuations in interest rates and other factors that are difficult to predict and beyond the Trust’s control.  The Trust believes, however, that because of the yield on the Securities and the formula for determining the number of ADSs to be delivered on the Exchange Date, the Securities will tend to trade at a premium to the market value of the ADSs if the ADS price falls and at a discount to the market value of the ADSs if the ADS price rises.  There can, however, be no assurance that the Securities will trade at a premium to the market value of the ADSs.  In addition, similar circumstances or events may affect the value of any other securities or property included in the Exchange Property and, as a result, the trading price of the Securities.

Securities of closed-end investment companies frequently trade at a discount from net asset value.  This characteristic of investments in a closed-end investment company is a risk separate and distinct from the risk that the Trust’s net asset value will fall.  The Trust cannot predict whether its securities will trade at, below or above net asset value.  The risk of purchasing investments in a closed-end investment company that might trade at a discount may be greater for investors who wish to sell their investments soon after completion of an initial offering because for those investors, realization of a gain or loss on their investments is likely to be more dependent upon the existence of a premium or discount than upon portfolio performance.

LEGAL_US_E #123946067.3

There is no existing trading market for the Securities and an active trading market may not develop.

There is no trading market for the Securities.  The Initial Purchasers currently intend, but are not obligated, to make a market in the Securities.  There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the holders with liquidity of investment or that it will continue for the life of the Securities.  The liquidity of the trading market, if any, will depend on many factors, including, among other things, the market price of the ADSs, the Company’s financial condition, results of operations or prospects, the market for similar securities and the overall securities markets, and may be adversely affected by unfavorable changes in these factors.  The Initial Purchasers may stop making a market in the Securities at any time without notice.  In addition, the Trust does not intend to apply for the listing of the Securities on any securities exchange or for the inclusion of the Securities in any automated quotation system and the Securities may not be transferred except to a person who the holder reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A.

Holders of the Securities are not able to exchange the Securities before the Exchange Date.

Holders of the Securities are not able to elect to exchange the Securities before the Exchange Date.  Therefore, if a holder wishes to dispose of the Securities prior to the Exchange Date, it must bear the risks associated with the trading market and the trading price of the Securities as described in the two immediately preceding risk factors and elsewhere in this registration statement.

Holders of the Securities are not entitled to any rights with respect to the ADSs or Ordinary Shares represented thereby unless and until they actually receive ADSs in exchange for the Securities but they are subject to all changes made with respect to the ADSs and the Ordinary Shares represented thereby.

Holders of the Securities are not entitled to any rights with respect to the ADSs or the Ordinary Shares represented thereby unless and until they actually receive ADSs in exchange for the Securities, but they are subject to all changes affecting the ADSs and the Ordinary Shares represented thereby.  For example, holders of Securities are not entitled to vote the ADSs or the Ordinary Shares represented thereby or receive dividends paid on the ADSs or the Ordinary Shares represented thereby (except as part of the Exchange Property upon exchange for Securities).  Additionally, in the event that an amendment is proposed to the memorandum and articles of association of the Company requiring approval of the holders of the Ordinary Shares of the Company and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the ADSs to holders of Securities following the Exchange Date, the holders of Securities will not be entitled to vote on the amendment, although to the extent they receive ADSs on the Exchange Date they will nevertheless be subject to any changes in the powers, preferences or special rights of ADSs, Ordinary Shares of the Company or other classes of Company common equity securities resulting from such amendment.  Holders of the Securities are subject to similar risks with respect to any other securities included in the Exchange Property.

LEGAL_US_E #123946067.3

There are restrictions on the ability of holders of the Securities to resell the Securities, ADSs issuable upon exchange therefor and Ordinary Shares represented thereby.

The Trust has offered the Securities, the ADSs that may be issuable upon exchange therefor and the Ordinary Shares represented thereby in reliance upon exemptions from registration under the Securities Act and applicable state securities laws.  There are restrictions on the holders of the Securities to resell the Securities, including a requirement that any subsequent purchaser of the Securities must be a qualified institutional buyer as defined in Rule 144A under the Securities Act and the Securities will bear a restrictive legend.  In addition, but only to the extent that a Collateral Event Acceleration, a Special Collateral Event Acceleration or a Tax Event Acceleration occurs less than one year after the last original issuance date of the Securities (or such longer period as may be required by applicable law and subject to the receipt of certain customary certifications and legal opinions) and the Shareholder does not elect Cash Settlement with respect to such Special Collateral Event Acceleration or Tax Event Acceleration, then the ADSs issuable upon exchange therefor and the Ordinary Shares represented thereby will also initially bear such a restrictive legend.  As a result, the holders of the Securities may transfer or resell the Securities, the ADSs that may be issuable upon exchange therefor and the Ordinary Shares represented thereby only in accordance with the restrictions described under “Transfer Restrictions and Notice to Investors” and as otherwise described in this registration statement.  The Trust has no obligation to and does not intend to register the Securities, the ADSs issuable upon exchange therefor or the Ordinary Shares represented thereby, for resale.  See “Transfer Restrictions and Notice to Investors” for a description of these restrictions and the conditions for the removal of such restrictive legend.

The Trust has registered with the SEC as a closed-end investment company and, accordingly, there will be certain restrictions applicable to trading in the Securities.

The Trust has registered with the SEC as an investment company.  Accordingly, investors are subject to certain restrictions applicable to trading in the Securities.  Section 30(h) of the Investment Company Act provides that any “beneficial owner” of 10% or more of any class of outstanding securities of a registered closed-end investment company, such as the Trust, is subject to the same duties and liabilities as those imposed by Section 16 of the Exchange Act.  For these purposes, “beneficial ownership” is be determined in accordance with Section 13 of the Exchange Act.  Section 16 of the Exchange Act and the rules of the SEC thereunder are commonly known as the short swing profit recovery rules and potentially require a “beneficial owner” of 10% or more of the outstanding Securities to disgorge to the Trust any profits received upon purchases and sales within six months of the Securities.  These rules also require a “beneficial owner” of 10% or more of the outstanding Securities to file reports with the SEC reporting their transactions in and holdings of Securities.  In addition, Section 13(d) of the Exchange Act and the rules of the SEC thereunder, which also apply to the Trust and its securityholders, require “beneficial owners” of 5% or more of the outstanding Securities to file reports with the SEC reporting certain transactions in and holdings of Securities.

LEGAL_US_E #123946067.3

The Trust has registered with the SEC as a closed-end investment company and, accordingly, certain restrictions apply to trading in the Securities and to the ownership of the Securities by registered investment companies and private funds exempt from registration pursuant to Section 3(c)(1) or 3(c)(7).

Due to the fact that the Trust is a registered closed-end investment company, the Investment Company Act limits the amount of Securities that may be acquired by other investment companies.  Pursuant to Section 12(d)(1)(A) of the Investment Company Act, subject to certain exceptions, no investment company, including an issuer that is relying on the exception from the definition of “investment company” provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, and no company controlled by such a company, may acquire Securities if, after such acquisition, such acquiring company, together with any company or companies controlled by such company, would own more than 3% of the outstanding Securities.  The foregoing restriction generally applies to each company and/or fund separately, even if they are being advised by the same investment adviser (generally, master-feeder fund structures are treated as a single fund for the purposes of this restriction).

In addition, pursuant to Section 12(d)(1)(C) of the Investment Company Act, subject to certain exceptions, no investment company may acquire Securities if, after such acquisition, such acquiring company and any company or companies controlled by such investment company and other investment companies having the same investment adviser and companies controlled by such other investment companies, would own more than 10% of the outstanding Securities.  For the avoidance of doubt, the 10% ownership limitation does not apply to issuers excepted from the definition of “investment company” pursuant to Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

The restrictions described in the two preceding paragraphs apply only to securities that presently entitle the owner or holder thereof to vote for the election of directors or persons performing a similar function, and the Investment Company Act provides that references to specified percentages of voting securities mean such amount of voting securities as entitle the holder to cast such percentage of the aggregate votes which the holders of all outstanding voting securities are entitled to cast.

Moreover, pursuant to Section 12(d)(1)(A) of the Investment Company Act, subject to certain exceptions, no investment company may acquire Securities if after such acquisition, such investment company, together with any company or companies controlled by such investment company, would own (1) Securities with an aggregate value in excess of 5% of the acquiring company’s total assets, or (2) Securities that, when taken together with securities of other investment companies owned by such acquiring company, represent more than 10% of the acquiring company’s total assets.  For the avoidance of doubt, the limitations relating to an acquiring company’s total assets do not apply to companies that are excepted from the definition of “investment company” pursuant to Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

LEGAL_US_E #123946067.3

The foregoing limitations may impact the liquidity of and trading market for the Securities.

Holders of ADSs have fewer rights than the Ordinary Shareholders and must act through the ADS Depositary to exercise those rights.

Holders of ADSs do not have the same rights as the holders of Ordinary Shares and may only exercise the voting rights with respect to the underlying Ordinary Shares in accordance with the provisions of the Deposit Agreement.  A holder of the ADSs generally has the right under the Deposit Agreement to instruct the ADS Depositary to exercise the voting rights for the Ordinary Shares represented by such ADSs.  However, the ADS Depositary and its agents may not be able to send voting instructions to ADS holders or carry out ADS holders’ voting instructions in a timely manner.  Even if the Company makes all reasonable efforts to cause the ADS Depositary to extend voting rights to ADS holders in a timely manner, to the extent you hold ADSs issued upon exchange of Securities, you may not receive the voting materials, if at all, in time to instruct the ADS Depositary to vote the ADSs, if any, issued upon the exchange of your Securities.  Furthermore, the ADS Depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote.  As a result, a holder may not be able to exercise the right to vote and may lack recourse if the ADSs, if any, received upon the exchange of Securities are not voted as the holder requested.

The ADS Depositary may impose limitations on transfers of the ADSs, if any, that the holder receives upon exchange of Securities.

The ADSs, if any, that a holder receives upon the exchange of Securities are transferable on the books of the ADS Depositary.  However, the ADS Depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties.  In addition, the ADS Depositary may refuse to deliver, transfer or register transfers of ADSs generally when the books of the Company’s transfer agent or the books of the ADS Depositary are closed, or at any time if the Company or the ADS Depositary deem it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the Deposit Agreement, or for any other reason.

Because the Company is incorporated under the laws of the Cayman Islands and the Ordinary Shares are uncertificated, the priority of the Collateral Agent’s security interest in the Ordinary Shares is governed by the laws of the Cayman Islands, which does not have a general system for the public registration of security interests in property such as the Ordinary Shares.  As a result, the Collateral Agent may not be able to obtain the same priority as it would if the perfection and priority of its security interest in the Ordinary Shares were governed solely by New York or Delaware law.

The Shareholder’s obligations under the Contract are secured initially by a security interest in a number of Ordinary Shares equal to the product of the Maximum Exchange Rate and the total number of Securities outstanding (as well as by cash in the amount equal to the product of $0.05 and such number of Ordinary Shares).  The security interest is granted in the Collateral Agreement, which is governed by New York law.  As a general matter, however, New York law (or the law of any other applicable State that is based on the Uniform Commercial Code, or UCC) determines the perfection (other than perfection by the filing of a UCC financing statement) of certain security interests in, and the priority of different legal claims to, certain types of property (including the Ordinary Shares) by reference to the law of the jurisdiction where the relevant property is located.  Because the Company is incorporated under the laws of the Cayman Islands, the Ordinary Shares are uncertificated and its register of members is located in the Cayman Islands, the Ordinary Shares are deemed to be located in the Cayman Islands, and the priority of any competing claims to the Ordinary Shares will therefore be determined in accordance with Cayman Islands law.

LEGAL_US_E #123946067.3

The security interest in the Ordinary Shares that has been granted by the Shareholder in favor of the Collateral Agent would require the Shareholder to continue to be registered as the legal owner of such Ordinary Shares, rather than being a “legal mortgage,” or similar security interest, which would involve the transfer of legal title to the relevant shares from the mortgagor or grantor to the legal mortgagee to hold by way of security and the legal mortgagee being registered as the legal owner of such shares in the issuing company’s register of members.

Under Cayman Islands law, a security interest of this type in respect of shares in a Cayman Islands company, where the grantor of the security interest remains registered as the legal owner, has certain disadvantages compared with a legal mortgage, including the fact that a subsequent bona fide third party purchaser for value or legal mortgagee of such shares who does not have notice of the equitable security interest will take title to the shares free of the security interest.

In general, the laws of the Cayman Islands do not require any filings or other steps to ensure the validity, enforceability or perfection, or regulate the respective priority, of mortgages, charges or other security interests granted in respect of property, such as the Ordinary Shares, that is located in the Cayman Islands.  There is no general system for the public registration of security interests in the Cayman Islands so as to provide public notice of the Collateral Agent’s security interest in the Ordinary Shares.  An annotation will be made in the Company’s register of members to indicate the existence of the Collateral Agent’s security interest in respect of the Ordinary Shares.  However, the Company’s register of members is an internal register of the Company and is not generally open to inspection by third parties unconnected with the Company.  Entry of the annotation in the register of members of the Company in respect of the security interest granted in the Ordinary Shares under the Collateral Agreement may not of itself give the security interest priority in ranking over any mortgage, charge or other interest.

Maples FS, in its capacity as the Company’s share registrar, has agreed in the Registered Office Undertaking not to remove the annotation indicating the existence of the Collateral Agent’s security interest in respect of the Ordinary Shares owned by the Shareholder and that it will otherwise follow the Collateral Agent’s instructions with respect to such Ordinary Shares, and the Shareholder has agreed in the Contract that it will not transfer the Shares except in accordance with the Contract and the Collateral Agreement.  However, if Maples FS were to breach its obligations under the Registered Office Undertaking, or the Shareholder were to breach its obligations under the Contract or the Collateral Agreement, and the Ordinary Shares that form part of the Collateral were transferred to a bona fide purchaser for value (or a later legal mortgagee) without notice of the Collateral Agent’s claim to those Ordinary Shares, then such purchaser or mortgagee could have a claim to those Ordinary Shares that is prior to the claim of the Collateral Agent or could take its interest in the Ordinary Shares free of the Collateral Agent’s security interest.  Such an event would adversely affect the ability of the Trust to receive the full value of the payments and deliveries it is due under the Contract and thereby reduce the amounts available for distribution by the Trust to holders of Securities.

LEGAL_US_E #123946067.3

If the Shareholder defaults on its obligations under the Contract, the Collateral Agent will seek to foreclose on the Collateral by converting Ordinary Shares comprising the Collateral into ADSs and purchasing the resulting ADSs on behalf of the Trust in a private sale using the Shareholder’s obligations under the Contract to credit bid for such ADSs and then effecting a delivery of the ADSs to the Trust; however, if that delivery of the ADSs cannot be effected for whatever reason, the Collateral Agent may be required to sell the Collateral for cash and the amounts available for distribution by the Trust to the holders of Securities would be adversely affected.

In the event that the Shareholder fails to comply with its payment or delivery obligations under the Contract, the Collateral Agent will seek to foreclose on the Collateral by converting Ordinary Shares comprising the Collateral into ADSs and purchasing the resulting ADSs on behalf of the Trust in a private sale pursuant to Section 9-610(c)(2) of the UCC using the Shareholder’s obligations under the Contract to credit bid for such ADSs and then effecting delivery of the ADSs to the Trust.  However, to the extent that the sale of ADSs described in the preceding sentence cannot be effected for any reason (including limitations under applicable law effective at the relevant time, a breach of the ADS Depositary’s or the Company’s obligations under the ADS Procedures Agreement or a change to their respective practices in connection with the issuance of ADSs due to a change of applicable law or a change in applicable compliance procedures or an amendment or supplement to the Deposit Agreement, or a breach by Maples FS or the Company of their respective obligations under the Registered Office Undertaking or a change to their respective practices in connection with the transfer of legal ownership in the Company’s register of members due to a change of applicable law or a change in applicable compliance procedures), the Collateral Agent may foreclose on the Collateral by selling the Collateral for cash.  There can be no assurance as to the timing or manner of any such sales or that the proceeds of any such sales will be for an amount that, after deduction of the Collateral Agent’s costs and expenses relating to the foreclosure sale, is equivalent to the value that the holders of Securities would have received if they had received the applicable amount of Exchange Property (or cash, in the case of Cash Settlement) in respect of their Securities.  In addition, although the Collateral Agreement permits the Trust to remove the Collateral Agent, and the holders of Securities will have the right to replace the trustees of the Trust and to otherwise direct the affairs of the Trust in accordance with the Amended and Restated Trust Agreement and the Investment Company Act (including rules and regulations promulgated thereunder), no assurance can be given that the holders of Securities will be able to direct the disposition of the Collateral in a manner that maximizes the value of such disposition or that is advantageous from the perspective of any individual holder (including taking into account any hedging arrangements to which such a holder may be a party).

LEGAL_US_E #123946067.3

There is no trading market for the Ordinary Shares, and an inability or failure to convert the pledged Ordinary Shares into ADSs could materially impair the value realized by holders of Securities.

While the Shareholder’s delivery obligations under the Contract are in the form of ADSs (or other Exchange Property), the Shareholder has pledged Ordinary Shares in support of its obligations under the Contract.  There can be no assurance that the Shareholder (or, upon default by the Shareholder of its delivery obligations under the Contract, the Collateral Agent) will be able to convert the Ordinary Shares into ADSs when ADSs must be delivered to the Trust under the Contract.  The Shareholder and the Collateral Agent have entered into the ADS Procedures Agreement, which outlines the procedures and requirements for depositing the Ordinary Shares with the Depositary and receiving ADSs in exchange, as described further under “Investment Objective and Policies— Collateral Arrangements; Acceleration upon Default by the Shareholder—Collateral Arrangements, ADS Procedures Agreement and Registered Office Undertaking.” However, there can be no assurance that the parties to the ADS Procedures Agreement will comply with their obligations.  There is no trading market for the Ordinary Shares, and a trading market for the Ordinary Shares is not expected to develop during the term of the Contract.  Accordingly, any sale by the Collateral Agent of Ordinary Shares could be at a significant discount to the public market trading price of ADSs.

In certain circumstances, the Shareholder’s delivery obligations could accelerate under the Contract, and the Shareholder may not be permitted to deliver ADSs at such time.

A Special Collateral Event Acceleration will occur if, among other events, (i) either the ADS Depositary or the Company repudiates, breaches or terminates the ADS Procedures Agreement or (ii) the Collateral Agent receives notice from the ADS Depositary or the Company pursuant to the ADS Procedures Agreement that an amendment or supplement to the terms of the Deposit Agreement is supposed to become effective, or has become effective, and, in each case, such repudiation, breach or termination would adversely affect, or such amendment or supplement would impair or materially delay the ability of the Collateral Agent and/or holders of the Securities to obtain the delivery of ADSs through the facilities of DTC without endorsing upon such ADSs any legend requiring compliance with the Securities Act or Rule 144 thereunder as a condition of the transfer thereof (other than during the first year following the last issuance date of the Securities (or such longer holding period, if any, applicable to the Securities if then required by applicable law)).  No assurance can be given that a Special Collateral Event Acceleration will not occur, including as a result of a change in applicable law, a change in the interpretation of applicable law or a change in procedures designed to ensure compliance with applicable law.  If one of the foregoing events were to occur, the Shareholder would have the benefit of a 45-day cure period to try to resolve the effects of such an event on the ability of the holders of the Securities to obtain the delivery of ADSs through the facilities of DTC as described above, which cure period could be further extended in certain circumstances and subject to certain limitations.  If a Special Collateral Event Acceleration were to occur, either independently or in conjunction with any other Collateral Event of Default, there is no assurance that the Shareholder will be able to satisfy its delivery obligations under the Contract at such time, which could materially impair the value realized by the holders of Securities.

LEGAL_US_E #123946067.3

Bankruptcy events involving the Shareholder could delay or reduce the amounts available to be distributed in respect of the Securities.

The Shareholder has certain “bankruptcy remote” features, as described under “Investment Objective and Policies—The Shareholder—Bankruptcy Remoteness Provisions; Non-Petition,” that are designed to limit the risk that a voluntary or involuntary proceeding will be filed in respect of the Shareholder.  These include, among other things, providing the Shareholder with the assets and funds necessary to satisfy its anticipated obligations and limiting the activities in which the Shareholder may engage to those relating to the Contract and the Collateral Agreement.  However, despite these features, it is possible that unanticipated obligations of the Shareholder could arise, and, if such unanticipated obligations were not satisfied, that a voluntary or involuntary bankruptcy proceeding involving the Shareholder could be commenced.  In addition, the Shareholder has certain “separateness” features, as described under “Investment Objective and Policies—The Shareholder— Separateness,” that are designed, among other things, to preserve the separateness of the Shareholder’s assets and liabilities from those of Shareholder Ultimate Parent and Shareholder Ultimate Parent’s other subsidiaries and to limit the risk that the Shareholder would be subject to “substantive consolidation” with any of those entities in any bankruptcy proceeding involving one or more of those entities.  Despite these features, there can be no assurance that a bankruptcy court will not direct the Shareholder’s substantive consolidation with Shareholder Ultimate Parent or any of Shareholder Ultimate Parent’s subsidiaries in a bankruptcy case, even if a voluntary or involuntary proceeding is not commenced in respect of the Shareholder itself.  The Shareholder’s substantive consolidation with Shareholder Ultimate Parent or any of its other subsidiaries in any such bankruptcy proceeding would, among other things, allow a creditor of any of the bankrupt entities to seek to satisfy its claims from the combined assets of the consolidated entities, including the Shareholder.

Following completion of the transactions described under “Summary—Concurrent Transactions” described above, Shareholder Group, including the Shareholder, will own approximately 28% of the outstanding Ordinary Shares (but excluding any Ordinary Shares owned by the Shareholder and pledged to the Collateral Agent pursuant to the Collateral Agreement and assuming the Initial Purchasers do not exercise their option to acquire additional Securities), and the Company could be considered to be an affiliate of the Shareholder for purposes of the U.S. Bankruptcy Code.  To the extent the Shareholder Group continues to own a significant portion of the outstanding Ordinary Shares, the Company could continue to be considered to be an affiliate of the Shareholder for purposes of the U.S. Bankruptcy Code.  Under the U.S. Bankruptcy Code, a claim arising from rescission of a purchase or sale of a security of the debtor or an affiliate of the debtor, or for damages arising from the purchase or sale of such a security, are required to be subordinated to all claims or interests that are senior to or equal to the claim or interest represented by such security, except that if such security is common stock, such claim will have the same priority as common stock.  There is limited judicial precedent interpreting the application of the subordination provision described above with respect to affiliates, and no judicial precedent interpreting the application of these provisions with respect to agreements identical to the Contract.

LEGAL_US_E #123946067.3

If a bankruptcy proceeding under the U.S. Bankruptcy Code were to be commenced in respect of the Shareholder, or if the Shareholder were to be subject to “substantive consolidation” with Shareholder Ultimate Parent or another subsidiary of Shareholder Ultimate Parent in a bankruptcy proceeding under the U.S. Bankruptcy Code involving one or more of those entities, the bankruptcy court may conclude that the Contract is a contract for the purchase or sale of a security of an affiliate of the Shareholder, rescind the Contract and interpret the subordination provision of the U.S. Bankruptcy Code in such a manner as to subordinate the claims of the Trust in respect of the Contract to the claims of the Shareholder’s other creditors (if any) or, in the event of substantive consolidation, to the claims of creditors of Shareholder Ultimate Parent and/or of one or more of Shareholder Ultimate Parent’s subsidiaries.  Any of those events would adversely affect the ability of the Trust to receive the payments and deliveries on the Contract and thereby reduce the amounts available for distribution by the Trust to holders of the Securities.

There can be no assurance that the Contract will not be subject to the automatic stay provisions of the U.S. Bankruptcy Code.

The Trust believes that the Contract is a “securities contract,” and that the Trust is a “financial participant” or “financial institution,” for purposes of the U.S. Bankruptcy Code, and that accordingly acceleration of the Contract would not be limited by the automatic stay provisions of the U.S. Bankruptcy Code in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code with respect to the Shareholder or any entity into which it may be substantively consolidated as described above.  It is, however, possible that the Contract will be determined not to qualify as a “securities contract” for this purpose, or that the Trust will be determined not to constitute a “financial participant” or “financial institution,” in which case such a bankruptcy proceeding with respect to the Shareholder or any entity into which it may be substantively consolidated as described above may cause a delay in settlement of the Contract or exercise of the foreclosure remedies contemplated by the Collateral Agreement, or otherwise subject the Contract to the bankruptcy proceedings, which could delay the distribution of amounts or assets to holders of the Securities.

The failure by the Shareholder to comply with its obligations to reimburse the Trust could reduce the amounts available to distribute to holders of the Securities.

The Trust will reimburse holders of the Securities for certain Documentary Taxes as described under “Investment Objective and Policies—The Contract—Additional Amounts” and the Shareholder has agreed to reimburse the Trust for these amounts as well as certain Additional Amounts in respect of certain Taxes as described under “Investment Objective and Policies—The Contract—Additional Amounts.” In addition, the Trust will indemnify each Trustee and the administrator, the custodian, the Collateral Agent and the paying agent against any liabilities and costs that each such person may incur, subject to certain exceptions.  The Shareholder has agreed to pay the Trust any amounts the Trust may be required to pay under these indemnification obligations and under certain other circumstances.  SoftBank Group International GK, the Shareholder’s immediate parent and a wholly owned subsidiary of SoftBank Group Corp., has agreed to pay the Shareholder the amounts payable in respect of its payment obligations to the Trust, and SoftBank Group Corp. has agreed to pay SoftBank Group International GK in respect of its payment obligations to the Shareholder.  If SoftBank Group Corp., SoftBank Group International GK or the Shareholder does not make the payments necessary to reimburse the Trust for these amounts, the amounts available to the Trust for distribution to the holders of the Securities will be reduced.

LEGAL_US_E #123946067.3

The Shareholder, the Trust and holders of the Securities face uncertainties with respect to PRC taxation of indirect transfers of Chinese taxable property.

On February 3, 2015, the PRC State Administration of Taxation (the “SAT”) issued the Bulletin Regarding Certain Enterprise Income Tax Matters on Indirect Transfer of Property by Non-Resident Enterprises, SAT Bulletin [2015] No. 7 (“Bulletin 7”).  Bulletin 7 governs indirect transfers of Chinese taxable property, which includes equity interests in Chinese resident enterprises, real estate located in the PRC and the assets of a “place or establishment” in the PRC of a foreign company.  An indirect transfer occurs when a foreign company that is not resident in the PRC transfers shares in an offshore company that is not an overseas-registered Chinese resident enterprise, and the company whose shares are transferred directly or indirectly holds Chinese taxable property.

Under Bulletin 7, an “indirect transfer” of Chinese taxable property, including equity interests, by a foreign company that is not resident in the PRC may be re-characterized and treated as a direct transfer of Chinese taxable property and, as a result, gains derived from such transfer may be subject to PRC enterprise income tax (currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise), if such arrangement does not have a reasonable commercial purpose and results in avoidance of PRC enterprise income tax.  If the PRC tax is deemed applicable and is not paid prior to the eighth day after the indirect transfer is completed (i.e., the date on which the equity transfer agreement comes into effect and the registration amendment for the offshore company whose shares are transferred is completed), interest will accrue at the benchmark interest rate for renminbi loans applicable to the relevant period of tax delinquency as published by the People’s Bank of China in the tax year to which the tax payment is related (plus 5 percentage points if the transferor did not submit the required materials to the competent PRC tax authorities within 30 days upon entering into the relevant share transfer agreement) until the tax is paid or settled by the transferor.  Furthermore, a transferee that has directly paid consideration for the equity securities transferred is a withholding agent and may be subject to a penalty for failure to withhold the PRC tax payable by the transferor in an amount ranging from 50% to three times the amount of unpaid or underpaid tax.  However, the penalty imposed on the withholding agent may be mitigated or waived on the condition that the withholding agent has submitted the required materials to the competent PRC tax authorities within 30 days upon entering into the relevant share transfer agreement.  Therefore, both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

The ADSs required to be delivered by the Shareholder to the Trust under the Contract (unless cash settlement is elected) will be equity interests in the Company and the Company has Chinese taxable property.  Consequently, the Shareholder, the Trust and holders of the Securities face uncertainties with respect to the possible PRC taxation of these potential transfers under Bulletin 7.

LEGAL_US_E #123946067.3

We do not believe that any of the transactions contemplated by the Contract and the Securities would constitute transfers of Chinese taxable property relating to an “arrangement lacking in reasonable commercial purpose” as they do not have avoidance of PRC tax as their primary purpose.  Under Bulletin 7, whether a reasonable commercial purpose exists is based on an assessment of the relevant facts and circumstances taking into account a number of factors set forth in Bulletin 7.  We believe these transfers should not be found to lack a reasonable commercial purpose and, therefore, should not be subject to PRC tax under Bulletin 7.

However, as Bulletin 7 was recently released, there is no formal interpretation and little practical experience as to how the SAT and its local branches will interpret and apply Bulletin 7, and the interpretation of Bulletin 7 by the courts in the PRC remains untested.  Although Bulletin 7 provides safe harbors under which an indirect transfer will not be taxed, including those relating to internal reorganizations that meet certain criteria, transfers of shares that were both acquired and sold on a public stock exchange, and transfers that would qualify for tax exemption under a tax treaty between the PRC and the transferor’s country of residence if the transfer of Chinese taxable property had been direct rather than indirect, there is no assurance that any of these safe harbors would be available to the Shareholder, the Trust and/or holders of the Securities.  The SAT and its local branches may interpret and administer Bulletin 7 in a way that results in PRC taxation of one or more of the transactions contemplated by the Contract and the Securities, notwithstanding our belief that this would be incorrect as a matter of law.  If any of the transactions contemplated by the Contract were to be deemed as a direct transfer of Chinese taxable property that results in PRC tax under Bulletin 7, the Trust could be subject to withholding obligations in connection with any tax payable by the Shareholder, and if this were to occur, the amount of any withholding obligation would be significant.  Although we believe that the Trust would be considered the withholding agent in the event that any of the transactions were deemed to be a transfer of Chinese taxable property by the Shareholder that results in PRC tax, we cannot assure you that holders of the Securities will not be subject to withholding obligations.  Similarly, we cannot assure you that the distribution by the Trust of ADSs, if any, upon termination of the Contract will not constitute a transfer of Chinese taxable property by the Trust that would subject holders of the Securities to withholding obligations under Bulletin 7.

Similarly, we cannot assure you that under Bulletin 7, absent any treaty exemption as described further under “People’s Republic of China Taxation,” holders of the Securities that receive ADSs, if any, from the Trust pursuant to the terms of the Securities would not be liable for any PRC tax in connection with any subsequent sale or other disposition of such ADSs (including any such sale on a public exchange) by these holders following the receipt.

Prospective investors should note, however, that the Trust will be reimbursed by the Shareholder under the Contract, and that under the Parent Reimbursement Agreement, the Shareholder will be reimbursed by Shareholder Parent, and that under the Ultimate Parent Reimbursement Agreement Shareholder Parent will be reimbursed by Shareholder Ultimate Parent, for any PRC taxes (other than withholding taxes imposed on distributions or dividends made in respect of the Exchange Property or in connection with a Reorganization Event), including those under Bulletin 7, imposed or levied on the Shareholder, the Trust or payments or deliveries made by the Shareholder to the Trust under the Contract, including, but not limited to, deliveries of ADSs or other Exchange Property under the Contract, but not for any such taxes (other than certain documentary taxes) imposed on the subsequent distribution of ADSs or other Exchange Property by the Trust to holders and beneficial owners of the Securities.  The Shareholder’s rights to receive reimbursement for these amounts under the Parent Reimbursement Agreement will be pledged to the Collateral Agent, for the benefit of the Trust, as Collateral under the Collateral Agreement, and may be enforced by the Collateral Agent under certain circumstances.  In addition, Shareholder Parent will pledge to the Shareholder its rights to receive reimbursement for these amounts under the Ultimate Parent Reimbursement Agreement, and the Shareholder will re-pledge such rights to the Collateral Agent, for the benefit of the Trust, as Collateral under the Collateral Agreement, which rights may be enforced by the Collateral Agent under certain circumstances.  Furthermore, the Contract will be automatically accelerated if either Shareholder Ultimate Parent, Shareholder Parent or the Shareholder repudiates or terminates the Parent Reimbursement Agreement or Ultimate Parent Reimbursement Agreement, as applicable, and such event is not cured within the specified cure period, or if Shareholder Parent or Shareholder Ultimate Parent fails to pay certain amounts when due under the Parent Reimbursement Agreement or Ultimate Reimbursement Agreement, as applicable, and such event is not cured within the specified cure period.  In addition, the Shareholder may elect to accelerate the Contract if there is more than an insubstantial risk that Shareholder Parent will need to make reimbursement payments in respect of taxes in excess of $100,000.00.  Please see the section entitled, “Investment Objective and Policies—The Contract—Additional Amounts,” “Investment Objective and Policies—Collateral Arrangements; Acceleration upon Default by the Shareholder— Collateral Event of Default,” “Investment Objective and Policies—The Contract—Tax Event Acceleration Procedures.”

LEGAL_US_E #123946067.3

For additional information regarding Bulletin 7 and related PRC tax implications, please see the section entitled “People’s Republic of China Taxation.”

Maintaining the trusted status of the Company’s ecosystem is critical to its success, and any failure to do so could severely damage its reputation and brand, which would have a material adverse effect on its business, financial condition and results of operations.

The Company has established a strong brand name and reputation for its ecosystem in China.  Any loss of trust in its ecosystem or platforms could harm the value of its brand and result in consumers, merchants and other participants reducing their activity level in the Company’s ecosystem, which could materially reduce its revenue and profitability.  The Company’s ability to maintain its position as a trusted platform for online and mobile commerce is based in large part upon:

•	the reliability and security of its platforms (including the reliability and security of the various service providers on these platforms), as well as the commitment to high levels of service and data protection by the merchants, developers, logistics providers, service providers and other participants in its ecosystem;

•	the quality, breadth and functionality of products, services and functions and the quality, variety and appeal of content available through its platforms;

LEGAL_US_E #123946067.3

•	the effectiveness and perceived fairness of rules governing the Company’s marketplaces and other platforms and overall ecosystem;

•	the strength of the Company’s consumer protection measures; and

•	the Company’s ability to provide reliable and trusted payment and escrow services through its arrangements with Alipay.

If the Company is unable to compete effectively, its business, financial condition and results of operations would be materially and adversely affected.

The Company faces increasingly intense competition, mainly from Chinese and global Internet companies as well as certain offline retailers and e-commerce players, including those that specialize in a limited number of product categories.  The Company competes to:

•	attract, engage and retain consumers based on the variety and value of products and services listed on the Company’s marketplaces, the engagement of media and entertainment content available on its platforms and the overall user experience of its products and services;

•	attract and retain merchants based on the Company’s size and on the size and the engagement of consumers on its platforms and the effectiveness of its products and services to help them build brand awareness and engagement, acquire and retain customers, complete transactions and enhance operating efficiency;

•	attract and retain marketers, publishers and demand side platforms operated by agencies based on the reach and engagement of the Company’s properties, the depth of its consumer data insights and the effectiveness of its randing and marketing solutions;

•	attract other participants of the Company’s ecosystems based on access to business opportunities created by the large scale of economic activity on its platforms, as well as tools and technologies that help them operate and grow their businesses;

•	optimize the usefulness of the data and technologies the Company provides, including data-enabled customer relationship management tools, marketing data and data science, media ecosystem for branding, cloud computing services, omni-channel solutions, the availability of supporting services, including payment settlement and logistics services, and the quality of its customer service;

•	thrive in new industries and sectors as the Company acquires new businesses and expand, bringing it into competition with major players in these and other industries and sectors, such as e-commerce service providers in China’s healthcare industry and media and entertainment providers; and

LEGAL_US_E #123946067.3

•	attract motivated and effective employees, including engineers and product developers who serve critical functions in the development of the Company’s products and its ecosystem.

In addition, the Company faces increasing competition in the diversified mobile commerce industry for mobile users in China from established as well as emerging mobile commerce platforms.

The Company’s ability to compete depends on a number of other factors as well, some of which may be out of the Company’s control, including:

•	the timely introduction and market acceptance of the services it offers, compared to those of its competitors;

•	its ability to innovate and develop new technologies;

•	its ability to maintain and enhance its leading position in retail commerce in China;

•	its ability to benefit from new business initiatives; and

•	alliances, acquisitions or consolidations within the Internet industry that may result in stronger competitors.

The Company faces uncertainties and may fail to anticipate competitive conditions as it expands its operations in overseas markets, including, for example, through its recent acquisition of a controlling stake in Lazada.  If the Company is not able to compete effectively, the GMV transacted on its marketplaces and the user engagement level and activity level on its platforms may decrease significantly, which could materially and adversely affect its business, financial condition and results of operations as well as its brand.

The Company may not be able to maintain and improve the network effects of its ecosystem, which could negatively affect its business and prospects.

The Company’s ability to maintain a healthy and vibrant ecosystem that creates strong network effects among consumers, merchants and other participants is critical to its success.  The extent to which the Company is able to maintain and strengthen these network effects depends on its ability to:

•	offer secure and open platforms for all participants and balance the interests of these participants, including consumers, merchants, brands, service providers and others;

•	provide tools and services that meet the evolving needs of consumers and merchants;

LEGAL_US_E #123946067.3

•	provide a wide range of high-quality product, service and content offerings to consumers;

•	provide merchants with a high level of traffic flow with strong commercial intent and effective online marketing services;

•	further enhance the attractiveness of its mobile platform;

•	arrange secure and trusted payment settlement and escrow services;

•	coordinate fulfillment and delivery services with third-party logistics and delivery companies;

•	attract and retain third-party service providers who are able to provide quality services on commercially reasonable terms to its merchants;

•	maintain the quality of its customer service; and

•	continue adapting to the changing demands of the market.

In addition, changes the Company may make to enhance and improve its ecosystem and balance the needs and interests of the various participants on its ecosystem may be viewed positively from one participant group’s perspective, such as consumers, but may have negative effects from another group’s perspective, such as merchants.  If the Company fails to balance the interests of all participants in its ecosystem, fewer consumers, merchants and other participants may visit its marketplaces, or they may spend less time, mind share and resources on its websites and conduct fewer transactions or use alternative platforms, any of which could result in a material decrease in its revenue and net income.

The Company may not be able to maintain its culture, which has been a key to its success.

Since the Company’s founding, its culture has been defined by its mission, vision and values, and the Company believes that its culture has been critical to its success.  In particular, the Company’s culture has helped it serve the long-term interests of its customers, attract, retain and motivate employees and create value for its shareholders.  The Company faces a number of challenges that may affect its ability to sustain its corporate culture, including:

•	failure to identify, promote and retain people in leadership positions in its organization who share its culture, values and mission;

•	failure to execute a management succession plan to replace its current generation of management leaders;

•	the increasing size, geographic coverage and cultural diversity of its business and workforce;

LEGAL_US_E #123946067.3

•	challenges of effectively incentivizing and motivating employees, including those who have gained a substantial amount of personal wealth related to share-based incentives;

•	competitive pressures to move in directions that may divert the Company from its mission, vision and values;

•	the continued challenges of an ever-changing business environment;

•	the pressure from the public markets to focus on short-term results instead of long-term value creation;

•	the increasing need to develop expertise in new areas of business that affect the Company; and

•	the integration of new personnel and businesses from acquisitions.

If the Company is not able to maintain its culture or if its culture fails to deliver the long-term results the Company expects to achieve, its business, financial condition, results of operations and prospects could be materially and adversely affected.

The Company may not be able to maintain or grow its revenue or its business.

The Company primarily derives its revenue from online marketing services, commissions based on transaction value derived from certain of its marketplaces, fees from the sale of memberships on its wholesale marketplaces and cloud service fees, and the Company has experienced significant growth in revenue in recent years.  In particular, its revenue grew 45% from fiscal year 2014 to fiscal year 2015 and 33% from fiscal year 2015 to fiscal year 2016.  Its ability to continue to generate and grow its revenue depends on a number of factors discussed more extensively in Annex A,.’’Item 5.  Operating and Financial Review and Prospects — A.  Operating Results — Factors Affecting Our Results of Operations — Our Ability to Create Value for Our Users and Generate Revenue’’ and ‘‘— Our Monetization Model.’’

The Company’s future revenue growth also depends on its ability to expand into new geographic regions, including its expansion into international markets, and grow its other businesses, including its cloud computing business and the businesses it has acquired or invested in and new business initiatives it may explore in the future.  In particular, the Company faces risks associated with expanding into sectors or geographies in which it has limited or no experience.  For example, as it expands its entertainment business, the Company may be unable to produce or license quality content on commercially reasonable terms or at all, fail to anticipate or keep up with changes in user preferences, user behavior and technological developments or fail to gain access to content distribution channels.  In addition, as it expands into the online video industry following the acquisition of Youku Tudou, the Company may not be able to acquire and retain users, attract marketers to purchase online marketing services on its video websites, obtain professionally produced content at competitive prices or at all, encourage more user-generated content, or grow user acceptance and the popularity of its online video content.  Its expansion into new sectors and geographic regions will subject it to additional regulatory risks, such as permit requirements and regulations over content in the PRC.  If the Company is unable to successfully monetize and expand these businesses in its target markets, its future revenue growth may be adversely affected.

LEGAL_US_E #123946067.3

In addition, the Company’s revenue growth may slow or its revenues may decline for other reasons, including decreasing consumer spending, increasing competition and slowing growth of the China retail or China online retail industry and changes in government policies or general economic conditions.  In addition, as the Company’s revenue grows to a higher base level, that rate of growth of its revenue has slowed and may further slow in the future.

The trading price of the ADSs has been and is likely to continue to be volatile, which could result in substantial losses to the Company’s shareholders.

The trading price of the ADSs has been and is likely to continue to be volatile and could fluctuate widely in response to a variety of factors, many of which are beyond the Company’s control.  For example, the high and low sale prices of the ADSs in fiscal year 2016 were US$95.06 and US$57.20, respectively.  In addition, the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States may affect the volatility in the price of and trading volumes for the ADSs.  Some of these companies have experienced significant volatility, including significant price declines after their initial public offerings.  The trading performances of these PRC companies’ securities at the time of or after their offerings may affect the overall investor sentiment towards other PRC companies listed in the United States and consequently may impact the trading performance of the ADSs.  In addition to market and industry factors, the price and trading volume for the ADSs may be highly volatile for specific business reasons, including:

•	variations in the Company’s results of operations;

•	announcements about the Company’s earnings that are not in line with analyst expectations;

•	publication of operating or industry metrics by third parties, including government statistical agencies, that differ from expectations of industry or financial analysts;

•	changes in financial estimates by securities research analysts;

•	announcements made by the Company or its competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures or capital commitments;

•	press reports, whether or not true, about the Company’s business;

LEGAL_US_E #123946067.3

•	regulatory allegations or actions or negative reports or publicity against the Company, regardless of their veracity or materiality to the Company;

•	changes in pricing made by the Company or its competitors;

•	conditions in the online retail market;

•	additions to or departures of Company management;

•	fluctuations of exchange rates between the Renminbi and the U.S. dollar;

•	release or expiry of transfer restrictions on the outstanding Ordinary Shares or ADSs;

•	sales or perceived potential sales or other disposition of existing or additional Ordinary Shares or ADSs or other equity or equity-linked securities, including by the Company’s principal shareholders, directors officers and other affiliates;

•	the creation of vehicles that hold the Ordinary Shares, such as Yahoo’s proposed spin-off of Ordinary Shares that it holds;

•	actual or perceived general economic and business conditions and trends in China and globally; and

•	changes or developments in the PRC or global regulatory environment.

Any of these factors may result in large and sudden changes in the volume and trading price of the ADSs.  In addition, the stock market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies and industries.  These fluctuations may include a so-called ‘‘bubble market’’ in which investors temporarily raise the price of the stocks of companies in certain industries, such as the e-commerce industry, to unsustainable levels.  These market fluctuations may significantly affect the trading price of the ADSs.  In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted securities class action litigation against that company.  The Company has been named as a defendant in certain purported shareholder class action lawsuits described in Annex A, ‘‘Item 8.  Financial Information — A.  Consolidated Statements and Other Financial Information — Legal and Administrative Proceedings.’’ The litigation process may utilize a material portion of the Company’s cash resources and divert management’s attention from the day-to-day operations of the Company, all of which could harm its business.  If adversely determined, the class action suits may have a material adverse effect on the Company’s financial condition and results of operations.

LEGAL_US_E #123946067.3

ITEM 9.          MANAGEMENT.

The Trustees

The Trust is internally managed by three Trustees.  One of the Trustees has been designated as the Trust’s “Managing Trustee.” The Trustees are responsible for the Trust’s general management and operations.  However, the Trustees do not have the power to vary the investments held by the Trust.  See “Investment Objective and Policies.” The Shareholder has paid each Trustee, on behalf of the Trust, a one-time, up-front fee to cover the Trustee’s annual fee and anticipated out-of-pocket expenses.

Ruth K. Lavelle, as the Trust’s settlor, has elected three individuals to serve as the Trustees.  Their names, ages, addresses and titles, their principal occupations during the past five years and their compensation are as follows:

Name, Age and Address	Title	Principal Occupation During Past Five Years	Compensation (per Year)
Donald J. Puglisi, 71 Puglisi & Associates 850 Library Avenue, Suite 204 Newark, DE 19711	Managing Trustee	Managing Director Puglisi & Associates	$ 16,000.00
William R. Latham III, 72 Department of Economics University of Delaware Newark, DE 19716	Trustee	Associate Professor of Economics University of Delaware	$ 6,000.00
James B. O’Neill, 77 Department of Economics University of Delaware Newark, DE 19716	Trustee	Professor Emeritus of Economics University of Delaware	$ 6,000.00

None of the Trustees is an “interested person” of the Trust as defined in the Investment Company Act.  Furthermore, none of the Trustees is a director, officer or employee of any Initial Purchaser or of the Trust’s administrator, or of any affiliate of any Initial Purchaser or the Trust’s administrator.  Each of the Trustees serves as a trustee of other similar trusts, but none of the Trustees receives any compensation for serving as a trustee or director of any other affiliated investment company.

Other Service Providers

Administrator

The Trust’s day-to-day affairs are managed by U.S. Bank National Association, as administrator under an administration agreement with the Trust, or the Administration Agreement.  Under the Administration Agreement, the Trustees have delegated most of their operational duties to the administrator of the Trust, or the Administrator, including, without limitation, the duties to:
LEGAL_US_E #123946067.3

•	receive and pay invoices for expenses incurred by the Trust (including any taxes);

•	with the approval of the Trustees, engage legal and other professional advisors (other than the independent public accountants for the Trust);

•	instruct the Trust’s paying agent to pay the distributions on the Securities;

•	prepare, mail, file and publish all notices, proxies, reports, tax returns and other documents for the Trust, or direct the Trust’s paying agent to do so, and keep the Trust’s books and records;

•	select and engage an independent investment banking firm (after consultation with the Shareholder), when the Trust is required to do so under the Contract;

•	at the direction of the Trustees, institute and prosecute legal and other appropriate proceedings to enforce the Trust’s rights and remedies, but the Administrator is required to do so only if it receives any indemnity that it requests;

•	make all necessary arrangements for meetings of the Trustees and any meetings of holders; and

•	provide sub-certifications to the Trustees as reasonably requested by the Trustees to meet their certification requirements to the SEC.

The Administrator may not select the independent public accountants for the Trust.  The Administrator also would not sell any of the Trust’s assets, or permit any other agent of the Trust to do so, except when the Contract requires the Trust to make a delivery, when the Trust is required to sell stripped U.S. Treasury securities in connection with acceleration of the Contract, to sell fractional ADSs or Ordinary Shares (or other securities or property included in the Exchange Property), when the Collateral Agreement securing the Contract requires the Trust to sell collateral posted by the Shareholder, and when the Trust terminates.

Custodian

The Trust’s assets are held by U.S. Bank National Association as the Trust’s custodian, or the Custodian, under a custodian agreement with the Trust, referred to herein as the Custodian Agreement.

Collateral Agent

The Custodian also acts as collateral agent, or the Collateral Agent, under the collateral agreement among the Collateral Agent, the Trust and the Shareholder, or the Collateral Agreement.  The Collateral Agent holds a security interest in the Ordinary Shares and U.S. Government obligations or other assets pledged by the Shareholder under the Collateral Agreement.  In the event of any foreclosure on the collateral posted by the Shareholder following an Event of Default, it will be the Collateral Agent that forecloses on such collateral and either delivers it or pays the net proceeds of its sale to the Custodian for distribution to the holders of the Securities.

LEGAL_US_E #123946067.3

Paying Agent

U.S. Bank National Association serves as the transfer agent, registrar and paying agent, or the Paying Agent, for the Securities under a paying agent agreement with the Trust, referred to herein as the Paying Agent Agreement.

Other Information Concerning the Trust’s Agents

The Administrator, the Custodian, the Collateral Agent and the Paying Agent each has the right to resign at any time on 60 days’ notice to the Trust.  The Trustees have the right to remove any of these agents of the Trust at any time on 60 days’ notice or immediately if the agent defaults under the applicable agreement or violates the Investment Company Act, suffers a bankruptcy, merges without the Trust’s consent, or under several other circumstances.  In order to ensure that all the agents of the Trust are the same financial institution or affiliate financial institutions, if any of these agents resigns or is removed, the appointment of each of the other agents will automatically terminate.  However, no resignation or removal of any of these agents will be effective until a successor is appointed.  If any of these agents resigns or is removed, the Trustees will be required to appoint a successor with the qualifications specified in the Trust Agreement.

Except for its roles as Administrator, Custodian, Collateral Agent and Paying Agent, U.S. Bank National Association has no other affiliation with, and is not engaged in any other transactions with, the Trust.

Expenses of the Trust

At the closing of the offering of the Securities, the Shareholder paid to the Administrator, the Custodian, the Collateral Agent and the Paying Agent a one-time, up-front payment of $465,000.00 to cover their fees.  The Shareholder also paid the Administrator a one-time, up-front payment of $440,000.00 to cover the Trust’s anticipated expenses.  The anticipated Trust expenses to be paid by the Administrator out of this amount include, among other things:

•	expenses for legal and independent accountants’ services;

•	costs of printing Securities certificates and holder reports; and

•	fidelity bond coverage for the Trustees.

In addition, the Shareholder paid the costs of organizing the Trust in the amount of $25,000.00 and estimated costs of the Trust in connection with the initial offering of the Securities in the amount of $300,000.00.

LEGAL_US_E #123946067.3

The amount that the Shareholder paid to the Administrator to cover the Trust’s ongoing expenses was determined based on estimates made in good faith on the basis of information currently available to the Trust, including estimates furnished by the Trust’s agents.  It is possible, however, that the actual operating expenses of the Trust will be substantially more than this amount.  The Shareholder has agreed to pay any excess expenses (other than taxes) beyond this amount.  Shareholder Parent has agreed with the Shareholder to reimburse the Shareholder for any such excess expense amounts that the Shareholder may become obligated to pay.  The Shareholder has agreed to pay certain taxes that may be imposed on the Trust, as described further below under “Investment Objective and Policies—The Contract—Additional Amounts.” If the Trust has or owes any expense or tax that the Shareholder does not pay for, the Trust will have to pay it, and this will reduce the amount available to distribute to holders.

At the closing of the offering of the Securities, the Shareholder also paid the Trustees, on behalf of the Trust, a one-time, aggregate up-front fee of $84,000.00 to cover the Trustees’ aggregate annual fees and anticipated out-of-pocket expenses.

Trust Termination

The Trust will terminate automatically ten Business Days after the Final Exchange Date, or, if the Contract is accelerated pursuant to an Event of Default, ten Business Days after the date on which the Trust shall receive ADSs or other consideration then required to be delivered by the Shareholder, or the final receipt of all proceeds of any sales of Collateral pursuant to the Collateral Agreement.  If the Trust terminates before all the scheduled distributions on the Securities have been paid, the Trust’s Administrator will sell any stripped U.S. Treasury securities then held in the Trust and distribute the net proceeds pro rata to the holders of the Securities, together with the ADSs, cash or other Exchange Property delivered under the Contract and/or the Collateral Agreement, as applicable.

Valuation for Investment Company Purposes

In calculating the Trust’s net asset value as required by the Investment Company Act, the Trust Agreement provides that (1) the stripped U.S. Treasury securities held by the Trust are valued at the mean between the last current bid and asked prices or, if quotations are not available, as determined in good faith by the Trustees, and (2) the Contract is valued in a manner that is consistent with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder.  Towards this objective, the Trustees have selected an independent valuation firm, with expertise in valuing financial instruments similar to the Contract, to determine the fair value of the Contract.

In determining the fair value of the Contract, the valuation firm applies the principles and approach set forth in Financial Accounting Standards Board Accounting Standards Codification Topic 820:  Fair Value Measurements and Disclosures (“ASC Topic 820”).  Consistent with this standard, the valuation firm uses a discounted cash flow analysis, in conjunction with a Monte Carlo model that simulates potential future payouts under the Contract.  The inputs (assumptions) used in designing the model and conducting the analysis were determined in accordance with the three-tier hierarchy approach for prioritizing inputs set forth in ASC Topic 820.

LEGAL_US_E #123946067.3

ITEM 10.          CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES.

ITEM 10.1.          CAPITAL STOCK.

The Trust is authorized to issue only the Securities.  Each Security represents an equal proportional interest in the Trust, and there are no preemptive, redemption or conversion rights associated with the Securities.  The Securities are fully paid and non-assessable by the Trust.

Distribution

Amount and Timing

The Trust intends to distribute to holders on a quarterly basis an amount equal to $1.4375 per Security (or $1.2938 on September 1, 2016).  This amount equals the pro rata portion of the fixed quarterly cash distributions from the net proceeds of the maturing stripped U.S. Treasury securities held by the Trust.  Distributions will then be made, in the period commencing on September 1, 2016, to and including June 1, 2019, on March 1, June 1, September 1 and December 1 of each year to holders of record as of the preceding Business Day.  The first distribution will be made on September 1, 2016 to holders of record as of the preceding Business Day.  However, if the Trust would be required to make a distribution on a day that is not a Business Day, the Trust will pay that distribution on the next Business Day instead.  Part of each distribution will be treated as a tax-free return of the United States Holder’s investment.  The Trust or its agents will withhold and backup withhold any tax required by law.  See “—Tax Treatment of Distributions” and “Certain U.S. Federal Income Tax Considerations—United States Holders—Recognition of Original Issue Discount and Acquisition Discount on the Stripped U.S. Treasury Securities.”

Upon termination of the Trust before all of the scheduled distributions on the Securities have been paid, as described under the caption “The Trust—Trust Termination,” each holder will receive any remaining net proceeds from the sale of any stripped U.S. Treasury securities then held by the Trust on a pro rata basis to holders of the Securities, together with the ADSs, cash or other Exchange Property delivered under the Contract and/or the Collateral Agreement, as applicable.

Quarterly distributions on the Securities will consist solely of the cash received from the stripped U.S. Treasury securities.

In addition, upon any Special Acceleration or Optional Acceleration the Custodian will sell a quantity of each series of stripped U.S. Treasury securities then held by the Trust equal to the product of (x) the aggregate quantity of such series of stripped U.S. Treasury securities then held by the Trust and (y) the Non-Marketable Securities Percentage or the Acceleration Percentage, as described above under “—Special Acceleration” or “—Optional Acceleration,” as applicable, and distribute the net proceeds of such sale pro rata to the holders of the Securities then outstanding.  Such pro rata sale and distribution will reduce pro rata the quarterly distributions payable on the Securities.

LEGAL_US_E #123946067.3

The Trust does not permit the reinvestment of distributions.

Tax Basis of the Stripped U.S. Treasury Securities and the Contract

Upon a holder’s written request to U.S. Bank National Association, Corporate Trust Services, Attention:  Mary Ambriz-Reyes (West Raptor Holdings, LLC), 101 N. 1st Avenue, Suite 1600, Phoenix, Arizona 85003, Telephone No.:  (602) 257-5430, Facsimile No.:  (602) 257-5433, a representative of the Administrator will (no later than 20 days after receiving the request) make available to such holder information regarding the amount that the Trust paid for the Contract and each stripped U.S. Treasury security.  See “ Certain U.S. Federal Income Tax Considerations—U.S. Holders—Tax Basis of the Stripped U.S. Treasury Securities and the Contract.”

Voting

Holders are entitled to a full vote for each Security held on all matters to be voted on by holders and are not able to cumulate their votes in the election of Trustees.  The Trustees have been selected initially by Ruth K. Lavelle, as the Trust’s settlor.  The Trust does not intend to hold annual meetings.  The Trustees may call special meetings of holders for action by holder vote as may be required by either the Investment Company Act or the Trust Agreement.  The holders have the right, upon the declaration in writing or vote of more than two- thirds of the total number of Securities outstanding, to remove a Trustee.  The Trustees will call a meeting of holders to vote on the removal of a Trustee upon the written request of the holders of record of 10% of the total number of Securities outstanding or to vote on other matters upon the written request of the holders of record of 51% of the total number of Securities outstanding (unless substantially the same matter was voted on during the previous 12 months).  The Trustees will establish, and notify the holders in writing of, the record date for each such meeting.  The record date must be not less than 10 nor more than 50 days before the meeting date.  Holders at the close of business on the record date will be entitled to vote at the meeting.  The Trust will also assist in communications with other holders as required by the Investment Company Act.

Voting and consensual rights with respect to the Trust available to or in favor of holders or owners of Securities may be exercised only by a United States person that is a beneficial owner of a Security or by a United States person acting as irrevocable agent with discretionary powers for the beneficial owner of a Security that is not a United States person.  Holders that are not United States persons must irrevocably appoint a United States person with discretionary powers to act as their agent with respect to such voting and consensual rights.  For this purpose, a United States person is any person treated as a United States person as defined in section 7701(a)(30) of the Code.

Except as otherwise specified in the Trust Agreement or in any provision of the Investment Company Act and the rules and regulations thereunder, any action may be taken by vote of holders of a majority of the Securities outstanding present in person or by proxy if holders of a majority of Securities outstanding on the record date are so represented.

LEGAL_US_E #123946067.3

Book-Entry and Form

The Securities were available initially only in book-entry form.  The Securities were issued in the form of one or more Global Securities bearing the legend set forth above under “Transfer Restrictions and Notice to Investors.” The Global Securities were deposited with the Custodian as custodian for, and registered in the name of, Cede & Co. as nominee of, The Depository Trust Company (“DTC”).

The registered owner of the relevant Global Security is the only person entitled to receive payments in respect of the Securities represented thereby, and the Trust is discharged by payment to, or to the order of, the registered owner of such Global Security in respect of each amount so paid.  No person other than the registered owner of the relevant Global Security has any claim against the Trust in respect of any payment due on that Global Security.  Account holders or participants in Euroclear and Clearstream have no rights under the Trust Agreement with respect to Global Securities held on their behalf by the Trust’s custodian as custodian for DTC, and DTC may be treated by the Trust and any agent of the Trust or the Trustees as the holder of Global Securities for all purposes whatsoever.

Except in the limited circumstances described below, owners of beneficial interests in the Global Securities are not entitled to have Securities registered in their names, do not receive or are not entitled to receive definitive physical Securities, and are not considered “holders” of Securities under the Trust Agreement or the Securities.  If DTC notifies the Trust that it is unwilling or unable to continue as depositary for any Global Securities or ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary or custodian is not appointed by the Trust within 90 days after receiving such notice (a “Depository Event”), the Trust will issue or cause to be issued, Securities in the form of definitive physical certificates in exchange for the applicable Global Securities to the beneficial owners of such Global Securities in the manner set forth in the Trust Agreement.  In the event that definitive physical certificates are not so issued by the Trust to such beneficial owners of interests in Global Securities, the Trust expressly acknowledges that such beneficial owners shall be entitled to pursue any remedy that the holders of a Global Security would be entitled to pursue in accordance with the Trust Agreement (but only to the extent of such beneficial owner’s interest in the Global Security) as if definitive physical Securities had been issued; provided that the Trust shall be entitled to receive and rely upon any certificate of ownership provided by such beneficial owners and/or other forms of reasonable evidence of such ownership as it may require.  In the event that definitive physical Securities are issued in exchange for Global Securities as described above, the applicable Global Security will be surrendered to the Trust by DTC and the Trust will execute and deliver an equal aggregate outstanding amount of definitive physical Securities.

The Securities are subject to certain restrictions on transfer set forth therein and in the Trust Agreement and the Securities bear the restrictive legend set forth above under “Transfer Restrictions and Notice to Investors.”

LEGAL_US_E #123946067.3

Book-Entry Procedures for the Global Securities

All interests in the Global Securities are subject to the operations and procedures of DTC.  The following summary of those operations and procedures is provided solely for the convenience of investors.  The operations and procedures of DTC are controlled by that settlement system and may be changed at any time.  Neither the Trust nor the Initial Purchasers are responsible for those operations or procedures.

DTC has advised the Trust as follows:

•	With respect to any distributions on a global security, DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds with payments in amounts proportionate to their respective beneficial interests in the global security as shown on DTC’s records. Payments by these participants to the beneficial owners of the Securities are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and are the responsibility of each participant and not of DTC, the Paying Agent, or the Trust, subject to applicable statutory or regulatory requirements.

•	Purchases of interests in a global security must be made by or through direct participants, which receive a credit for their interests on DTC’s records. A holder’s ownership interest in a global security is in turn recorded on the direct and indirect participants’ records. A holder does not receive written confirmation from DTC of a purchase, though the holder is expected to receive written confirmations providing details of the transaction, as well as periodic statements of holdings, from the participant through which the holder entered into the transaction. Transfers of ownership interests in a global security are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of the beneficial owners.

•	Neither DTC nor Cede (nor any other DTC nominee) will consent or vote with respect to the Securities unless authorized by a direct participant in accordance with DTC’s applicable procedures. Under its usual procedures, DTC will mail an omnibus proxy to the Trust as soon as possible after the record date for any action by the holders of Securities. The omnibus proxy assigns Cede’s consenting or voting rights to those direct participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

•	DTC will take any action permitted to be taken by a holder of a Security (including the presentation of the Security for exchange) only at the direction of one or more participants to whose account with DTC interests in the Global Security are credited and only in respect of that portion of the principal amount of the Global Security as to which that participant has, or those participants have, given direction.

LEGAL_US_E #123946067.3

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, also referred to as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•	DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic computerized book-entry transfers and pledges between direct participants’ accounts.

•	Direct participants include U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to other entities such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants.  DTC’s participants include securities brokers and dealers, including the Initial Purchasers; banks and trust companies; clearing corporations and other organizations.  Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.  Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Security, that nominee is considered the sole owner or holder of the Securities represented by that Global Security for all purposes under the amended and restated Trust Agreement.  Except as provided below, owners of beneficial interests in a Global Security:

•	are not entitled to have Securities represented by the Global Security registered in their names;

•	do not receive or are not entitled to receive physical, certificated Securities; and

LEGAL_US_E #123946067.3

•	are not considered the owners or holders of the Securities under the amended and restated Trust Agreement for any purpose, including with respect to the giving of any direction, instruction or approval to the Trust under the amended and restated Trust Agreement.

As a result, each investor who owns a beneficial interest in a Global Security must rely on the procedures of DTC to exercise any rights of a holder of Securities under the amended and restated Trust Agreement (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments with respect to the Securities represented by a Global Security are made by the Administrator to DTC’s nominee as the registered holder of the Global Security.  Neither the Trust nor the Trustees have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global Security, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Security are governed by standing instructions and customary industry practice and are the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC are effected under DTC’s procedures and are settled in same-day funds.  Transfers between participants in Euroclear or Clearstream are effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, are effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream.  To deliver or receive an interest in a global Security held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system.  If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Securities in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC.  Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

The Trust has provided the descriptions of the operations and procedures of DTC in this registration statement solely as a matter of convenience.  These operations and procedures are solely within the control of DTC, and are subject to change by it from time to time.  Neither the Trust nor the Initial Purchasers take any responsibility for these operations or procedures, and a holder should contact DTC or their participants directly to discuss these matters.

Neither the Trust nor the Initial Purchasers have any responsibility or liability for any aspect of the records of DTC, or any of its participants, relating to beneficial interests in any Global Securities, including for distributions with respect to any Global Security.  Neither the Trust nor the Initial Purchasers are responsible for maintaining, supervising or reviewing any of those records.

LEGAL_US_E #123946067.3

The information in this section concerning DTC, and its book-entry systems, has been obtained from sources that the Trust believes to be reliable, but the Trust takes no responsibility for the accuracy thereof.

ITEM 10.2.          LONG-TERM DEBT.

Not applicable.

ITEM 10.3.          GENERAL.

Not applicable.

ITEM 10.4          TAXES.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion of the principal United States federal income tax consequences of the purchase, ownership and disposition of the Securities deals only with Securities held as capital assets by a holder who acquires its Securities at the issue price from an Initial Purchaser pursuant to the original offering.  This summary does not address all aspects of United States federal income taxation that may be relevant to a holder in light of its particular circumstances and does not address tax considerations applicable to special classes of holders, such as dealers in securities or currencies, traders that elect to mark to market, banks, life insurance companies, tax- exempt organizations, persons that hold Securities that are part of a hedging transaction, straddle or conversion integrated transaction, persons that purchase or sell Securities as part of a wash sale for U.S. federal income tax purposes, persons liable for alternate minimum tax or Medicare tax on net investment income, partnerships or other pass-through entities for United States income tax purposes or United States Holders whose functional currency is not the U.S. dollar.

The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, current and proposed regulations under the Code, published rulings and court decisions, all as currently in effect.  These laws are subject to change, possibly on a retroactive basis.  It should be noted that the Trust has not sought a ruling from the United States Internal Revenue Service (the “IRS”) with respect to the federal income tax consequences of ownership of Securities, and the IRS is not required to agree with the discussion below.

Holders should be aware that there are alternative characterizations of the Trust’s assets which could result in different federal income tax consequences.  See “United States Holders—Alternative Characterizations” below.  While the Trust does not believe these alternative characterizations should apply for federal income tax purposes, there can be no assurance in this regard, and holders should consult their tax advisors concerning the risks associated with alternative characterizations.  The following discussion assumes that no such alternative characterizations will apply.

LEGAL_US_E #123946067.3

PURCHASERS OF SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE CONSEQUENCES, IN THEIR PARTICULAR CIRCUMSTANCES, UNDER THE CODE AND THE LAWS OF ANY STATE, LOCAL OR OTHER TAXING JURISDICTION, OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

Tax Status of the Trust

The Trust is treated as a grantor trust for U.S. federal income tax purposes and the rest of this disclosure assumes such treatment will be respected.  Under the grantor trust rules of the Code, each holder is considered the owner of its pro rata portions of the stripped U.S. Treasury securities and the Contract held by the Trust.  Income received by the Trust will be treated as income of the holder in the manner set forth below.  By purchasing the Securities, each holder agrees to treat the Trust as described above and the Securities and the Contract as described herein, unless otherwise required by law.  The following discussion assumes that the Trust would be treated as a grantor trust for federal income tax purposes.

United States Holders

This subsection describes the tax consequences to a United States Holder.  A “United States Holder” is a beneficial owner of Securities who or that is (1) a citizen or individual resident of the United States, (2) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate whose income is subject to United States federal income tax regardless of its source or (4) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Recognition of Original Issue Discount and Acquisition Discount on the Stripped U.S. Treasury Securities

The U.S. Treasury securities owned by the Trust consist of stripped U.S. Treasury securities.  A United States Holder is required to treat its pro rata portion of each stripped U.S. Treasury security initially acquired by the Trust as a bond that was originally issued on the date the Trust acquired such security.  Except as described below in respect of short-term securities, a United States Holder would include original issue discount (“OID”) in income over the life of each stripped U.S. Treasury security in an amount equal to the United States Holder’s pro rata portion of the excess of the amount payable on the security over the U.S. Holder’s basis in its pro rata portion of the security (determined in the manner described below).  The amount of that excess would constitute only part of the total amounts payable to the United States Holder by the Trust in respect of stripped U.S. Treasury securities held by the Trust, however.  Consequently, a substantial portion of each quarterly cash distribution to a United States Holder would be treated as a tax-free return of the United States Holder’s investment in the stripped U.S. Treasury securities.

LEGAL_US_E #123946067.3

A United States Holder (whether on the cash or accrual method of tax accounting) would be required to include OID in income for federal income tax purposes as it accrues on a constant yield basis.

If a stripped U.S. Treasury security has a remaining term of one year or less when it is acquired by the Trust, the excess of the amount payable under the stripped U.S. Treasury security over the purchase price for the stripped U.S. Treasury security would be treated as “acquisition discount” rather than as OID.  Although the Trust is unable to predict with any certainty whether 20% or more of the Securities would be held by accrual method taxpayers and certain other United States Holders during a specified testing period, if in fact this is the case, acquisition discount on any short-term stripped U.S. Treasury security held by the Trust also would be required to be included in income by all United States Holders as it accrues.  The discussion below assumes that 20% or more of the Securities would be held by such taxpayers as long as the Securities are outstanding.  Unless a United States Holder elects to accrue the acquisition discount on a short-term stripped U.S. Treasury security according to a constant yield method based on daily compounding, that acquisition discount would be accrued on a straight-line basis.

Tax Basis of the Stripped U.S. Treasury Securities and the Contract

A United States Holder’s initial tax basis in the Contract and each stripped U.S. Treasury security, respectively, would generally equal the product of (i) the United States Holder’s purchase price for its Securities and (ii) the percentage of the proceeds from the sale of the Securities that the Trust used to acquire the applicable asset.  A United States Holder’s aggregate tax basis in the stripped U.S. Treasury securities would be increased by the amount of OID and acquisition discount that it includes in income in respect of the stripped U.S. Treasury securities and decreased by its pro rata share of the cash received by the Trust in respect of the stripped U.S. Treasury securities.

Upon a holder’s written request to U.S. Bank National Association, Corporate Trust Services, Attention:  Mary Ambriz-Reyes (West Raptor Holdings, LLC), 101 N. 1st Avenue, Suite 1600, Phoenix, Arizona 85003, Telephone No.:  (602) 257-5430, Facsimile No.:  (602) 257-5433, a representative of the Administrator will (no later than 20 days after receiving the request) make available to such holder information regarding the amount that the Trust paid for the Contract and each stripped U.S. Treasury security.

If, upon acceleration of the Contract, the Administrator sells a proportionate amount of the stripped U.S. Treasury securities held by the Trust, a United States Holder would be treated as having sold its pro rata portion of the stripped U.S. Treasury securities that are sold.  As a result, the United States Holder would recognize capital gain or loss equal to the difference between the United States Holder’s pro rata portion of the amount of the sales proceeds received by the Trust and the United States Holder’s adjusted tax basis in its pro rata portion of the stripped U.S. Treasury securities that are sold.  The proceeds of the sale of the stripped U.S. Treasury securities would be distributed pro rata to the holders and would not be separately taxable to a United States Holder.

LEGAL_US_E #123946067.3

Treatment of the Contract

The Trust believes that the Contract should be treated for federal income tax purposes as a prepaid forward contract for the purchase of a variable number of ADSs (and this discussion and the other sections of the registration statement so assume).  Each United States Holder should be treated as having entered into a pro rata portion of the Contract and, on the Exchange Date, as having received a pro rata portion of the ADSs, cash, other Exchange Property or a combination thereof delivered to the Trust.  Under current law, a United States Holder should not recognize income, gain or loss upon entry into the Contract, and should not be required to include any amounts in income in respect of the Contract prior to the termination of the Contract or sale of its Securities.  However, United States Holders of the Securities should be aware that in Notice 2008-2 the IRS has requested comments with respect to the treatment of prepaid forward contracts, and in particular whether the parties to such contracts should be required to accrue income/expense during the term of the transaction if the transaction is not otherwise indebtedness for U.S. federal income tax purposes.  To date, no guidance has been issued pursuant to Notice 2008-2.

Delivery and Distribution of the ADSs

Any delivery of ADSs, including a delivery that also includes a payment of cash, to the Trust pursuant to the Contract (whether on the Exchange Date or upon acceleration of the Contract) and the Trust’s distribution of ADSs to the United States Holders should not be taxable to the United States Holders.  Each United States Holder’s basis in its ADSs should be equal to its basis in its pro rata portion of the Contract that is settled in ADSs less the portion of that basis allocable to any fractional shares of ADSs for which cash is received.  A United States Holder should recognize short-term capital gain or loss upon receipt by the Trust of cash in lieu of fractional shares of ADSs equal to the difference between the United States Holder’s pro rata portion of the amount of cash received and the United States Holder’s basis in those fractional shares.  The holding period for the ADSs should begin on the day after they are acquired by the Trust.

Cash Settlement of the Contract

Upon a payment of cash as a result of an election to cash settle any portion of the Contract (whether on the Exchange Date or upon acceleration of the Contract), including a payment that also includes deliveries of ADSs, a United States Holder will recognize capital gain or loss equal to the difference between the United States Holder’s pro rata portion of the amount of cash received and the United States Holder’s pro rata portion of its basis in the Contract that is settled for cash.  Any gain or loss will be capital gain or loss which is taxable to United States Holders as described below under “—Sale of Securities.” If the Trust receives assets other than cash or ADSs upon the settlement of the Contract, the tax treatment of a United States Holder is not clear and it is possible that the settlement of the Contract would trigger a taxable event in the same manner as if there had been a cash settlement of the Contract.

LEGAL_US_E #123946067.3

Sale of Securities

A United States Holder who sells Securities would be treated as having sold its pro rata portions of the stripped U.S. Treasury securities and the Contract underlying the Securities.  As a result, the United States Holder would recognize capital gain or loss equal to the difference between the amount realized and the United States Holder’s aggregate tax bases in its pro rata portions of the stripped U.S. Treasury securities and the Contract.  Gain or loss would generally be long-term capital gain or loss if the United States Holder has held the Securities for more than one year.

Alternative Characterizations

The IRS could seek to treat the Contract differently than a variable prepaid forward contract.  The IRS might, for example, seek to treat the cash paid to the Shareholder pursuant to the Contract as loans to the Shareholder in exchange for contingent debt obligations of the Shareholder.  If the IRS were to prevail in making such an assertion, a United States Holder might be required to include OID in income over the life of the Contract at a market rate of interest for the Shareholder, taking account of all the relevant facts and circumstances.  In addition, a United States Holder would be required to include interest (rather than capital gain) in income on the Exchange Date in an amount equal to the excess, if any, of the value of the ADSs received on the Exchange Date (or the proceeds from cash settlement of the Contract) over the aggregate of the United States Holder’s pro rata portion of the basis of the Contract and any interest on the Contract previously included in income by the United States Holder (or would be entitled to an ordinary deduction to the extent of interest previously included in income and not ultimately received) and any gain or loss attributable to the sale of the Contract (or deemed sale of the Contract upon sale of a Security) could be treated as ordinary income or loss.  The IRS could further take the view that the Contract should be treated as a purchase by the Trust of the underlying ADSs at the time that the Trust entered into the Contract in which case a United States Holder generally would include its pro rata share of any distribution received on the ADSs or Ordinary Shares in gross income when received by the Collateral Agent.

Adjustment to the Exchange Amount

If there is an adjustment to the Exchange Property upon the occurrence of a Dilution Event, it is possible that a United States Holder could, depending on the nature of the adjustment, recognize income to the extent of its pro rata share of any increase in the value of the Exchange Property as a result of the adjustment.  For example, it is possible that a United States Holder could recognize income upon a Dilution Event that is attributable to a dividend distribution on an Exchange Security to the extent of its pro rata share of the increase in value of the Exchange Property upon the adjustment in respect of the dividend payment.  In addition, it is possible that a United States Holder could recognize gain in respect of its pro rata share of the Trust’s built-in gain in the Contract (if any) upon a Reorganization Event that changes all or a portion of the Exchange Securities that are the subject to the Contract.

LEGAL_US_E #123946067.3

Constructive Ownership

Section 1260 of the Code treats a taxpayer owning certain types of derivative positions in property as having “constructive ownership” of that property, with the result that all or a portion of any long-term capital gain recognized by such taxpayer with respect to the derivative position will be re-characterized as ordinary income.  In its current form, Section 1260 of the Code should not apply to the Securities unless the Company is classified as a “passive foreign investment company” (“PFIC”) for United States federal income tax purposes.  If Section 1260 of the Code were to apply to the Securities in the future or if it applies currently to the Securities (in the event that the Company is classified as a PFIC), however, the effect would be to treat as ordinary income any excess of the long-term capital gain recognized by a United States Holder on the sale, exchange, retirement or maturity of a Security (or upon the sale of any ADSs received thereon or the cash settlement of the Contract) over the amount of capital gain that would have been recognized from the disposition of the underlying ADSs.  In addition, Section 1260 of the Code would impose an interest charge on any such gain that was re-characterized.  A United States Holder of Securities should consult its tax advisors regarding the potential application of Section 1260 of the Code, if any, to the purchase, ownership and disposition of a Security.

Backup Withholding and Information Reporting

Distributions on the Securities and the proceeds received from the sale of Securities, may be subject to U.S. backup withholding at the current rate of 28% if a United States Holder fails to supply an accurate taxpayer identification number or otherwise to comply with applicable U.S. information reporting and certification requirements.  Any amounts so withheld would be allowed as a credit against that United States Holder’s U.S. federal income tax liability and may entitle that United States Holder to a refund, provided that the required information is timely furnished to the IRS.

The Trust may furnish annual information returns to each United States Holder of record and to the IRS.

Non-U.S. Holders

The following discussion applies only to Non-U.S. Holders.  For purposes of this discussion, a “Non-U.S. Holder” is an owner of Securities that is not a United States Holder and is not a partnership for U.S. federal income tax purposes.  Non-U.S. Holders that may be subject to special rules, such as “controlled foreign corporations,” taxpayers subject to Section 892 of the Code, or “passive foreign investment companies” should consult their own tax advisors to determine the U.S. federal, state, local and foreign tax consequences that may be relevant to them in their particular circumstances.

Distributions in Respect of the Stripped U.S. Treasury Securities

Subject to the discussions below regarding effectively connected income, backup withholding and FATCA withholding, and provided that a Non-U.S. Holder provides its name and address on IRS Form W-8BEN or W-8BEN-E (or other applicable form), and certifies, under penalties of perjury, that it is not a United States person, U.S. federal income and withholding tax would not apply to any distributions on the Securities that are attributable to payments of principal or interest (including OID and acquisition discount) on the stripped U.S. Treasury securities.  Special rules regarding such certification requirements apply in the case of a Non-U.S. Holder that holds Securities through an intermediary financial institution.

LEGAL_US_E #123946067.3

Gain on Sale of Securities and Stripped U.S. Treasury Securities

Subject to the discussions below regarding effectively connected income, backup withholding, and FATCA withholding, any gain realized on the disposition of the Securities and, to the extent the Administrator sells stripped U.S. Treasury securities due to an acceleration of the Contract, any gain realized in respect of a Non-U.S. Holder’s pro rata portion of the stripped U.S. Treasury securities that are sold, would not be subject to federal income tax unless the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met.  An individual Non-U.S. Holder described in the preceding sentence would be subject to a flat 30% U.S. federal income tax on gain derived from the sale, which may be offset by certain U.S. source capital losses, even though the holder is not considered a resident of the United States.

Effectively-Connected Income

If a Non-U.S. Holder is engaged in a trade or business in the United States and income or gain that is recognized in respect of the Securities is effectively connected with the conduct of that trade or business, such Non-U.S. Holder generally would be subject to U.S. federal income tax on such income or gain on a net income basis (although exempt from withholding tax) at the same graduated rates applicable to a United States person.  The Non-U.S. Holder must satisfy certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI) in order to establish its exemption from withholding on its effectively connected income.

Effectively connected interest income and gains recognized by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to a “branch profits tax” at a 30% rate (or at a lower rate if such holder is eligible for the benefits of an income tax treaty that provides for a lower rate).

A Non-U.S. Holder should consult its tax advisor with respect to the application of the foregoing rules to its ownership and disposition of Securities.

Backup Withholding and Information Reporting

A Non-U.S. Holder is generally exempt from backup withholding and information reporting requirements with respect to payments on the Securities made outside the United States.  A Non-U.S. Holder is also generally exempt from backup withholding and information reporting requirements in respect of payments on the Securities made within the United States and the payment of the proceeds from the sale of Securities effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that such holder is a United States person and such holder has furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) such holder otherwise establishes an exemption.  However, information returns may be required to be filed with the IRS in respect of any payments on the Securities in respect of interest (including OID) paid on the stripped U.S. Treasury securities to a Non-U.S. Holder, regardless of whether any tax was actually withheld.

LEGAL_US_E #123946067.3

Payment of the proceeds from the sale of a Security effected at a foreign office of a broker generally would not be subject to information reporting or backup withholding.  However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

A Non-U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed such holder’s income tax liability by filing a refund claim with the IRS.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to a holder or to certain foreign financial institutions, non-U.S. investment funds and other non-U.S. persons receiving payments on behalf of a holder if such holder or such non-U.S. persons fail to comply with certain information reporting requirements.  Distributions on the Securities and proceeds from the sale of the Securities could be subject to FATCA withholding if (i) a holder is subject to the FATCA information reporting requirements and fails to comply with them or (ii) a holder holds Securities through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to such holder would not otherwise have been subject to FATCA withholding).  Holders should consult their own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

PEOPLE’S REPUBLIC OF CHINA TAXATION

Overview of Bulletin 7

On February 3, 2015, the State Administration of Taxation, or the SAT, issued the Bulletin Regarding Certain Enterprise Income Tax Matters on Indirect Transfer of Property by Non-Resident Enterprises, SAT Bulletin [2015] No. 7 (“Bulletin 7”), which replaced or supplemented certain previous rules under the Notice on Strengthening Administration of Enterprise Income Tax on Share Transfers by Non-PRC Resident Enterprises, or Circular 698, issued by the SAT, on December 10, 2009.  Pursuant to Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of
LEGAL_US_E #123946067.3

Chinese taxable property, if such arrangement does not have a reasonable commercial purpose and results in avoidance of PRC Enterprise Income Tax (“EIT”).  As a result, gains derived from such indirect transfer may be subject to PRC EIT.  According to Bulletin 7, “Chinese taxable property” includes assets attributed to an establishment in China, immovable properties in China, and equity investments in PRC resident enterprises, in respect of which gains from their transfer by a direct holder, being a non-PRC resident enterprise, would be subject to PRC EIT.  When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, factors to be taken into consideration include:  whether the main value of the equity interest of the relevant offshore enterprise directly or indirectly derives from Chinese taxable property; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its main income directly or indirectly derives from China; whether the offshore enterprise and its subsidiaries directly or indirectly holding Chinese taxable property have real commercial nature which is evidenced by their actual function and risk exposure; the duration of existence of the shareholders, the business model and the relevant organizational structure of the offshore enterprise; the replicability of the transaction by direct transfer of Chinese taxable property; the offshore tax status of such indirect transfer; and applicable tax treaties or similar arrangements.  Where the underlying transfer (which is within the scope of Bulletin 7 and does not fall within any of the safe harbor exemptions) relates to equity investments in a PRC resident enterprise, which is not effectively connected to a PRC establishment of a non-PRC resident enterprise, a PRC EIT at 10% would apply, and the party who is directly obligated to make the transfer payments has the withholding obligation and may be subject to penalties for failure to withhold the PRC tax payable by the transferor.  Where the payers fail to withhold any or sufficient tax, the non-PRC residents, as the transferors, are required to declare and pay such taxes to the tax authorities on their own account within the statutory time limit.  If the PRC tax is deemed applicable and is not paid prior to the eighth day after the indirect transfer is completed (i.e., the date on which the equity transfer agreement comes into effect and the registration amendment for the overseas enterprise whose shares are transferred is completed), interest will accrue at the benchmark interest rate for renminbi loans applicable to the relevant period of tax delinquency as published by the People’s Bank of China in the tax year to which the tax payment is related (plus 5 percentage points if the transferor did not submit the required materials to the competent PRC tax authorities within 30 days upon entering into the relevant share transfer agreement) until the tax is paid or settled by the transferor.  Furthermore, a transferee that has directly paid consideration for the equity securities transferred is a withholding agent and may be subject to a penalty for failure to withhold the PRC tax payable by the transferor in an amount ranging from 50% to three times the amount of unpaid or underpaid tax.  However, the penalty imposed on the withholding agent may be mitigated or waived on the condition that the withholding agent has submitted the required materials to the competent PRC tax authorities within 30 days upon entering into the relevant share transfer agreement.

Therefore, both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

LEGAL_US_E #123946067.3

Application of Bulletin 7

The ADSs required to be delivered by the Shareholder to the Trust under the Contract (unless cash settlement is elected) will be equity interests in the Company and the Company has Chinese taxable property.  Consequently, the Shareholder, the Trust and holders of the Securities face uncertainties with respect to the possible PRC taxation of these potential transfers under Bulletin 7.

We do not believe that any of the transactions contemplated by the Contract and the Securities would constitute transfers of Chinese taxable property relating to an “arrangement lacking in reasonable commercial purpose” as they do not have avoidance of PRC tax as their primary purpose.  Under Bulletin 7, whether a reasonable commercial purpose exists is based on an assessment of the relevant facts and circumstances taking into account a number of factors set forth in Bulletin 7.  We believe these transfers should not be found to lack a reasonable commercial purpose and, therefore, should not be subject to PRC tax under Bulletin 7.

However, as Bulletin 7 was recently released, there is no formal interpretation and little practical experience as to how the SAT and its local branches will interpret and apply Bulletin 7, and the interpretation of Bulletin 7 by the courts in the PRC remains untested.  Although Bulletin 7 provides safe harbors under which an indirect transfer will not be taxed, including those relating to internal reorganizations that meet certain criteria, transfers of shares that were both acquired and sold on a public stock exchange, and transfers that would qualify for tax exemption under a tax treaty between the PRC and the transferor’s country of residence if the transfer of Chinese taxable property had been direct rather than indirect, there is no assurance that any of these safe harbors would be available to the Shareholder, the Trust and/or holders of the Securities.  The SAT and its local branches may interpret and administer Bulletin 7 in a way that results in PRC taxation of one or more of the transactions contemplated by the Contract and the Securities, notwithstanding our belief that this would be incorrect as a matter of law.  If any of the transactions contemplated by the Contract were to be deemed as a direct transfer of Chinese taxable property that results in PRC tax under Bulletin 7, the Trust could be subject to withholding obligations in connection with any tax payable by the Shareholder, and if this were to occur, the amount of any withholding obligation would be significant.

See “Risk Factors—The Shareholder, the Trust and holders of the Securities face uncertainties with respect to PRC taxation of indirect transfers of Chinese taxable property.”

For information on certain Cayman Islands, PRC and United States federal income tax consequences relevant to an investment in the ADSs and the Ordinary Shares represented thereby, see “Item 10.  Additional Information—E.  Taxation” and related risk factors in Annex A to this registration statement.  Annex A is not incorporated by reference herein or in any way made a part of this registration statement.

LEGAL_US_E #123946067.3

CERTAIN ERISA CONSIDERATIONS

The Securities may be acquired by employee benefit plans that are subject to Title I of ERISA and by individual retirement accounts and other plans, accounts or arrangements that are subject to Section 4975 of the Code (collectively referred to herein as, “ERISA Plans”).  The fiduciary of an ERISA Plan, as well as any other plan subject to laws that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively referred to herein as, “Similar Laws”), must determine that its purchase of the Securities is consistent with the applicable fiduciary responsibility provisions of ERISA or Similar Law, and would not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any applicable Similar Law.  Each purchaser that is purchasing the Securities would be deemed to have represented that (a) it is not an ERISA Plan or a plan, account or other arrangement that is subject to Similar Law (each, a “Plan Investor”) and no portion of the assets used to acquire and hold the Securities, the ADSs issuable upon exchange therefor and the Ordinary Shares represented thereby constitute assets of any Plan Investor, or (b) its purchase and holding of the Securities, the ADSs issuable upon exchange therefor and the Ordinary Shares represented thereby would not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a similar violation of any applicable Similar Law.  The sale of the Securities to any Plan Investor is in no respect a representation by the Trust, a Trustee, or an Initial Purchaser, or any of their respective affiliates, that such an investment meets all relevant legal requirements with respect to investments by Plan Investors generally or any particular Plan Investor, or that such an investment is appropriate for Plan Investors generally or any particular Plan Investor.  Each purchaser has sole and exclusive responsibility for ensuring that its purchase and holding of the Securities do not violate the fiduciary or prohibited transaction provisions of ERISA, the Code or any Similar Law.

The foregoing discussion is general in nature and is not intended to be all-inclusive.  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in breaches of fiduciary duty or non- exempt prohibited transactions, fiduciaries or other persons that have purchased the Securities on behalf of, or with the assets of, any Plan Investor should consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase of the Securities.

ITEM 10.5.          OUTSTANDING SECURITIES.

Title of Class	Amount Authorized	Amount Held by Registrant for its Account	Amount Outstanding Exclusive of Amount Shown as Held by Registrant for its Own Account
Mandatory Exchangeable Trust Securities	66,000,000	0	66,000,000

LEGAL_US_E #123946067.3

ITEM 10.6.          SECURITIES RATINGS.

Not applicable.

ITEM 11.          DEFAULTS AND ARREARS ON SENIOR SECURITIES.

Not applicable.

ITEM 12.          LEGAL PROCEEDINGS.

None.

ITEM 13.          TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION.

Not applicable.

LEGAL_US_E #123946067.3

GLOSSARY

“Acceleration Percentage” has the meaning set forth under “Investment Objective and Policies—The Contract—Optional Acceleration.”

“Additional Amounts” has the meaning set forth under “Investment Objective and Policies—The Contract—Additional Amounts.”

“Administration Agreement” means the Administration Agreement to be entered into between the Trust and U.S. Bank National Association, as Administrator.

“Administrator” means U.S. Bank National Association (or its successor) in its capacity as Administrator under the Administration Agreement.

“ADS Depositary” means Citibank, N.A., or any successor thereto from time to time, in its capacity as depositary under the Deposit Agreement.

“ADS Price” has the meaning set forth under “Investment Objective and Policies—The Contract—Make- Whole Exchange Property Rate.”

“ADS Procedures Agreement” means the ADS Procedures Agreement, dated as of June 1, 2016, among Citibank, N.A., the Shareholder, the Company, the Trust and the Collateral Agent.

“ADSs” means the American depositary shares with respect to the Ordinary Shares, each representing as of the date hereof one Ordinary Share.

“Aggregate Non-Transferable Option Value” has the meaning set forth under “Investment Objective and Policies—The Contract—Exchange Property Adjustments.”

“Aggregate Number” has the meaning set forth under “Investment Objective and Policies—The Contract— Exchange Property Adjustments.”

“banking organization” has the meaning set forth under “Description of Securities—Book-Entry and Form.”

“Bulletin 7” means the Bulletin Regarding Certain Enterprise Income Tax Matters on Indirect Transfer of Property by Non-Resident Enterprises, SAT Bulletin [2015] No. 7 ()), promulgated by the SAT on February 3, 2015.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Cash Percentage” has the meaning set forth under “Investment Objective and Policies—The Contract— Cash Settlement.”

LEGAL_US_E #123946067.3

“Cash Settlement” has the meaning set forth under “Investment Objective and Policies—The Contract— Cash Settlement.”

“Cash Settlement Election Period” has the meaning set forth under “Investment Objective and Policies— The Contract—Cash Settlement.”

“China” or the “PRC” means the People’s Republic of China.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all securities, property or other assets or rights (including, for the avoidance of doubt, any additions, substitutions, income, products and proceeds, collections, powers and rights) pledged by the Shareholder to the Collateral Agent under the Collateral Agreement.

“Collateral Agent” means U.S. Bank National Association (or its successor) in its capacity as Collateral Agent under the Collateral Agreement.

“Collateral Agreement” means the Collateral Agreement to be entered into among the Shareholder, U.S. Bank National Association, as Collateral Agent, and the Trust, securing the Shareholder’s obligations under the Contract.

“Collateral Event Acceleration” has the meaning set forth under “Investment Objective and Policies— Collateral Arrangements; Acceleration upon Default by the Shareholder—Collateral Event of Default.”

“Collateral Event of Default” has the meaning set forth under “Investment Objective and Policies— Collateral Arrangements; Acceleration upon Default by the Shareholder.”

“Company” means Alibaba Group Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands.

“Contract” means the forward purchase agreement to be entered into between the Shareholder and the Trust relating to the ADSs and any other Exchange Property.

“Custodian” means U.S. Bank National Association (or its successor) in its capacity as Custodian under the Custodian Agreement.

“Custodian Agreement” means the Custodian Agreement to be entered into between the Trust and U.S. Bank National Association, as Custodian.

“Daily Cash Amount” has the meaning set forth under “Investment Objective and Policies—The Contract— Cash Settlement.”

“Daily VWAP” means (i) for the ADSs on any Trading Day, the per ADS volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BABA.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume- weighted average price is
LEGAL_US_E #123946067.3

unavailable, the market value of one ADS on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Trust) and (ii) for any other Exchange Security on any Trading Day, the volume-weighted average price per such Exchange Security as displayed under the heading “Bloomberg VWAP” on the relevant Bloomberg page for such Security (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one such Exchange Security on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Trust).  The “Daily VWAP” will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.  In the event that the Exchange Property Unit includes a number of any Exchange Security that is more or less than one, the Daily VWAP with respect to such Exchange Security will be an amount equal to the product of (A) a fraction of which such number is the numerator and one is the denominator multiplied by (B) the Daily VWAP for one such Exchange Security.

“Default” means any event that with notice or passage of time, or both, would constitute an Event of Default.

“Deposit Agreement” means the Deposit Agreement, dated as of September 24, 2014, among the Company, the ADS Depositary and the owners and holders of the ADSs, as from time to time amended or supplemented in accordance with its terms, or any other agreement or instrument constituting depositary shares with respect to the Ordinary Shares.

“Depository Event” has the meaning set forth under “Description of Securities—Book-Entry and Form.”

“Dilution Event” has the meaning set forth under “Investment Objective and Policies—The Contract— Exchange Property Adjustments.”

“Distributed Asset” has the meaning set forth under “Investment Objective and Policies—The Contract— Exchange Property Adjustments.”

“Documentary Taxes” has the meaning set forth under “Investment Objective and Policies—The Contract—Additional Amounts.”

“dollar,” “U.S. dollar,” “U.S.$” or “$” means the lawful currency of the United States of America. “

DTC” means The Depository Trust Company.

“EIT” means PRC Enterprise Income Tax.

LEGAL_US_E #123946067.3

“Elapsed Number of Trading Days” has the meaning set forth under “Investment Objective and Policies— The Contract—Cash Settlement.”

“Eligible Cash Equivalents” has the meaning set forth under “Investment Objective and Policies— Collateral Arrangements; Acceleration upon Default by the Shareholder.”

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plans” has the meaning set forth under “—Certain ERISA Considerations.”

“Event of Default” means the occurrence of any Collateral Event of Default or the occurrence of a Shareholder Insolvency Event.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Amount” has the meaning set forth under “Investment Objective and Policies—The Contract— The Exchange Amount.”

“Exchange Date” means the fifth Scheduled Trading Day immediately following the last Trading Day of the 20 Trading Day Observation Period.

“Exchange Property” initially means, per Security, a number of ADSs equal to the Maximum Exchange Rate.  What constitutes “Exchange Property” as of any date shall be adjusted to add or substitute cash, securities and/or any other property as a result of a Dilution Event or Reorganization Event as of and following the applicable Exchange Property Adjustment Date.  “Exchange Property” as of any date will also be reduced by the amount of Non-Marketable Securities Exchange Property as described above under “Investment Objective and Policies—The Contract—Special Acceleration” and by the amount of Exchange Property in respect of the applicable Acceleration Percentage subject to an Optional Acceleration as described in “Investment Objective and Policies—The Contract—Optional Acceleration.” As a result, the Exchange Property that the Trust is entitled to receive under the Contract, and that a holder will receive on or shortly after the Exchange Date in exchange for the Securities (and promptly after the Special Acceleration Date, Optional Acceleration Date, or a Special Collateral Event Acceleration Date, if any, as a distribution on the Securities), may include a combination of ADSs, other securities of the Company (including rights or warrants), cash, securities of another entity and/or other property, depending on the cause and nature of the change or the adjustment.

“Exchange Property Adjustment Date” has the meaning set forth under “Investment Objective and Policies—The Contract—Exchange Property Adjustments.”

“Exchange Property Unit” as of any date means a unit comprising the number or amount of each type of Exchange Property equal to (i) the Exchange Property per Security as of such date (taking into account, for the avoidance of doubt, the reduction in the Exchange Property following any Special Acceleration or Optional Acceleration, as described in the definition of “Exchange Property” herein) divided by (ii) the Maximum Exchange Rate.

“Exchange Security” means any security that is part of the Exchange Property.

“Existing Transfer Restrictions” means restrictions arising under the Securities Act solely as a result of the Shareholder being an “affiliate” and/or the Ordinary Shares being “restricted securities” (in each case, within the meaning of Rule 144 under the Securities Act) of the Company or applicable issuer.

“Final Exchange Date” means the date on which all the deliveries to the Trust under the Contract have been made.

“Holders” means the registered holders of the Securities.

“Initial Posting Date” has the meaning set forth under “Investment Objective and Policies—The Contract— Cash Settlement.”

“Initial Price” means $76.69.

“Initial Purchasers” means Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, Mizuho Securities USA Inc., Goldman, Sachs & Co., Credit Agricole Securities (USA) Inc., Daiwa Capital Markets America Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Nomura Securities International, Inc., and SMBC Nikko Securities America, Inc. as the initial purchasers of the Securities.

“Insufficient Substituted Value Date” has the meaning set forth under “Investment Objective and Policies—Collateral Arrangements; Acceleration upon Default by the Shareholder.”

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the United States Internal Revenue Service.

“Lien” means any lien, mortgage, security interest, pledge, charge, encumbrance or adverse claim of any kind (other than any Transfer Restrictions).

“Make-Whole Adjustment Date” has the meaning set forth under “Investment Objective and Policies—The Contract—Make-Whole Exchange Property Rate.”

“Make-Whole Exchange Property Rate” has the meaning set forth under “Investment Objective and Policies—The Contract—Make-Whole Exchange Property Rate.”

“Make-Whole Non-Marketable Securities Exchange Property” has the meaning set forth under “Investment Objective and Policies—The Contract—Special Acceleration.”

“Managing Trustee” means the Trustee designated to serve as Managing Trustee.

“Maples FS” means Maples Fund Services (Cayman) Ltd.

LEGAL_US_E #123946067.3

“Market Disruption Event” means, in relation to the ADSs or any other Exchange Security, (i) a failure by the primary United States national or regional securities exchange or market on which the ADSs or any other Exchange Security, as applicable, are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the ADSs or such other Exchange Security, as applicable, for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the ADSs or such other Exchange Security, as applicable, or in any options contracts or future contracts relating to (x) the Ordinary Shares of the Company or ADSs or (y) such other Exchange Security, as applicable.

“Marketable Securities” means any common equity securities (whether voting or non-voting) (including American depositary shares representing common equity securities) listed on the NYSE, The NASDAQ Global Market or The NASDAQ Global Select Market (or their respective successors).

“Maximum Exchange Rate” means 1.3040.  “Minimum Exchange Rate” means 1.1097.

“Non-Accelerated Percentage” has the meaning set forth under “Investment Objective and Policies—The Contract—The Exchange Amount.”

“Non-Marketable Securities Exchange Property” has the meaning set forth under “Investment Objective and Policies—The Contract—Special Acceleration.”

“Non-Marketable Securities Percentage” has the meaning set forth under “Investment Objective and Policies—The Contract—Special Acceleration.”

“Non-Transferable Option Value” has the meaning set forth under “Investment Objective and Policies— The Contract—Exchange Property Adjustments.”

“NYSE” means the New York Stock Exchange (or its successor).

“Observation Period” has the meaning set forth under “Investment Objective and Policies—Investment Objective, Policies and Restrictions; Fundamental Policies.”

“Officer’s Certificate” means, with respect to any Person, a certificate signed by an officer or director of such Person.

“OID” means original issue discount.

“Optional Acceleration” has the meaning set forth under “Investment Objective and Policies—The Contract—Optional Acceleration.”

“Optional Acceleration Notice Date” has the meaning set forth under “Investment Objective and Policies— The Contract—Optional Acceleration.”

LEGAL_US_E #123946067.3

“Optional Acceleration Valuation Period” has the meaning set forth under “Investment Objective and Policies—The Contract—Cash Settlement.”

“Ordinary Shares” means the ordinary shares, par value $0.000025 per share, in the share capital of the Company.

“Parent Reimbursement Agreement” means the Reimbursement Agreement, dated as of June 1, 2016, between the Shareholder and Shareholder Parent.

“Partial Acceleration” has the meaning set forth under “Investment Objective and Policies—The Contract—Optional Acceleration.”

“Paying Agent” means U.S. Bank National Association (or its successor) in its capacity as transfer agent, registrar and paying agent under the Paying Agent Agreement.

“Paying Agent Agreement” means the Paying Agent Agreement to be entered into between the Trust and U.S. Bank National Association, as transfer agent, registrar and paying agent.

“Permitted Liens” means (a) Liens in favor of the Collateral Agent, (b) non-consensual liens that are junior in priority to the Liens in favor of the Collateral Agent, which non-consensual liens are being contested in good faith by appropriate proceedings diligently conducted, (c) Liens created by the constituent documents of the issuer of the applicable securities or (d) Liens created by the Deposit Agreement (or similar agreements).

“Plan Investor” has the meaning set forth under “—Certain ERISA Considerations.”

“PRC Tax Resident” means any individual or entity generally subject to taxation in the People’s Republic of China on account of being resident, organized or engaged in business thereof.

“Receipt Date” has the meaning set forth under “Investment Objective and Policies—The Contract— Exchange Property Adjustments.”

“Record Date” has the meaning set forth under “Investment Objective and Policies—The Contract— Exchange Property Adjustments.”

“Registered Office Undertaking” means the Deed of Understanding re Register of Members of the Company to be entered into among the Shareholder, the Collateral Agent, the Company, and Maples FS as share registrar of the Company, or any similar agreement or arrangement pursuant to which an annotation of the Collateral Agent’s security interest is included in the Company’s register of members.

“Relevant Tax Jurisdiction” has the meaning set forth under “Investment Objective and Policies—The Contract—Additional Amounts.”

LEGAL_US_E #123946067.3

“Reorganization Event” means, with respect to an issuer of any Exchange Security, (1) any consolidation, merger or amalgamation of the issuer with or into another entity (other than a consolidation, merger or amalgamation in which the issuer is the continuing corporation and in which the units of each Exchange Security of that issuer outstanding before the consolidation, merger or amalgamation are not exchanged for cash, securities or other property of the issuer or another entity), (2) any sale, transfer, lease or conveyance to another entity of the property of the issuer as an entirety or substantially as an entirety, (3) any statutory exchange of securities of the issuer with another entity, (4) any liquidation, dissolution, winding up, bankruptcy or insolvency of the issuer or (5) the consummation of any tender offer or exchange offer (whether by the relevant issuer or any other party) for 30% or more of the number of any of the Exchange Securities then outstanding, where (i) such tender offer or exchange offer is conditioned on there being validly tendered and not withdrawn at the expiration of such tender offer or exchange offer at least 30% of the number of any of the Exchange Securities then outstanding and such condition is not waived or modified and (ii) the cash and value of any other consideration included in the payment per Exchange Security exceeds the closing sale price per Exchange Security on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

“Required ADS Deposit Property” has the meaning set forth under “Investment Objective and Policies— Collateral Arrangements; Acceleration upon Default by the Shareholder.”

“Required Cash Amount” has the meaning set forth under “Investment Objective and Policies—The Contract—Cash Settlement.”

“Required Pledged Assets” has the meaning set forth under “Investment Objective and Policies—Collateral Arrangements; Acceleration upon Default by the Shareholder.”

“Restricted ADSs” has the meaning set forth in the Deposit Agreement.

“SAT” means the PRC State Administration of Taxation.

“Scheduled Trading Day” means, in relation to the ADSs or any other Exchange Security, a day that is scheduled to be a trading day on the primary United States national or regional securities exchange or market on which the ADSs or such other Exchange Security, as applicable, are listed or admitted for trading.  If the ADSs or such other Exchange Security, as applicable, are not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

“SEC” means the Securities and Exchange Commission.

“Securities” means the Trust’s Mandatory Exchangeable Trust Securities, issued at a face amount of $100.00 per Security.

“Shareholder” means West Raptor Holdings, LLC, a Delaware limited liability company.

LEGAL_US_E #123946067.3

“Shareholder Group” has the meaning set forth under “Investment Objective and Policies—The Contract.”

“Voting Securities” of an entity means shares, interests, participations or other equivalents of corporate stock, however designated, of a corporation, and, in the case of an entity that is not a corporation, any and all partnership, limited liability or other equity or ownership interests of such entity, in each case entitling the holders thereof to vote in the election of members of the board of directors or equivalent governing body of such entity.

“Shareholder Insolvency Event” means that any of the following occurs in relation to the Shareholder:  (a) it is, or is deemed for the purposes of any applicable law to be, unable or admits generally an inability to pay its debts as they fall due or (b) a moratorium is declared in respect of any of its indebtedness; or (ii) any corporate action or legal proceedings is taken in respect of or in relation to (a) the suspension of payments, a moratorium of any indebtedness, winding-up, liquidation, bankruptcy, insolvency, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) or the appointment of an administrator, receiver, administrative receiver or trustee in bankruptcy; (b) a composition, compromise, assignment or arrangement with any of its creditors; or (c) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of it or any of its assets.

“Shareholder Parent” means SoftBank Group International GK, a limited liability company (godo kaisha) formed under the laws of Japan.

“Shareholder Ultimate Parent” means SoftBank Group Corp., a company incorporated under the laws of Japan.

“Similar Laws” has the meaning set forth under “—Certain ERISA Considerations.”

“Special Acceleration” has the meaning set forth under “Investment Objective and Policies—The Contract—Special Acceleration.”

“Special Acceleration Date” has the meaning set forth under “Investment Objective and Policies—The Contract—Special Acceleration.”

“Special Collateral Event Acceleration” has the meaning set forth under “Investment Objective and Policies—Collateral Arrangements; Acceleration upon Default by the Shareholder—Special Collateral Event Acceleration.”

“Special Collateral Event Acceleration Date” has the meaning set forth under “Investment Objective and Policies—Collateral Arrangements; Acceleration upon Default by the Shareholder—Special Collateral Event Acceleration.”

“Special Collateral Event Acceleration Notice Date” has the meaning set forth under “Investment Objective and Policies—Collateral Arrangements; Acceleration upon Default by the Shareholder—Special Collateral Event Acceleration.”

LEGAL_US_E #123946067.3

“Special Collateral Event Acceleration Valuation Period” has the meaning set forth under “Investment Objective and Policies—The Contract—Cash Settlement.”

“Tax Contest” has the meaning set forth under “Investment Objective and Policies—The Contract— Additional Amounts.”

“Tax Event” has the meaning set forth under “Investment Objective and Policies—The Contract—Tax Event Acceleration Procedures.”

“Tax Event Acceleration” has the meaning set forth under “Investment Objective and Policies—The Contract—Optional Acceleration.”

“Tax Event Exchange Rate” has the meaning set forth under “Investment Objective and Policies—The Contract—Optional Acceleration.”

“Taxes” has the meaning set forth under “Investment Objective and Policies—The Contract—Additional Amounts.”

“Then-Current Value” means, for any item of Exchange Property as of any date:

(a)          if the item consists of cash, the amount of cash (or its equivalent in U.S. dollars);

(b)          if the item consists of an Exchange Security listed or admitted for trading on a U.S. national securities exchange or other U.S. trading or quotation system, the Daily VWAP for one unit of such Exchange Security on such date (or, if such date is not a Trading Day, for the Trading Day immediately preceding such date);

(c)          if the items consist of U.S. Government Obligations, the average of the last bid and the last offer prices as of 4:00 p.m. (New York City time) on such date on the Bloomberg page for such U.S. Government Obligations; and

(d)          if the item consists of property other than cash, U.S. Government Obligations or Exchange Securities listed or admitted for trading on a U.S. national securities exchange or other U.S. trading or quotation system, the fair market value of that property (or, in the case of Exchange Securities, one unit of that property) as of 5:00 p.m., New York City time, on the third Business Day preceding that date.  The fair market value will be determined by a nationally recognized independent investment banking firm retained by the Trust for this purpose.

“Threshold Appreciation Price” means $90.11.

“Trading Day” means, in relation to the ADSs or any other Exchange Security, any day on which (1) there is no Market Disruption Event with respect to the ADSs or such Exchange Security, as applicable, and (2) trading in the ADSs or such other Exchange Security, as applicable, generally occurs on the NYSE or, if the ADSs or such other Exchange Security, as applicable, are not then listed on the NYSE on the primary other United States national or regional securities exchange on which the ADSs or such other Exchange Security, as applicable, are then listed or, if the ADSs or such other Exchange Security, as applicable, are not then listed on a United States national or regional securities exchange, on the principal other market on which the ADSs or such other Exchange Security, as applicable, are then listed or admitted for trading.  A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m.  (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system or, if applicable, regular quoting on the relevant quotation system.  If the ADSs or such other Exchange Security, as applicable, are not so listed or admitted for trading, “Trading Day” means a “Business Day.”

LEGAL_US_E #123946067.3

“Transfer Restrictions” means, with respect to any item of Collateral, any condition to or restriction on the ability of the holder of such item of Collateral to sell, assign or otherwise transfer such item of Collateral or, in the case of Collateral comprised of Ordinary Shares or other securities represented by American depositary shares, to exchange such Ordinary Shares for ADSs or other securities for American depositary shares, or to enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto (in each case, other than any condition or restriction imposed by the Contract, the Collateral Agreement, the Deposit Agreement or the ADS Procedures Agreement or any Permitted Lien or that exists pursuant to the terms of the relevant property (including any non-transferable options, rights or warrants) when such property becomes part of the Exchange Property pursuant to a Dilution Event or a Reorganization Event or is otherwise received by the Shareholder in respect of any Exchange Property), including (i) any requirement that any sale, assignment or other transfer or enforcement of such item of Collateral be consented to or approved by any Person, including the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of Collateral, and (iii) any registration or qualification requirement for such item of Collateral pursuant to any federal or state securities law that has not been satisfied; provided, however, that the required delivery of any assignment from the seller, pledgor, assignor or transferor of such item of Collateral, together with any evidence of the corporate or other authority of such person, shall not constitute a “Transfer Restriction.”

“Triggering Shareholder Reimbursement Obligation” has the meaning set forth under “Investment Objective and Policies—The Contract—Additional Amounts.”

“Trust” means Mandatory Exchangeable Trust, a trust organized under the laws of the State of New York.  “Trust Agreement” means the trust agreement, dated as of May 20, 2016, pursuant to which the Trust was formed, as amended and restated as of June 1, 2016.

“Trustees” means the three trustees who internally manage the Trust.

“Ultimate Parent Reimbursement Agreement” means the Reimbursement Agreement, dated as of June 1, 2016, between Shareholder Parent and Shareholder Ultimate Parent.

“United States Holder” is a beneficial owner of Securities who or that is (1) a citizen or resident of the United States, (2) a domestic corporation, (3) an estate whose income is subject to United States federal income tax regardless of its source or (4) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

LEGAL_US_E #123946067.3

“Valuation Period” has the meaning set forth under “Investment Objective and Policies—The Contract— Cash Settlement.”

“Zero-Payment Options” has the meaning set forth under “Investment Objective and Policies—The Contract—Exchange Property Adjustments.”
LEGAL_US_E #123946067.3

PART B

Part B of this Amendment No. 1 of the Registration Statement should be read in conjunction with Part A.  Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A of this Amendment No. 1 of the Registration Statement.

ITEM 14.          COVER PAGE.

Not applicable.

ITEM 15.          TABLE OF CONTENTS.

Not applicable.

ITEM 16.          GENERAL INFORMATION AND HISTORY.

Not applicable.

ITEM 17.          INVESTMENT OBJECTIVE AND POLICIES.

Part A contains basic information about the investment objective, policies and limitations of the Trust.

ITEM 18.          MANAGEMENT.

The names, ages, addresses and titles, principal occupations during the past five years and the compensation of the Trustees are as follows:

Mandatory Exchangeable Trust
 Trustees and Officers (Unaudited)

Name, Address and Date of Birth	Position(s)	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Complex Overseen by Trustee	Other Directorships Held by Trustee
Independent Trustees:
Donald J. Puglisi Puglisi & Associates 850 Library Avenue, Suite 204 Newark, DE 19711 Born 1945	Managing Trustee	Duration of Trust Since Inception	Managing Director, Puglisi & Associates	1	Trustee, FundVantage Trust; Managing Trustee, 2009 Dole Food Common Exchange Security Trust; Managing Trustee, 2010 Swift Mandatory Common Exchange Security Trust.

LEGAL_US_E #123946067.3

William R. Latham III Department of Economics University of Delaware Newark, DE 19716 Born 1944	Trustee	Duration of Trust Since Inception	Associate Professor of Economics, University of Delaware	1	Trustee, 2009 Dole Food Common Exchange Security Trust; Trustee, 2010 Swift Mandatory Common Exchange Security Trust
James B. O’Neill Department of Economics University of Delaware Newark, DE 19716 Born 1939	Trustee	Duration of Trust Since Inception	Professor Emeritu of Economics, University of Delaware	1	Trustee, 2009 Dole Food Common Exchange Security Trust; Trustee, 2010 Swift Mandatory Common Exchange Security Trust

None of the Trustees is an “interested person” of the Trust, as that term is defined in Section 2(a)(19) of the Investment Company Act and the rules thereunder.  In addition, none of the Trustees is a director, officer or employee of any Initial Purchaser or the Administrator, or of any affiliate of any Initial Purchaser or the Administrator.  None of the Trustees receives any compensation for serving as a trustee or director of any other affiliated investment company.  The Shareholder has paid each Trustee, on behalf of the Trust, a one-time, up-front fee to cover the Trustee’s annual fee and anticipated out-of-pocket expenses.

Donald J. Puglisi has been appointed as Managing Trustee of the Trust.   He holds an undergraduate degree with high honors with a major in accounting, an M.B.A. in finance, and a D.B.A. with a major in finance and a minor in accounting.  He was a member of the University of Delaware faculty for 30 years starting in 1971, teaching courses in corporate finance, securities analysis and portfolio management, and the pricing and uses of derivative instruments.  He has published widely in those areas.  At the time of his retirement from the University of Delaware in 2001, Mr. Puglisi was the MBNA America Professor of Business Administration and Professor of Finance.  Mr. Puglisi provides finance, accounting, and administrative services to a number of Delaware-based holding companies, many of which are subsidiaries of major U.S. and foreign based corporations.  He has over 30 years of experience with a variety of forms of structured financings and serves or has served as a director or trustee of a large number of special purpose finance vehicles, including vehicles similar in structure to the Trust.  He has also served as a trustee of a registered open-end management investment company and was a member of that company’s audit committee.  Mr. Puglisi has served as an expert witness in a number of cases involving valuation and other financial matters that have been adjudicated before a variety of state and federal courts, including Delaware’s Chancery Court, the U.S. Tax Court, federal district courts, and the U.S. Supreme Court by original jurisdiction.  His clients have included the United States Department of Justice Tax Division, the Internal Revenue Service, and individuals and corporations in the private sector.

LEGAL_US_E #123946067.3

William R. Latham III serves as a Trustee of the Trust.  Mr. Latham holds a doctorate in economics and has been a member of the University of Delaware economics faculty since 1971.  He teaches courses in economic forecasting and econometrics, areas in which he has published and consults in the private sector.  Mr. Latham serves as an independent director of a number of special purpose finance vehicles, some of which are affiliated with major U.S. corporations.  He has also served as a trustee for a number of investment structures, including registered closed-end investment companies that are similar to the Trust.

James B. O’Neill serves as a Trustee of the Trust.  He holds a doctorate in economics and was a member of the University of Delaware faculty starting in 1971.  He retired from the University and became Professor Emeritus of Economics in 2015.  He was the founding Director of the Center for Economic Education and Entrepreneurship at the University of Delaware and President of the Delaware Council on Economic Education for over 30 years.  He has published widely in the field of economic education and financial literacy.  Mr. O’Neill has served as a director of a savings bank and a director or trustee of a number of special purpose finance vehicles, including registered closed-end investment companies that are similar to the Trust.

Each Trustee will serve as a member of the Board of Trustees (the “Board”) for the duration of the Trust, which is expected to terminate automatically on or about June 14, 2019, ten business days after the Final Exchange Date.  Any Trustee may resign by executing an instrument in writing resigning as Trustee, filing the same with the Administrator and sending notice to the remaining Trustees.  A Trustee’s resignation becomes effective immediately unless otherwise specified in the written resignation.  A Trustee may be removed in the event of incapacity by vote of the remaining Trustees and for any reason by written declaration or vote of the holders of more than 66 2/3% of the outstanding Securities, notice of which must be given to the remaining Trustees and the Administrator.  The resignation, removal or failure to reelect any Trustee will not cause the termination of the Trust.

The Board has established an Audit Committee, comprised of all members of the Board, which will assist the Board in its oversight of the integrity, quality and objectivity of the Trust’s financial statements and the independent audit thereof, the selection of the Trust’s independent accountant, and the performance of the Company’s internal audit function as well as the performance of the Trust’s independent accountant.

The Board has adopted a Disclosure Charter, including Disclosure Controls and Procedures, that is intended to ensure that information included in the Trust’s Form N-CSR and Form N-Q is recorded, processed, summarized and reported in conformity with, and within the time periods specified by, the Investment Company Act and the rules and forms of the Commission.

No Trustee owns any Securities issued by the Trust.

The Trust has adopted a code of ethics under Rule 17j-1 (the “Code”).  Under the provisions of the Code, no person that is covered thereunder may purchase Securities of the Trust.  The Trust has also adopted a supplemental code of ethics for persons performing the functions of principal executive officer and senior financial officers of the Trust, as contemplated by Section 406 of the Sarbanes Oxley Act of 2002 (the “Supplemental Code”).  Both the Code and Supplemental Code may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the SEC’s Public Reference Room may be obtained by calling the SEC at 1-202-551-8090.  The Code and Supplemental Code are also available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov. Copies of these Codes may be obtained, after paying a duplicating fee, by electronic request at publicinfo@sec.gov. or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

LEGAL_US_E #123946067.3

The Trust has adopted policies and procedures used to determine how proxies relating to portfolio securities it holds and which provide voting rights to its holders may be voted.  The Trustees will vote ADSs or Ordinary Shares of the Company which the Trust may hold from time to time in a manner that is consistent with the best interests of holders of Securities.  In accordance with SEC requirements, the Trust files an annual report on Form N-PX stating how the Trustees have voted any ADSs or Ordinary Shares the Trust holds during the preceding twelve-month period ended June 30th.

Additional Information Concerning the Board of Trustees

The Role of the Board

The Board oversees the management and operations of the Trust.  The day-to-day management and operation of the Trust is performed by various service providers to the Trust, such as the Trust’s Administrator, Custodian, and Transfer Agent, each of which is discussed in more detail in this Statement of Additional Information.  The Board receives periodic reports from these service providers regarding the Trust’s operations.  The Board has appointed a Chief Compliance Officer who administers the Trust’s compliance program and regularly reports to the Board as to compliance matters.  Some of these reports are provided as part of quarterly Board meetings, which involve the Board’s review of important aspects of recent Trust operations.  In all cases, however, the role of the Board and of any individual Trustee is one of oversight and not of management of the day-to-day affairs of the Trust, and its oversight role does not make the Board a guarantor of the Trust’s investments, operations or activities.

Board Structure, Leadership

The Board has structured itself in a manner that it believes allows it to perform its oversight function effectively given the level of activity of the Trust.  It has established an Audit Committee, as discussed above.  All members of the Board are Independent Trustees and each member of the Audit Committee is an Independent Trustee.  The Managing Trustee is an Independent Trustee.  The Board reviews its structure annually.

Board Oversight of Risk Management

As part of its oversight function, the Board receives and reviews information relating to potential risks that may be present in the operations of the Trust given the level and scope of its activity.  For example, the Audit Committee may meet periodically with the Trust’s independent public accounting firm to discuss potential risks relating to the financial reporting and audit and internal control functions of the Trust.  The Board may receive reports from the Audit Committee relating to these matters.

LEGAL_US_E #123946067.3

Information about Each Trustee’s Qualification, Experience, Attributes or Skills

The Board believes that each of the Trustees has the qualifications, experience, attributes and skills appropriate to his continued service as a Trustee in light of the Trust’s business and structure.  In addition to a demonstrated record of business and/or professional accomplishment, each Trustee has served on boards for organizations other than the Trust.  The Board believes that each, therefore, has the requisite experience and professional background to discharge his oversight duties as Trustee in the best interests of Holders.

Diversity in Nominees for Trustees

The Board evaluates candidates’ qualifications for Board membership.  When evaluating candidates, the Board considers a number of attributes including, leadership, independence, interpersonal skills, financial acumen, integrity and professional ethics, educational and professional background, prior director or executive experience, industry knowledge, business judgment and specific experiences or expertise that would compliment or benefit the Board as a whole.  The Board may also consider other factors/attributes as they may deem appropriate in their own judgment.  The Board believes that the significance of each nominee’s background, experience, qualifications, attributes or skills must be considered in the context of the Board as a whole.  As a result, the Board has not established any litmus test or quota relating to these matters that must be satisfied before an individual may serve as a Trustee.  The Board believes that board effectiveness is best evaluated at a group level.  Through this process the Board considers whether the Board as a whole has an appropriate level of sophistication, skill, and business acumen and the appropriate range of experience and background.

ITEM 19.          CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

There are no control persons of the Trust’s Securities.

No person is known by the Registrant to own of record or beneficially 5% or more of the Trust’s outstanding Securities.

ITEM 20.          INVESTMENT ADVISORY AND OTHER SERVICES.

ITEM 20.1.          INVESTMENT ADVISER.

Not applicable.

ITEM 20.2.          OTHER SERVICES UNDER THE INVESTMENT ADVISORY CONTRACT.

Not applicable.

LEGAL_US_E #123946067.3

ITEM 20.3.          FEES AND EXPENSES PAID BY PERSON OTHER THAN THE INVESTMENT ADVISER.

The Shareholder paid the organizational costs of the Trust in the amount of $25,000, compensation payable to the Trust’s Administrator, Custodian, Collateral Agent and Paying Agent in the amount of $465,000, and approximately $300,000 in costs in connection with the offering of the Securities, for a total of $790,000 (an estimated $263,333 of which would be allocated to each year of the Trust’s existence).  The Shareholder also pays ongoing expenses of the Trust, estimated to be approximately $440,000 (or approximately $146,666.67 on an annualized basis) over the term of the Trust, as well as any unanticipated operating expenses of the Trust.

ITEM 20.4.          MANAGEMENT-RELATED SERVICE CONTRACT.

The Trust’s day-to-day affairs are managed by U.S. Bank National Association, as administrator (the “Administrator”), under an administration agreement (the “Administration Agreement”).  The Administrator’s principal business address is U.S. Bank National Association, Global Corporate Trust Services, 101 N. 1st Avenue, Suite 1600, Phoenix, AZ 85003.

Under the terms of the Administration Agreement, the Trustees have delegated most of their operational duties to the Administrator, including, without limitation, the duties to:

•	receive and pay invoices for expenses incurred by the Trust;

•	with the approval of the Trustees, engage legal and other professional advisors (other than the independent public accountants for the Trust);

•	instruct the Trust’s paying agent to pay the distributions on the Securities;

•	prepare, mail, file and publish all notices, proxies, reports, tax returns and other documents for the Trust, or direct the Trust’s paying agent to do so, and keep the Trust’s books and records;

•	select and engage an independent investment banking firm (after consultation with the Seller), when the Trust is required to do so under the Contract;

•	at the direction of the Trustees, institute and prosecute legal and other appropriate proceedings to enforce the Trust’s rights and remedies, but the Administrator is required to do so only if it receives any indemnity that it requests;

•	make all necessary arrangements for meetings of the Trustees and any meetings of holders; and

•	provide sub-certifications to the Trustees as reasonably requested by the Trustees to meet their certification requirements to the SEC.

LEGAL_US_E #123946067.3

Under the terms of the Administration Agreement, the Administrator is not authorized to sell any of the Trust’s assets, or permit any other agent of the Trust to do so, except when the Contract requires the Trust to make a delivery, when the Trust is required to sell fractional shares, when the collateral agreement securing the Contract require the Trust to sell collateral posted by the Shareholder, and when the Trust terminates.

For providing services to the Trust, the Administrator does not receive any compensation from the Trust.  Rather, the Administrator receives compensation from the Shareholder as provided under the terms of Fund Expense Agreement among the Shareholder, U.S. Bank National Association, and the Trust.

ITEM 20.5.          OTHER INVESTMENT ADVISER OF THE TRUST.

Not applicable.

ITEM 20.6.          CUSTODIAN.

The Trust’s assets are held by U.S. Bank National Association as the Trust’s custodian (the “Custodian”) under a custodian agreement, referred to herein as the Custodian Agreement.  The Custodian’s principal address is U.S. Bank National Association, Corporate Trust Services, Global Corporate Trust Services, 101 N. 1st Avenue, Suite 1600, Phoenix, AZ 85003.

Under the terms of this Agreement, the Custodian holds the assets of the Trust in a segregated custody account, separate and distinct from all other accounts, in accordance with Section 17(f) of the Investment Company Act and the rules thereunder.  Under the Custodian Agreement, the Custodian is authorized to use the services of any U.S. securities depository permitted to perform such services for registered investment companies and their custodians under Rule 17f-4 under the Investment Company Act and which have been approved by the Trustees, including The Depository Trust Company and the Federal Reserve Book Entry System.

For providing services to the Trust, the Custodian does not receive any compensation from the Trust.  Rather, the Custodian receives compensation from the Sellers as provided under the terms of Fund Expense Agreement among the Shareholder, U.S. Bank National Association, and the Trust.

The Custodian also acts as collateral agent (the “Collateral Agent”) under the terms and conditions of the collateral agreement among the Collateral Agent, the Trust and the Shareholder (the “Collateral Agreement”).  The Collateral Agent holds a valid security interest in the Collateral, as defined in the Collateral Agreement, including Ordinary Shares legally or beneficially owned by the Shareholder on June 10, 2016 and from time to time therafter, any ADSs delivered in exchange for Ordinary Shares, Cash, U.S. Government Securities, and Marketable Securities (including ADSs), all as defined in the Collateral Agreement.  If the Shareholder defaults under the Contract or Collateral Agreement, the Collateral Agent will exercise the remedies provided under the Collateral Agreement for the benefit of holders of the Securities.

LEGAL_US_E #123946067.3

The Custodian also serves as the Trust’s transfer agent, registrar and paying agent under the Paying Agent Agreement.

ITEM 20.7.          INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Deloitte & Touche LLP is the independent registered public accounting firm of the Trust.

ITEM 20.8.          AFFILIATED SERVICE PROVIDER OF THE TRUST.

No first- or second-tier affiliate of the Trust serves as the Trust’s custodian, transfer agent, or dividend-paying agent.

ITEM 21.          PORTFOLIO MANAGERS.

Not applicable.

ITEM 22.          BROKERAGE ALLOCATION AND OTHER PRACTICES.

Not applicable.

ITEM 23.          TAX STATUS.

See discussion in Part A.

ITEM 24.          FINANCIAL STATEMENTS.

LEGAL_US_E #123946067.3

Mandatory Exchangeable Trust

 Financial Statements as of May 20, 2016 (formation of the Trust)

LEGAL_US_E #123946067.3

Table of Contents

Report of Independent Registered Public Accounting Firm  ___________________ page 112
Statement of Assets and Liabilities as of May 20, 2016______________________    page 113
 Notes to Financial Statement as of May 20, 2016___________________________    Page 114

LEGAL_US_E #123946067.3

Mandatory Exchangeable Trust

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees and Shareholder of Mandatory Exchangeable Trust:

We have audited the accompanying statement of assets and liabilities of Mandatory Exchangeable Trust (the “Trust”) as of May 20, 2016. This financial statement is the responsibility of the Trust’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets and liabilities, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of assets and liabilities presentation. We believe that our audit of the statement of assets and liabilities provides a reasonable basis for our opinion.

In our opinion, the statement of assets and liabilities referred to above presents fairly, in all material respects, the financial position of Mandatory Exchangeable Trust as of May 20, 2016, in conformity with accounting principles generally accepted in the United States of America.

 /s/ Deloitte & Touche LLP

Kansas City, Missouri
 August 18, 2016

LEGAL_US_E #123946067.3

Mandatory Exchangeable Trust

Statement of Assets and Liabilities As of May 20, 2016

Assets
Receivable for Trust Securities sold	$100
Total Assets	100
Liabilities
Total Liabilities	-
Net Assets	$100
Components of Net Assets
Paid in Capital	$100
Net Assets	$100
Net Asset Value per Trust Security outstanding	$100.00
See accompanying notes to financial statement.

LEGAL_US_E #123946067.3

Mandatory Exchangeable Trust

Notes to Financial Statement
 As of May 20, 2016

(1)	ORGANIZATION

Mandatory Exchangeable Trust (the “Trust”) was organized as a New York Trust on May 20, 2016, and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified closed-end management investment company.

Organization costs paid in connection with the organization of the Trust will be borne by West Raptor Holdings, LLC (the “Shareholder”), an indirect subsidiary of SoftBank Group Corp., a company incorporated under the laws of Japan.

(2)	SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Trust in preparation of its financial statement.  The policies are in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).  The Trust is an investment company and, accordingly, follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board Accounting Standards Codification Topic 946, Investment Companies.

Use of Estimates

The preparation of the financial statement in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statement.  The Trust believes that these estimates utilized in preparing the financial statement are reasonable and prudent; however, actual results could differ from these estimates.  In the normal course of business, the Trust enters into contracts that contain a variety of representations which provide general indemnifications.  The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust that have not yet occurred.  However, the Fund expects the risk of loss to be remote.

Federal Income Taxes

The Trust is not an association taxable as a corporation for Federal or State income tax purposes; accordingly, no provision is required for such taxes.  Specifically, the Trust is a grantor trust under the U.S. federal and State income tax laws and as such, shareholders are treated as if each holder owns directly its proportionate share of the assets held by the Trust.

(3)	SUBSEQUENT EVENTS

In June 2016, the Trust sold 66,000,000 mandatory exchangeable trust securities (“Trust Securities”) to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for $6.6 billion in cash ($6.5 billion net of initial purchaser discount).  The Trust Securities have not been registered for offering under the Act.  The Trust used the net offering proceeds to purchase a portfolio comprised of stripped U.S. Treasury securities for $1.1 billion and to pay the purchase price of $5.4 billion for a forward purchase contract (the “Contract”) for American Depository Shares (“ADSs”) of Alibaba Group Holding Limited (“Alibaba”), with the Shareholder, an existing ADS holder of Alibaba.  Under the terms of the Contract, at the Shareholder’s discretion, the Trust will exchange each Trust Security for either (i) a certain number of ADSs of Alibaba, or (ii) cash equal to the value of the Alibaba ADSs on the Exchange Date, June 1, 2019.  The Trust will thereafter terminate.

LEGAL_US_E #123946067.3

Form N-Q

The Trust will file its complete schedule of portfolio holdings for the first and third quarters of each fiscal year with the SEC on Form N-Q. The Trust’s Form N-Q and Form N-2 will be available on or before their respective filing dates without charge by visiting the SEC’s Web site at www.sec.gov. In addition, a shareholder may review and copy the Trust’s Form N-Q at the SEC’s Public Reference Room in Washington D.C.  Information on the operation of the Public Reference Room may be obtained by calling (800) SEC-0330.

Form N-CSR

On September 6, 2016, the Trust filed with the SEC its semi-annual report on Form N-CSR for the period ended June 30, 2016. The information included in this report is incorporated herein by reference. The Trust has delivered this report to shareholders of record in accordance with the requirements of Rule 30e-1 under the Investment Company Act. In addition, a shareholder may obtain a copy of this report, without charge, by visiting the SEC’s Web site at www.sec.gov or visiting the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549 to review and copy this report. Information on the operation of the Public Reference Room may be obtained by calling (800) SEC-0330.

LEGAL_US_E #123946067.3

PART C

 – OTHER INFORMATION

Responses to Items 25.2.h., 25.2.l, 25.2.n., and 25.2.o of Part C have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

ITEM 25.          FINANCIAL STATEMENTS AND EXHIBITS.

1.	Financial Statements. The following is a list of financial statements that have been included in Part B of this Amendment No. 1 of the Registration Statement:

Statement of Assets and Liabilities, May 20, 2016.

2.	Exhibits:

(a)	Amended and Restated Trust Agreement Constituting the Trust, dated as of June 1, 2016.*

(b)	Bylaws.*

(c)	Not applicable.

(d)	See Exhibit (a).

(e)	Not applicable.

(f)	Not applicable.

(g)	Not applicable.

(h)	Purchase Agreement.*

(i)	Not applicable.

(j)	Custodian Agreement, dated as of June 10, 2016, between U.S. Bank National Association, as Custodian, and the Trust.*

(k)	Other Material Contracts:

(1)	Administration Agreement, dated as of June 10, 2016, between U.S. National Bank National Association, as Administrator, and the Trust.*

(2)	Forward Purchase Agreement, dated as of June 10, 2016, between West Raptor Holdings, LLC, as Shareholder, and the Trust.*

(3)	Collateral Agreement, dated as of June 10, 2016, among West Raptor Holdings, LLC, as Pledgor, U.S. Bank National Association, as Collateral Agent, and the Trust.*

LEGAL_US_E #123946067.3

(4)	Paying Agent Agreement, dated as of June 10, 2016, between U.S. Bank National Association, as Paying Agent, and the Trust.*

(5)	Fund Indemnity Agreement, dated as of June 10, 2016, among West Raptor Holdings, LLC, as Shareholder, U.S. Bank National Association, as Service Provider, and the Trust.*

(6)	MES ADS Letter Agreement, dated as of June 1, 2016.*

(7)	Securities Account Control Agreement, dated as of June 10, 2016, by and among West Raptor Holdings, LLC, as Pledgor, U.S. Bank National Association, as Collateral Agent for the benefit of the Trust, and U.S. Bank National Association, as Securities Intermediary.*

(l)	Not applicable.

(m)	Not applicable.

(n)	Consent of Deloitte & Touche LLP.*

(o)	Not applicable.

(p)	Not applicable.

(q)	Not applicable.

(r)	Trust’s Code of Ethics and Supplemental Code of Ethics.*

*          Filed previously but included herein as a separate exhibit.

ITEM 26.          MARKETING ARRANGEMENTS.

Not applicable.

ITEM 27.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Not applicable.

ITEM 28.          PERSONS CONTROLLED BY OR UNDER COMMON CONTROL.

Not applicable.

ITEM 29.          NUMBER OF HOLDERS OF SECURITIES.

As of the date hereof, the number of record holders of the Trust’s outstanding Securities was 1.

LEGAL_US_E #123946067.3

ITEM 30.          INDEMNIFICATION

The Trust will indemnify each Trustee, the Administrator, the Custodian, the Collateral Agent and the Paying Agent against any liabilities or costs (including the reasonable costs of defending against any liability) that it may incur in acting in that capacity, except for willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or where applicable law prohibits that indemnification.  The Shareholder has agreed to reimburse the Trust for any amounts it may be required to pay under these indemnifications.  If the Shareholder does not pay these amounts, the Trust will have to pay them, and this will reduce the amount available to distribute to holders of the Securities.

ITEM 31.          BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

Not applicable.

ITEM 32.          LOCATION OF ACCOUNTS AND RECORDS.

The accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act, and the rules promulgated thereunder, are kept at the offices of the Trust’s Administrator at 777 E. Wisconsin Avenue, MK-WI-T5F, Milwaukee, WI 53202, and the offices of U.S. Bank National Association, the Trust’s Custodian, paying agent, transfer agent, and registrar at 101 N. 1st Avenue, Suite 1600, Phoenix, AZ 85003.

ITEM 33.          MANAGEMENT SERVICES.

Not applicable.

ITEM 34.          UNDERTAKINGS.

Not applicable.

LEGAL_US_E #123946067.3

SIGNATURES

Pursuant to the requirements of the Investment Company Act, the Trust has duly caused this Amendment No. 1 of the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark and the State of Delaware, on the 19th day of October, 2016.

MANDATORY EXCHANGEABLE TRUST
 (Name of Registrant)

By:         /s/ Donald J. Puglisi
Name:    Donald J. Puglisi
Title:      Managing Trustee

LEGAL_US_E #123946067.3